As filed with the Securities and Exchange Commission on July 17, 2026

Preliminary Offering Circular dated July 17, 2026

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an offering circular that is not designated as a Preliminary Offering Circular is delivered and the offering statement filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

NOYACK LOGISTICS INCOME REIT II, INC.

Shares of Common Stock

$1,000,000 Minimum Offering Amount

$75,000,000 Maximum Offering Amount

Noyack Logistics Income REIT II, Inc., a Maryland corporation (“NREIT II,” the “Company,” “we,” “our,” or “us”), is offering up to $75,000,000 in shares (the “Shares”) of its common stock (the “Common Stock”) upon the terms and subject to the conditions set forth in this offering circular. NREIT II intends to focus, either directly or through special purpose entities or joint ventures with other entities, including affiliates of the Company, on the acquisition, renovation, leasing and management of a diversified portfolio of commercial real estate properties that encompass the supply chain and logistics infrastructure of North America, including dry warehouses, cold storage warehouses, life sciences buildings, and structured parking garages.

NREIT II intends to qualify as a real estate investment trust, or REIT, commencing with its taxable year ending December 31, 2027, and is structured as an umbrella partnership REIT, commonly called an “UPREIT.” As an UPREIT, NREIT II will own substantially all of its assets and conduct substantially all of its operations through NL REIT II OP, LP, its operating partnership (the “Operating Partnership”). NREIT II, as the sole general partner of the Operating Partnership, has exclusive control over the Operating Partnership. NREIT II is externally managed, meaning its day-to-day operations are managed by its external manager, Noyack Capital LLC (the “Manager” or “NOYACK”).

The Shares are being initially offered at a price of $20.00 per Share, a price that was arbitrarily determined by the Manager, until 12 months after the initial closing of this offering; however, the board of directors of the Company may decide to commence adjusting the Transaction Price (as defined below) at an earlier time in its sole discretion. Thereafter, the per Share purchase price will be adjusted every fiscal quarter as of January 1st, April 1st, July 1st, and October 1st of each year and will equal the sum of our net asset value, or NAV, divided by the number of Shares outstanding (on an as converted basis, assuming all the units of limited partnership of the Operating Partnership (“OP Units”) were converted as of the determination date) as of the end of the prior fiscal quarter (“NAV per Share”). The $20.00 per Share or NAV per Share, as applicable, is referred to in this offering circular as the “Transaction Price.” See “Plan of Distribution—Purchase Price per Share” for an explanation as to how the NAV will be calculated.

We will commence this offering promptly following the qualification of the offering statement of which this offering circular forms a part and will continue until December 31, 2027 (with a one-year extension at the sole discretion of NREIT II) or such earlier time as all the Shares have been sold or NREIT II ceases offering Shares at its sole discretion. NREIT II is offering a minimum of $1,000,000 of Shares and a maximum of $75,000,000 of Shares. Subscription proceeds will be held in escrow in a segregated account until closing. The minimum investment for initial purchases is $500, or 25 Shares based on the initial Transaction Price of $20.00 per Share. We will contribute the net proceeds from this offering to our Operating Partnership in exchange for OP Units.

The Shares will be offered primarily directly by NREIT II’s and the Manager’s officers on an ongoing and continuing basis. NREIT II may engage broker-dealers, who are members of FINRA, to sell the Shares.

This offering is intended to qualify as a “Tier 2” offering pursuant to Regulation A promulgated under the Securities Act of 1933, as amended, or the Securities Act. In preparing this offering circular, the Company has elected to comply with the offering circular disclosure requirements specified in Form 1-A under Regulation A.

Because this offering is being conducted pursuant to Regulation A under the Securities Act, the Company is subject to reduced reporting requirements than otherwise required for registration statements filed under the Securities Act. Consequently, investors in this offering will have less information about the Company than would be available regarding an issuer of registered securities. This lack of information may make it more difficult for an investor to evaluate an investment in the Shares. See “Risk Factors — We are subject to reduced reporting requirements which may make it more difficult for investors to evaluate an investment in the Shares.”

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Investing in the Shares involves a high degree of risk, including material income tax risks and risks arising from potential conflicts of interest between the Manager and the Company. See “Risk Factors” beginning on page 10 for risks you should consider before buying the Shares. You should purchase these securities only if you can afford a complete loss of your investment.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS PASSED UPON THE MERITS OF OR GIVEN ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THIS OFFERING, NOR DO ANY OF THEM PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

	Price to public	Placement agent fees	Proceeds to us (2)
Per Share	$20.00	(1)	$20.00
Total minimum	$1,000,000	(1)	$1,000,000
Total maximum	$75,000,000	(1)	$75,000,000

(1)	The Company has not retained any placement agent to engage in sales of the Shares.
(2)	Does not include other expenses of this offering, including organizational expenses and various offering costs including expenses associated with marketing this offering, which are estimated to be at least $150,000, exclusive of state filing fees.

This Offering Circular follows the Offering Circular disclosure format.

The date of this offering circular is July 17, 2026

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

In this offering circular, Noyack Logistics Income REIT II, Inc. is referred to as “NREIT II,” “the Company,” “we,” “us,” or “our.” Noyack Capital LLC is referred to as the “Manager.”

Please carefully read the information in this offering circular and any accompanying offering circular amendments and supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the Securities and Exchange Commission (the “SEC”), using a continuous offering process. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular, and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

We are offering to sell, and seeking offers to buy, the Shares only in jurisdictions where such offers and sales are permitted. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this offering circular nor any sale or delivery of the Shares shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

The offering circular and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

The Manager will be permitted to make a determination that a purchaser of Shares in this offering is a “qualified purchaser” in reliance on the information and representations provided by the investor regarding the investor’s financial situation. Before making any representation that an investment does not exceed applicable thresholds, we encourage investors to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage investors to refer to www.investor.gov.

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INVESTMENT CRITERIA

In order to comply with the investor qualification requirements applicable to Tier 2 offerings under Regulation A, purchasers of Shares in this offering must qualify as “qualified purchasers” within the meaning of Regulation A. The following summary describes the principal investor qualification standards applicable to this offering. Prospective investors should carefully review these requirements and consult their own legal, tax and financial advisors regarding their eligibility to invest.

The Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act of 1933, as amended (the “Securities Act”)). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that the Shares offered hereby are offered and sold only to “qualified purchasers.” In order to be a “qualified purchaser,” a purchaser of Shares must satisfy one of the following:

(1)	Non-Accredited Investors: If you are not an accredited investor (as defined below), your investment in Shares may not be more than 10% of the greater of:

(a)	If you are a natural person:

i.	your individual net worth, or joint net worth with your spouse, excluding the value of your primary residence (as described below); or

ii.	your individual income, or joint income with your spouse, received in each of the two most recent years and you have a reasonable expectation that an investment in the Shares will not exceed 10% of your individual or joint income in the current year.

(b)	If you are not a natural person,

i.	your revenue, as of your most recently completed fiscal year end; or

ii.	your net assets, as of your most recently completed fiscal year end.

For purposes of this definition, “net worth” means the excess of total assets at fair market value over total liabilities, except that the value of the principal residence owned by a natural person will be excluded for purposes of determining such natural person’s net worth. In addition, for purposes of this definition, the related amount of indebtedness secured by the primary residence up to the primary residence’s fair market value may also be excluded, except in the event such indebtedness increased in the 60 days preceding the purchase of our common stock and was unrelated to the acquisition of the primary residence, then the amount of the increase must be included as a liability in the net worth calculation. Moreover, indebtedness secured by the primary residence in excess of the fair market value of such residence should be considered a liability and deducted from the natural person’s net worth. In the case of fiduciary accounts, the net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and the fiduciary directly or indirectly provides funds for the purchase of the Shares; or

(2)	Accredited Investors: You are an accredited investor. An “accredited investor” is:

(a)	If a natural person, a person that has:

i.	an individual net worth, or joint net worth with his or her spouse, that exceeds $1,000,000, excluding the value of the primary residence of such natural person (as described below); or

ii.	individual income in excess of $200,000, or joint income with his or her spouse in excess of $300,000, in each of the two most recent years and has a reasonable expectation of reaching the same income level in the current year.

(b)	If not a natural person, one of the following:

i.	a corporation, an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring Shares, with total assets in excess of $5,000,000;

ii.	a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in a Share;

iii.	a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

iv.	an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

v.	a business development company (as defined in Section 2(a)(48) of the Investment Company Act);

vi.	a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

vii.	an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision is made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons who are accredited stockholders;

viii.	a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”));

ix.	a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; or

x.	an entity in which all of the equity owners are accredited stockholders.

(c)	In addition, the SEC has issued certain no-action letters and interpretations in which it deemed certain trusts to be accredited investors, such as trusts where the trustee is a bank as defined in Section 3(a)(2) of the Securities Act and revocable grantor trusts established by individuals who meet the requirements of clause (1)(a)(i) or (1)(a)(ii) of this section. However, these no-action letters and interpretations are very fact specific and should not be relied upon without close consideration of your unique facts.

We have the right to reject any investor’s subscription in whole or in part only if we determine, in our sole and absolute discretion, that such stockholder is not a “qualified purchaser” for purposes of Regulation A.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This offering circular contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements relate to future events, future performance, anticipated financial results, business plans, objectives and strategies, and other matters that are not historical facts.

Forward-looking statements may include, among other things, statements regarding our investment objectives and strategy; anticipated acquisitions and dispositions of properties; expected financing arrangements; projected operating results, cash flow and distributions; anticipated net asset value; qualification and taxation as a REIT; future liquidity events; portfolio growth; market opportunities; and our expectations regarding future performance and results of operations.

In some cases, forward-looking statements may be identified by words such as “may,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “will,” and similar expressions, including the negative of those terms.

Forward-looking statements are inherently subject to known and unknown risks, uncertainties, assumptions and other factors, many of which are beyond our control. These risks and uncertainties include, among others, changes in general economic conditions; fluctuations in interest rates; inflation; disruptions in the capital markets; the availability and cost of debt financing; real estate market conditions; tenant creditworthiness and occupancy levels; competition; and regulatory and tax law changes.

Forward-looking statements are also subject to risks relating to our business and investment strategy, including our ability to acquire suitable properties on favorable terms, our ability to successfully operate and manage acquired properties, our ability to qualify and maintain qualification as a REIT, and the other risks described in the section entitled “Risk Factors.”

Actual results, performance, achievements and outcomes may differ materially from those expressed or implied by any forward-looking statements. Accordingly, investors should not place undue reliance on forward-looking statements.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot assure you that such expectations will prove to be correct. No assurance can be given that the future results, performance, achievements or outcomes expressed or implied by any forward-looking statement will be realized.

Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this offering circular.

OFFERING CIRCULAR SUMMARY

The following summary highlights information continued elsewhere in this offering circular and should be read in conjunction with, and is qualified in its entirety by, the detailed information appearing elsewhere in this offering circular. To understand this offering fully, you should read the entire offering circular carefully, including the “Risk Factors” section, before making a decision to invest in our securities.

Securities Offered:	We are offering up to $75,000,000 in shares of our common stock (collectively, the “Shares”). The Shares will be sold at the then-current Transaction Price. The minimum purchase is 25 Shares, or $500, based on the $20.00 initial Transaction Price). See “Description of Capital Stock” and “The Manager and the Management Agreement.”

Issuer:	We were formed for the purpose of purchasing, either directly or through special purpose entities and joint ventures with other entities, including affiliates of the Company, a diversified portfolio of commercial real estate properties that encompass the supply chain and logistics infrastructure of North America, including dry warehouses, cold storage warehouses, life sciences buildings, and structured parking garages (collectively, the “Properties”).

Properties – Description:

NREIT II intends to use the offering proceeds of this offering (the “Offering Proceeds”) to acquire the Properties. There are no limitations on the number or size of the Properties to be acquired by NREIT II or the percentage of Offering Proceeds that may be invested in a single Property. We are a development stage company and as of the date of this offering circular have engaged in no operations. The total number of Properties acquired by NREIT II will be determined in the sole discretion of the Manager and will depend, in part, on the number of Shares that are sold by NREIT II in this offering, the real estate market and financing conditions and other circumstances outside the control of NREIT II and the Manager.

As of the date of this offering circular, NREIT II has not entered into any binding agreement to acquire any property.

NREIT II’s primary strategy will be to identify and acquire Properties that are either stabilized, providing consistent current income, or represent value-add opportunities to provide for capital appreciation. NREIT II currently intends to seek Properties that have one or more of the following characteristics: (i) relating to or supporting the supply chain and logistics infrastructure of North America, (ii) have current or projected cash flow, (iii) provide a “value-add” opportunity through a combination of redevelopment, expense management and revenue improvement, (iv) located in an established area, (v) favorable location, such as in a high growth area or an area with relatively few competing properties, and (vi) purchase price that is below the replacement cost of the Property, as determined in the Manager’s sole discretion. NREIT II may acquire Properties that do not meet one or more of these criteria. See “Description of the Business.”

Properties – Acquisition:	NREIT II intends to purchase the Properties primarily from unaffiliated sellers; however, the Manager has the discretion to acquire Properties from affiliates of NREIT II. The terms of the purchase and sale agreements are not currently known. It is anticipated that NREIT II will wholly own the Properties either directly or indirectly; however, NREIT II may purchase some of the Properties together with joint venture partners and NREIT II may acquire long-term ground lease interests. See “Our REIT Structure.”

Properties – Financing:	NREIT II anticipates that it will enter into financing arrangements with various third-party lenders to acquire the Properties. Once NREIT II’s portfolio of Properties has been stabilized, the Manager expects that the aggregate loan-to-value ratio for the portfolio of Properties will not exceed a cap of 75% but our optimal leverage ratio is 65%. There can be no assurance that actual leverage levels will remain within these targets. The Manager has not obtained any additional financing commitments beyond the existing financing for any Properties. The terms of the loans to acquire the Properties will vary. It is anticipated that the loans will have terms of five to 10 years and will require balloon payments at the end of the loan term. NREIT II will not incur any recourse indebtedness.

Properties – Operations:	It is anticipated that the Properties will be operated by either affiliates of the Manager or third-party property managers hired by the Manager; however, the Manager has the discretion to retain one or more additional or replacement entities to manage the operations at the Properties. The property managers will be entitled to receive a portfolio average fee in an amount up to 3% of gross revenues from each Property the property managers manage (the “Property Management Fee”). The Manager will be entitled to receive an asset management fee in an amount up to 0.75% of the net asset value of NREIT II (the “Asset Management Fee”).

Investment Period:	NREIT II intends to hold and operate the properties for a five (5) to seven (7) year period. While NREIT II expects to seek a liquidity transaction within this time frame, there can be no assurance that an acceptable transaction will be available or that the market conditions for a transaction will be favorable during that time period. As a result, investors may be required to hold their Shares beyond the projected liquidity date. To the extent permitted by applicable REIT regulations, dispositions of individual Properties may be made strategically as needed to maximize both short- and long-term returns.

NREIT II Objectives:

NREIT II’s investment objectives are to generate consistent current income through the acquisition of stabilized Properties with predictable net operating income and to achieve superior risk-adjusted returns principally through acquiring Properties that provide the prospect of significant capital appreciation through value-add opportunities resulting from redevelopment, expense management, and revenue improvement. By targeting properties at opportunistic pricing via acquisition strategies described below, NREIT II intends to implement a disciplined investment strategy that will use a proprietary investment rating system to identify and compare the relative value of a large number of acquisition opportunities across a variety of asset classes in multiple geographic regions.

NREIT II will generally seek to avoid acquisitions that are subject to competitive auction environments. Instead, NREIT II will seek to leverage its relationships with family office owners of logistics properties and developers of logistics properties. NREIT II may pursue forward commitment agreements with developers of logistics properties where management believes such arrangements are commercially attractive and consistent with NREIT II’s investment objectives. With respect to family office property owners, NREIT II will seek to acquire their assets in return for OP Units at pricing that management believes may be attractive to both parties. NREIT II believes these acquisition strategies will enable it to obtain pricing that management believes may improve investment returns, establish long-term relationships with creditworthy tenants, and maximize financing flexibility.

Closings:	The initial closing (the “Initial Closing”) of this offering will occur at such time as NREIT II has received subscription agreements for an aggregate of $1,000,000 of Shares (the “Minimum Amount”). Subscription proceeds will be held in escrow in a segregated account until the Initial Closing; however, investors will not have the right to revoke their subscriptions prior to the Initial Closing. Thereafter, closings will occur on the final business day of each calendar quarter (each, a “Subsequent Closing” and, together with the Initial Closing, the “Closings”). This offering will continue until December 31, 2027 (with a one-year extension at the sole discretion of NREIT II) or such earlier time as all of the Shares have been sold or NREIT II ceases offering Shares at its sole discretion.

Our REIT Structure:	We believe that our currently contemplated business operations will enable us to qualify as a REIT beginning with our taxable year ending December 31, 2027. Our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code of 1986, as amended (the “Code”), relating to, among other things, compliance with the REIT income and asset tests. See “U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.” There is no assurance that we will qualify as a REIT or, if qualified, will maintain such qualification in the future. See “Risk Factors—Federal Income Tax Risks.”

Manager:	Noyack Capital LLC, a New York limited liability company, is the manager of NREIT II and will manage and control NREIT II’s affairs. The mailing address of the Manager is 33 Park Place, Suite 400, New York, New York 10007 and its telephone number is (813) 438-6542. See “The Manager and the Management Agreement.”

Experience of the Manager:	The Manager was formed nearly 20 years ago and since inception has acted as a multi-family office providing, among other things, investment and estate planning advice to multiple families and family offices. During this time, the Manager acquired medical/healthcare facilities, single family homes, development properties for multifamily housing, and other unimproved land. The founder and Managing Principal of the Manager is Charles J. (“CJ”) Follini. The management team has an aggregate of over 70 years of experience in the acquisition, ownership and management of commercial properties. See “The Manager and the Management Agreement.”

Compensation to the Manager and its Affiliates:	The Manager and its affiliates are entitled to receive fees, compensation and distributions as set forth below.

The Manager will be entitled to receive a quarterly Asset Management Fee equal to an annualized rate of up to 0.75% of the net asset value of NREIT II.

The Manager or an affiliate will be entitled to receive a Disposition Fee in an amount up to 1.0% of the gross sales price of each Property in connection with any sale, exchange or other disposition of the applicable Property.

Cash distributions will be made by NREIT II at such times and in such amounts as determined by our board of directors at its sole discretion. In addition, upon the liquidation of our assets, a merger or other combination into a publicly-traded entity or other liquidity event such as an initial public offering, we will pay the Manager an incentive fee equal to 50% of all returns AFTER (a) the value of the Shares as established in any such transaction, plus the total of all distributions paid by NREIT II to our stockholders from inception until the date such value is determined exceeds (b) the sum of (1) the number of Shares issued multiplied by the issue prices paid by the stockholders (the “Gross Investment Amount”) and (2) the amount of cash flow necessary to generate a 15% internal rate of return on our stockholders’ Gross Investment Amount from our inception through the date such value is determined. This incentive fee may substantially reduce the amount otherwise distributable to stockholders upon a liquidity event.

The Manager will be entitled to be reimbursed for organization and offering expenses associated with this offering in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000). Organization and offering expenses include the legal, accounting, online presence development, charges of our deposit account and transfer agent, charges of the Manager for administrative services related to the issuance of the Shares in this offering, the reimbursement of bona fide due diligence expenses of broker-dealers, reimbursement of the Manager for costs in connection with preparing supplemental sales materials, the cost of bona fide training and education and education meetings held by NREIT II (primarily the travel, meal and lodging costs of registered representatives of broker-dealers), attendance and sponsorship fees payable to participating broker-dealers hosting retail seminars and travel, and meal and lodging costs for officers and employees of the Manager and its affiliates to attend retail seminars conducted by broker-dealers and promotional items.

See “Compensation to the Manager and its Affiliates.”

Use of Proceeds:	The proceeds of this offering, coupled with proceeds from anticipated financings, will be primarily used to acquire the Properties. See “Estimated Use of Proceeds.”

Minimum Purchase:	A minimum purchase of 25 Shares, or $500, based on the $20.00 initial Transaction Price, will be required. See “Plan of Distribution – Capitalization.”

Dividends:

The Company does not expect to declare regular dividends until such time as the Properties it acquires begin to generate positive cash flow. Once commenced, we expect to declare and pay them on a quarterly basis, or less frequently as determined by our board of directors following consultation with the Manager, in arrears. Any dividends we pay will be based on, among other factors, our present and projected future cash flow. We expect that we will set the rate of dividends at a level that will be reasonably consistent and sustainable over time.

The REIT distribution requirements generally require that we make aggregate annual dividend payments to our stockholders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Moreover, even if we make the required minimum dividends under the REIT rules, we will be subject to U.S. federal income and excise taxes on our undistributed taxable income and gains. As a result, we may make such additional distributions, beyond the minimum REIT distribution, to avoid such taxes. See “Dividend Policy” and “U.S. Federal Income Tax Considerations.”

Any dividends that we pay will directly impact our NAV, by reducing the amount of our assets. Over the course of your investment, your dividends plus the change in NAV (either positive or negative) will produce your total return.

Certain Affiliate Transactions:	Affiliates of the Manager may be retained by NREIT II from time to time, on a non-exclusive basis and on commercially competitive terms, to provide various services in connection with NREIT II’s business, including, without limitation, financial, development, sales and marketing, leasing, and other similar services. Transactions between the Manager or its affiliates and NREIT II will require the Independent Representative’s approval.

Reports to Investors:	The Manager will cause to be furnished to the stockholders, within 120 days after the end of each fiscal year, the following: (i) an annual report containing formal audited financial statements of NREIT II; (ii) a statement setting forth any distributions to the stockholders for the last fiscal year; and (iii) a statement of all investments. Such a report will also detail the activities of NREIT II during each fiscal year. NREIT II will also furnish to the stockholders, within 90 days after the close of each semi-annual fiscal period, a report containing a formal unaudited: (i) balance sheet; (ii) statement of income and (iii) cash flow statement.

Indemnification:	The Manager and its affiliates, members, directors, officers, agents, and employees (collectively, “Indemnified Parties”) will not be liable to NREIT II or its direct or indirect subsidiaries or the stockholders for any act or omission on their part, except for any liability primarily attributable to such party’s gross negligence or willful misconduct. NREIT II will indemnify the Indemnified Parties for any loss or damage incurred by them in connection with the performance of their duties, responsibilities and obligations to NREIT II, except for losses which are primarily attributable to their gross negligence or willful misconduct. At the expense of NREIT II, the Manager may purchase general liability insurance to cover the Manager, its principal, CJ Follini, and related persons.

Fiscal Year:	NREIT II’s fiscal year will end on December 31 of each year.

Subscription To Purchase Shares:

Each prospective Investor who meets the qualifications described in “Investor Suitability” above and desires to purchase any Shares must:

(1) Subscribe for an initial investment in the Shares in an amount of at least $500 (subject to reduction if this offering is over-subscribed or in the sole discretion of the Manager); and

(2) Complete, date, execute and deliver to NREIT II one copy of the Subscription Agreement.

Independent Auditors:	dbbmckennon

Additional Information:	Each prospective investor will be furnished or given access to any additional information reasonably available or obtainable which may be needed to verify or supplement any information contained herein and in the exhibits hereto or to assist such prospective investor in making an informed decision with respect to an investment in NREIT II. Persons desiring any additional information, copies of documents, or a meeting with a representative of the Manager may contact NREIT II at 33 Park Place, Suite 400, New York, New York 10007; Telephone: (813) 438-6542.

Organizational Chart

The following chart sets forth the organizational structure of NREIT II.

RISK FACTORS

An investment in the Shares involves substantial risks. You should carefully consider the following risk factors in conjunction with the other information contained in this offering circular before purchasing the Shares. The risks discussed in this offering circular could materially and adversely affect our business, operating results, prospects and financial condition. This could cause the value of the Shares to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition as of the date of this offering circular.

Risks Related to NREIT II

We have a limited operating history, no established financing sources and no prior operating results upon which investors may evaluate our future performance.

NREIT II was formed in January 2022 and has a limited operating history. As of the date of this offering circular, we have not acquired any properties or other investments, have not commenced meaningful operations and do not have established financing sources or committed credit facilities. As a result, investors have limited information upon which to evaluate our business, investment strategy and prospects.

Although affiliates of the Manager have experience in commercial real estate investing and asset management, the prior performance of other investment programs sponsored, managed or advised by affiliates of the Manager should not be considered indicative of our future results. Our future performance will depend on numerous factors, many of which are beyond our control.

To be successful, we must raise sufficient capital, identify and acquire suitable investments, establish and expand our operations, attract and retain qualified personnel and compete effectively for investment opportunities and investors. We may not be successful in accomplishing these objectives, and there can be no assurance that we will achieve our investment goals or generate positive operating results.

If we are unable to successfully implement our business strategy, obtain adequate financing or acquire and manage investments effectively, our business, financial condition, operating results and ability to make distributions to holders of Common Stock could be adversely affected, and investors could lose all or a portion of their investment.

There is no public trading market for the Common Stock; therefore, it will be difficult for you to sell your Common Stock. If you are able to sell your Shares, you may have to sell them at a substantial discount from the established offering price.

There is no public market for the Common Stock. In addition, the price you receive for the sale of any Common Stock is likely to be less than the proportionate value of our investments. Therefore, you should acquire the Common Stock only as a long-term investment.

An investment in our Shares should be considered illiquid. Because no public market currently exists for the Common Stock and none may develop in the future, investors should be prepared to hold their Shares for an indefinite period of time. Accordingly, you should not invest in our Shares if you need immediate access to your invested capital or if you are unable to bear the risk of a complete loss of your investment.

Although we have adopted a Stockholder Redemption Plan, the plan is intended to provide limited liquidity only and should not be relied upon as a means of disposing of your Shares promptly or at a desired price. Redemptions will be subject to the terms, conditions, limitations and funding availability set forth in the Stockholder Redemption Plan. In addition, our board of directors may amend, suspend, or terminate the Stockholder Redemption Plan at any time in its sole discretion. As a result, stockholders may be unable to have their Shares redeemed when desired or at all.

We may not be able to successfully operate our business or generate sufficient cash flows to make distributions to holders of Common Stock.

Our ability to successfully operate our business, implement our investment strategy and generate cash flows depends on numerous factors, many of which are beyond our control. These factors include our ability to identify and acquire attractive investment opportunities, operate and maintain our properties efficiently, maintain occupancy levels and rental income, manage operating expenses, obtain financing on favorable terms and compete effectively for investments, tenants and capital.

Our operating results and cash flows also may be adversely affected by economic conditions, interest rate fluctuations, inflation, changes in real estate market conditions, adverse regulatory developments, supply chain disruptions, labor shortages, weather-related events, litigation, increases in taxes or insurance costs and other factors affecting the ownership and operation of commercial real estate.

In addition, the value and operating performance of our properties may decline after acquisition, and we may be unable to achieve anticipated occupancy levels, rental rates, operating efficiencies or investment returns. We also may be unable to secure financing for our properties or refinance existing indebtedness on favorable terms or at all.

If we are unable to successfully implement our business strategy, operate our properties effectively or generate sufficient cash flows from operations, we may be unable to pay our operating expenses, satisfy our debt service obligations or make distributions to holders of Common Stock. Any such event could adversely affect our business, financial condition, operating results, cash flows and ability to make distributions to holders of Common Stock.

We may experience delays in identifying, acquiring, developing or leasing investments, which could adversely affect our operating results and the timing of distributions to holders of Common Stock.

Our ability to achieve our investment objectives depends on the Manager’s ability to identify, acquire, finance, develop and lease suitable investments on favorable terms. The market for supply chain and logistics infrastructure real estate assets is highly competitive, and we compete with numerous investors, developers and real estate operators for acquisition opportunities, financing, tenants and other resources.

As we raise additional capital, we may experience increased difficulty deploying offering proceeds into investments that satisfy our investment criteria. In addition, investors generally will not have the opportunity to evaluate potential investments before they are acquired and therefore must rely on the judgment of our board of directors, the Manager and our property managers.

We also may experience delays in acquiring investments as a result of competition for investment opportunities or the allocation of opportunities among us and other investment programs sponsored, managed or advised by affiliates of the Manager. Furthermore, investments involving development, redevelopment, renovation or lease-up activities may require significant time to complete construction, obtain permits and approvals, attract tenants and generate operating income.

If we are unable to deploy capital in a timely manner or if our investments do not generate income as quickly as anticipated, our operating results, cash flows and ability to make distributions to holders of Common Stock could be adversely affected. In such circumstances, offering proceeds may remain invested in cash, cash equivalents or other short-term investments pending deployment, which may reduce overall returns to investors.

We may not be able to effectively manage our growth, which could adversely affect our business, financial condition and operating results.

Our future success will depend in part on our ability to effectively manage the growth of our business. As we acquire additional investments and expand our operations, we may face increased demands on our management, operational, financial, compliance and technological resources.

Our ability to successfully manage growth will depend on numerous factors, including our ability to attract, integrate and retain qualified personnel, maintain effective relationships with third-party service providers, develop and maintain appropriate operational and financial controls, enhance reporting systems and scale our infrastructure to support a larger and more complex organization.

Growth may also increase the complexity of our operations and require significant additional expenditures. If we are unable to effectively manage the expansion of our business, maintain adequate controls and systems or successfully integrate new investments into our portfolio, our operating efficiency and financial performance could decline, and our ability to execute our business strategy could be impaired.

Any failure to effectively manage our growth could adversely affect our business, financial condition, operating results, cash flows and ability to make distributions to holders of Common Stock.

Competition for acquisition opportunities, rising acquisition costs and changing market conditions may limit our ability to grow our portfolio and achieve attractive investment returns.

Our long-term growth depends in part on our ability to identify and acquire investments that satisfy our investment criteria at acceptable prices. Competition for supply chain and logistics infrastructure real estate assets has increased in recent years as institutional investors, private investment funds, REITs and other market participants have devoted significant capital to the sector. Increased competition may reduce the availability of attractive acquisition opportunities and increase acquisition prices.

In addition, improvements in economic conditions, increased demand for logistics-related real estate, favorable financing conditions, rising construction costs and other market factors may increase the cost of acquiring, developing or redeveloping investments. These factors may make it more difficult for us to identify investments that meet our return objectives.

We have not adopted a policy requiring acquisitions to be immediately accretive to existing yields or distributable cash flows. As a result, we may pursue acquisitions that we believe offer attractive long-term returns even if such acquisitions initially reduce operating performance or cash available for distribution.

If acquisition opportunities become less available, acquisition costs increase significantly or market conditions change adversely, our ability to expand our portfolio, implement our investment strategy and generate attractive returns for stockholders could be adversely affected.

Our future growth depends in part on our ability to obtain debt and equity financing on favorable terms, and any inability to do so could adversely affect our business and operating results.

Our business strategy depends in part on our ability to access debt and equity capital to acquire investments, fund operations, satisfy obligations, refinance existing indebtedness and pursue growth opportunities. The availability of financing depends on numerous factors, including general economic conditions, financial market conditions, interest rates, lender and investor sentiment, our financial performance and leverage levels, and the market’s perception of our business prospects.

We cannot assure you that debt or equity financing will be available when needed, on favorable terms or at all. Adverse conditions in the capital markets, rising interest rates, reduced lender activity, declining property values or other factors could limit our access to capital or increase our cost of financing.

If we are unable to obtain sufficient financing, we may be required to delay or reduce acquisitions, curtail investment activities, dispose of assets at unfavorable times or prices, or pursue alternative financing arrangements that are more costly or less advantageous. In addition, if we rely more heavily on equity financing, existing stockholders may experience dilution.

Any inability to obtain adequate financing could adversely affect our business, financial condition, operating results, cash flows and ability to make distributions to holders of Common Stock.

If we are unable to raise substantial funds or engage in a significant number of OP Unit exchanges, we may be unable to achieve a diversified investment portfolio, which could increase the risks associated with an investment in us.

We cannot assure you that we will raise sufficient proceeds through this or future offerings of Common Stock. If we are unable to raise substantial funds or engage in a significant number of OP Unit exchanges, we will make fewer investments, resulting in less diversification in terms of the number of investments owned, the geographic regions in which our investments are located and the types of investments that we acquire. As a result, our operating results and profitability may be disproportionately affected by the performance of any single investment. Your investment in the Common Stock will be subject to greater risk to the extent that we lack a diversified portfolio of investments. In addition, if we are unable to raise substantial funds, our fixed operating expenses, as a percentage of gross income, would be higher, and our financial condition and ability to pay distributions could be adversely affected.

The offering price of our Shares was not established in reliance on a valuation of our assets and liabilities; the actual value of your investment may be substantially less than what you pay.

We established the offering price of our Shares on an arbitrary basis. The selling price of our Shares bears no relationship to our book or asset values or to any other established criteria for valuing shares. We plan to determine the net asset value of our common stock beginning twelve months after the Initial Closing of this offering. Thereafter, the per share purchase price will be adjusted every fiscal quarter as of January 1st, April 1st, July 1st, and October 1st of each year and will equal our net asset value, or NAV, divided by the number of shares of our common stock outstanding as of the end of the prior fiscal quarter on a fully diluted basis (NAV per Share). See “Plan of Distribution—Price per Share.”

Our NAV per Share will be calculated by our Manager and reviewed and approved by our board of directors at the end of each fiscal quarter on a fully diluted basis, beginning twelve months after the Initial Closing of this offering using a process that reflects several components, including (1) estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, and (b) in certain instances individual appraisal reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic dividends and (4) estimated accruals of our operating revenues and expenses. In instances where we determine that an independent appraisal of the real estate asset is necessary, including, but not limited to, instances where our Manager is unsure of its ability on its own to accurately determine the estimated values of our commercial real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we may engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert. The independent valuation expert will not be responsible for, or prepare, our NAV per Share. However, we may hire a third party to calculate, or assist with calculating, our NAV per Share. The use of different judgments or assumptions would likely result in different estimates of the value of our real estate assets. Moreover, although we evaluate and provide our NAV per Share on a quarterly basis, our NAV per Share may fluctuate daily, so that the NAV per Share in effect for any fiscal quarter may not reflect the precise amount that might be paid for your Shares if you were to transfer your Shares to a third-party in a privately negotiated transaction. Further, our published NAV per Share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per Share may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders. In cases where we believe there has been a material change (positive or negative) to our NAV per Share since the beginning of the applicable quarter, we will update a previously disclosed Transaction Price. If we update the Transaction Price during any quarter, we will notify potential investors through the filing of a supplement to this Offering Circular. Note, in addition, that the determination of our NAV per Share is not based on, nor intended to comply with, fair value standards under generally accepted accounting principles (“GAAP”) and our NAV per Share may not be indicative of the price that we would receive upon the sale of our assets or the price at which our Shares could be bought or sold in the market. See “Plan of Distribution—Valuation Policies.”

Because a significant portion of our expenses are fixed or semi-fixed, we may not be able to reduce our costs in response to declines in revenue.

Many of the expenses associated with our business, including property operating expenses, maintenance and repair costs, real estate taxes, insurance premiums, utilities, payroll expenses, capital expenditures and general corporate expenses, are relatively fixed and may not decrease if our revenues decline. In addition, inflation and other factors may increase our operating costs and capital expenditure requirements, and certain cost increases may exceed the rate of inflation.

By contrast, our revenues may fluctuate as a result of factors beyond our control, including changes in rental rates, tenant demand, occupancy levels, economic conditions, competition and the availability of competing supply chain and logistics infrastructure real estate assets. Regulatory requirements also may require us to incur significant maintenance, repair, capital improvement or compliance costs regardless of the profitability of a particular property.

As a result, increases in expenses or capital expenditures may not be offset by corresponding increases in revenues. If our revenues decline or fail to grow at a rate sufficient to offset rising costs, our financial condition, operating results, cash flows and ability to make distributions to holders of Common Stock could be adversely affected.

We are dependent on the executive officers and personnel of the Manager, and the loss of key personnel or the inability to attract and retain qualified personnel could materially and adversely affect us.

Our operations and investment activities are highly dependent upon the experience, judgment and relationships of a limited number of executive officers and other key personnel of the Manager. Any of the Manager’s senior management personnel may cease providing services to us at any time. The loss of the services of any key management personnel, whether due to resignation, disability, death or other reasons, could disrupt our operations, impair the execution of our investment strategy and adversely affect our financial performance. Because certain investment, financing and operational decisions are concentrated among a limited number of individuals, the unexpected loss of one or more such persons could have a disproportionate impact on our business until suitable replacements are identified and integrated.

We do not maintain key-person life insurance on any of the Manager’s executive officers or other key personnel. Accordingly, there can be no assurance that we would receive any compensation to offset the loss of the services of such individuals.

In addition, as we expand our operations, the Manager will continue to need to attract and retain additional qualified personnel but may not be able to do so on acceptable terms or at all. Competition for highly skilled managerial, investment, financial and operational personnel is intense. As additional institutional real estate investors, logistics operators and private investment firms compete in the markets that we target, the Manager will face increased challenges in hiring and retaining personnel, and we cannot assure you that the Manager will be successful in attracting and retaining such skilled personnel. If the Manager is unable to attract, hire and retain qualified personnel as required, our business, growth prospects and operating results could be adversely affected.

Our investments are expected to be concentrated in our target markets and in the supply chain and logistics sector of the real estate industry, which exposes us to fluctuations in rental demand and downturns in our markets or in the supply chain and logistics properties sector.

Although we may acquire supply chain and logistics properties from time to time, our investments in real estate assets are expected to be concentrated in our target markets and in the supply chain and logistics properties sector of the real estate industry. A downturn or slowdown in the rental demand for these assets caused by adverse economic, regulatory or environmental conditions, or other events in our markets, may have a greater impact on the value of our properties or our operating results than if we had more fully diversified our investments. In addition, adverse developments affecting supply chain operators, transportation providers, e-commerce businesses, manufacturers, distributors or other users of logistics facilities could reduce demand for our properties and adversely affect occupancy levels, rental rates and property values.

In addition to general, regional, national and international economic conditions, our operating performance will be impacted by economic conditions in our target markets. We acquire, renovate and lease supply chain and logistics properties in these markets. Our business plan is based, in part, on assumptions regarding future property values, rental demand and operating fundamentals in our target markets. These assumptions may prove to be inaccurate. Many of these markets have experienced substantial economic downturns in recent years and could experience similar or more severe downturns in the future. We can provide no assurance that property values, rental demand or operating fundamentals in these markets will improve, if at all. If these markets experience future economic downturns, if conditions fail to improve as anticipated, or if we fail to accurately predict the timing or extent of any economic recovery, the value of our properties could decline and our ability to execute our business plan could be impaired, which, in turn, could negatively impact our financial condition, operating results and ability to make distributions to the holders of our Common Stock.

We may not be able to effectively control the timing and costs relating to the renovation of properties, which may adversely affect our operating results and our ability to make distributions to the holders of our Common Stock.

A portion of our properties acquired through traditional channels are expected to require some level of renovation immediately upon their acquisition or in the future following expiration of a lease or otherwise. We may acquire properties that we plan to renovate extensively. We also may acquire properties that we expect to be in good condition only to discover unforeseen structural deficiencies, environmental conditions, deferred maintenance issues or other defects that require significant renovation and capital expenditures. To the extent properties are leased to existing tenants, renovations may be postponed until the tenant vacates the premises, which could delay the implementation of our business plan and require additional capital expenditures. In addition, from time to time, in order to reposition properties in the rental market, we will be required to make ongoing capital improvements and replacements and perform significant renovations and repairs that tenant deposits and insurance may not cover.

Our properties will have infrastructure of varying ages and conditions. Consequently, we will routinely retain independent contractors and trade professionals to perform physical repair work and are exposed to all of the risks inherent in property renovation and maintenance, including potential cost overruns, increases in labor and materials costs, contractor delays, delays in obtaining necessary permits and certificates of occupancy, and poor workmanship. We may also experience delays or increased costs resulting from shortages of labor, construction materials, equipment or other resources required to complete renovation projects. If our assumptions regarding the costs, scope or timing of renovation and maintenance activities prove to be materially inaccurate, or if renovation projects are delayed or exceed budgeted costs, our financial condition, operating results and ability to make distributions to the holders of our Common Stock could be adversely affected.

We face significant competition for acquisitions of target investments, which may increase acquisition costs and limit our ability to grow our portfolio.

We compete with numerous real estate investors, developers, investment funds, REITs and other market participants for attractive acquisition opportunities. Many of our competitors have substantially greater financial resources, broader market access, more established operating platforms and lower costs of capital than we do.

In addition, significant amounts of institutional and private capital have been, and may continue to be, invested in supply chain and logistics infrastructure real estate assets. As competition for attractive investment opportunities increases, we may face higher acquisition prices, less favorable transaction terms and reduced availability of investments that satisfy our investment objectives.

As a result, we may be unable to acquire investments on desirable terms or at all, which could limit our ability to grow our portfolio, implement our business strategy and generate attractive returns for stockholders.

We face significant competition for tenants, which may reduce occupancy levels, rental income and operating results.

We depend on rental income for a substantial portion of our revenues and must attract and retain tenants to achieve our investment objectives. We compete with numerous owners, operators and developers of commercial real estate for tenants in our target markets. Competing properties may be newer, better located, offer more attractive amenities or incentives, or have owners with greater financial resources and lower operating costs.

In addition, continued development activity and the availability of competing properties and other supply chain and logistics infrastructure real estate assets may increase the supply of available space in our markets. Increased competition could reduce occupancy levels, limit our ability to increase rental rates, require us to offer greater concessions or otherwise reduce the profitability of our properties.

Economic downturns, rising unemployment, tenant bankruptcies and other adverse market conditions also may reduce tenant demand and impair the creditworthiness of existing and prospective tenants, which could increase vacancies and tenant defaults.

If we are unable to attract and retain tenants on favorable terms, our rental income, operating results, cash flows and ability to make distributions to holders of Common Stock could be adversely affected.

Our evaluation of investments is based on assumptions and estimates that may prove inaccurate, which could result in lower-than-expected returns and operating performance.

In evaluating potential investments, we make numerous assumptions regarding factors such as acquisition costs, renovation and capital expenditure requirements, operating expenses, market rental rates, occupancy levels, tenant demand, lease-up periods, tenant creditworthiness and future market conditions. These assumptions and estimates may prove to be inaccurate, and actual results may differ materially from our expectations.

In addition, our due diligence investigations may not identify all material facts, risks, liabilities or conditions affecting a property. Properties may be subject to physical defects, environmental issues, deferred maintenance, regulatory compliance matters or other conditions that are not identified prior to acquisition or that are more significant than anticipated.

Changes in market conditions, economic trends, regulatory requirements or other factors affecting supply chain and logistics infrastructure real estate assets may further increase the difficulty of accurately evaluating investments and forecasting future performance.

If our assumptions, estimates or due diligence assessments prove incorrect, we may overpay for investments, incur higher-than-expected costs, experience lower occupancy or rental income, or otherwise fail to achieve anticipated returns. Any such event could adversely affect our business, financial condition, operating results, cash flows and ability to make distributions to holders of Common Stock.

Our success in any development activities will depend in large part on our ability to acquire land that is suitable for construction and meets our investment criteria.

There is strong competition among real estate developers for land suitable for development. The future availability of finished and partially completed developments, as well as undeveloped land that meets our investment criteria, depends on a number of factors outside our control, including overall land availability, competition with other developers and land buyers, inflation in land prices, zoning restrictions, permitting requirements, environmental regulations, infrastructure constraints, and other regulatory requirements. If suitable land becomes less available, our ability to develop properties could be reduced, and the cost of acquiring land could increase, potentially significantly, which could adversely affect our growth and results of operations.

We will rely on subcontractors for the construction of any newly developed properties and on building supply companies to provide components used in such construction. The failure of our subcontractors to properly construct our properties or defects in components supplied by building supply companies could have an adverse effect on us.

We will engage subcontractors to perform the actual construction of any newly developed properties and purchase components used in such construction. Despite our quality control efforts, we may discover that subcontractors have engaged in improper construction practices or that components supplied by building supply companies are defective or fail to perform as intended. The occurrence of such events could require us to repair or remediate the applicable properties in accordance with our standards and applicable legal requirements. The cost of satisfying our obligations in these instances, including the costs of repairs, litigation, claims administration, project delays and reputational harm, may be significant, and we may be unable to recover such costs from subcontractors, suppliers, or insurers.

We are subject to risks from natural disasters and severe weather.

Natural disasters and severe weather such as earthquakes, hailstorms, tornadoes, hurricanes or floods may result in significant damage to our properties. The extent of our casualty losses and any loss of rental income resulting from such events will depend on the severity of the event and the total amount of exposure in the affected area. The frequency and severity of certain weather-related events may increase as a result of changing climate conditions, which could increase the likelihood and magnitude of property damage, business interruption and related losses. In addition, insurance coverage may not be available on commercially reasonable terms, may be subject to significant deductibles or exclusions, or may not be sufficient to fully cover losses, business interruption, loss of rental income, or the costs of restoring our properties to their prior condition.

If occupancy levels and rental rates do not increase sufficiently to offset rising operating costs, our profitability and cash flows may decline.

Our operating results depend in part on our ability to maintain occupancy levels and increase rental rates at our properties. Market conditions affecting supply chain and logistics infrastructure real estate assets in our target markets may limit our ability to increase rents or maintain occupancy levels. Increased competition, new development activity, changing tenant demand and other market factors may place downward pressure on occupancy rates and rental income.

At the same time, many of our operating expenses, including property taxes, insurance premiums, utilities, maintenance costs, labor expenses and other property operating costs, may continue to increase regardless of market conditions. Inflation and other economic factors may further increase these expenses.

If rental income does not increase at a rate sufficient to offset rising operating costs, our profitability, operating results, cash flows and ability to make distributions to holders of Common Stock could be adversely affected.

We depend on our tenants for substantially all of our revenues. Poor tenant selection, tenant defaults and nonrenewals may adversely affect our financial performance and ability to make distributions to the holders of Common Stock.

We depend on rental income from tenants for substantially all of our revenues. As a result, our success depends in large part on our ability to attract and retain qualified tenants for our properties. Our evaluation of prospective tenants involves assumptions regarding their financial condition, business operations and future prospects, and those assumptions may prove to be inaccurate. Our financial performance and ability to make distributions to the holders of Common Stock could be adversely affected if a significant number of our tenants fail to meet their lease obligations or choose not to renew their leases. Tenants may default on rent payments, violate lease terms or use our properties in ways that are inconsistent with applicable laws or regulations. In addition, tenant defaults or bankruptcies may result in delays in enforcing our rights as landlord, as well as increased costs associated with re-leasing, repairing or repositioning the affected properties.

Damage to our properties by tenants or failure by tenants to comply with lease obligations may delay re-leasing after vacancy, require significant repair expenditures, or reduce the rental income or value of the property. Increases in unemployment levels and other adverse economic conditions in our markets could result in increased tenant defaults and reduced demand for our properties.

The expiration, nonrenewal or early termination of leases may adversely affect our occupancy levels, rental income, and ability to make distributions to holders of Common Stock.

Our ability to generate rental income depends on maintaining occupancy at our properties and renewing leases with existing tenants or replacing tenants whose leases expire or terminate. As leases expire, tenants may choose not to renew, may seek more favorable lease terms, or may vacate our properties. In addition, tenants may terminate leases early where permitted by the lease terms or as a result of financial distress, bankruptcy, changes in business operations or other circumstances.

If tenants do not renew their leases, if replacement tenants cannot be identified on favorable terms or within a reasonable period of time, or if market rental rates decline, our occupancy levels and rental income may be adversely affected. In addition, we may incur significant costs associated with re-leasing vacant space, including brokerage commissions, tenant improvement allowances, leasing incentives, marketing expenses and property restoration costs. Periods of vacancy may also increase operating expenses and reduce cash flow from affected properties.

The supply chain and logistics property markets in which we operate are subject to changing economic conditions, shifts in tenant demand, evolving supply chain patterns and increased competition from existing and newly developed properties. These factors may make it more difficult or costly to renew existing leases or attract replacement tenants. Any significant decline in occupancy levels, rental income or lease renewal rates could adversely affect our operating results, financial condition and ability to make distributions to holders of Common Stock.

Declining real estate values and impairment charges could adversely affect our financial condition and operating results.

We will periodically review the carrying value of our properties to determine whether their value has been permanently impaired based on market conditions and projected cash flows, in which case we may be required to recognize impairment charges in the applicable accounting period. Any such charges would reduce our net income in the period recognized and be reflected as a reduction in our balance sheet assets.

Property values may decline as a result of adverse economic conditions, rising interest rates, increased capitalization rates, oversupply of competing properties, changes in tenant demand, or other factors beyond our control. A reduction in net income resulting from impairment charges could reduce our ability to make distributions in the current or future periods. Any impairment charges would adversely affect our financial condition and operating results.

In addition, declines in the value of our properties could limit our ability to refinance indebtedness secured by such properties upon maturity or result in breaches of covenants under our loan agreements.

We will be self-insured against many potential losses, and uninsured or underinsured losses relating to our properties may adversely affect our financial condition, operating results, cash flows and ability to make distributions on Common Stock.

We intend to maintain insurance coverage for our properties against casualty losses; however, such policies are often subject to significant deductibles and exclusions, and we will be self-insured up to the amount of such deductibles and exclusions. In addition, certain types of losses, including losses from floods, windstorms, fires, earthquakes, acts of war, acts of terrorism or civil unrest, may be uninsurable or not economically insurable. Changes in the cost or availability of insurance may also result in higher deductibles or reduced coverage, thereby increasing our exposure to uninsured losses.

If any of our properties incur a casualty loss that is not fully covered by insurance, the value of our assets would be reduced by the amount of the uninsured loss, and we could experience a loss of invested capital and potential revenues from the affected properties and remain obligated under any related recourse debt. In addition, inflation, changes in building codes or ordinances, environmental conditions and other factors may prevent us from fully utilizing insurance proceeds to restore or replace damaged properties, and we may not have sufficient additional sources of funding available for reconstruction or repair.

Contingent or unknown liabilities could adversely affect our financial condition, cash flows and operating results.

We may acquire properties that are subject to contingent or unknown liabilities for which we may have limited or no recourse against the sellers. Such liabilities may include liens on the property, unpaid real estate taxes or utilities, environmental contamination, hazardous materials liabilities or remediation obligations, code violations, claims by tenants, vendors or other third parties, and tax liabilities, among others. In many cases, property acquisitions may involve limited representations or warranties from sellers, and we may not discover all liabilities or adverse conditions prior to acquisition. As a result, if any such liabilities arise or are discovered after acquisition, we may be required to pay substantial amounts to settle or remediate them, which could adversely affect our financial condition, cash flows and operating results.

In addition, properties we acquire may be subject to covenants, conditions or restrictions that limit their use or ownership. We may not discover all such restrictions during the acquisition process, and they may impair our ability to use, develop or lease the properties as intended.

We will be highly dependent on information systems, and systems failures or disruptions could significantly impair our operations, which may adversely affect our financial condition and operating results.

Our operations will depend on our acquisition portal and property management platforms, including systems used for marketing, leasing, vendor communications, financial management and internal communications. These systems rely on telecommunications networks and the Internet and are subject to system security risks and operational disruptions. In addition, certain critical components of our platform are provided by third-party service providers, and disruptions affecting such providers could adversely impact our operations.

We are also subject to risks associated with cyberattacks, unauthorized access, malware, system failures and other security breaches that could compromise the availability, confidentiality or integrity of our systems. Such events could also result in the loss, theft or unauthorized disclosure of confidential business information, investor information, tenant information or other sensitive data, and could expose us to litigation, regulatory investigations, reputational harm and additional costs. Although we maintain backup and redundancy procedures, a significant disruption to telecommunications networks, the Internet or third-party service providers could result in system outages or operational delays, which could adversely affect our business, financial condition and operating results.

If our confidential information is compromised or corrupted, including as a result of a cybersecurity breach, our reputation and business relationships could be damaged, which could adversely affect our financial condition and operating results.

A cyber incident may involve unauthorized access to systems to disrupt operations, corrupt data or steal confidential information, including information relating to our investors, tenants, prospective tenants, employees and third-party service providers.

Information security risks have increased in recent years due to the proliferation of new technologies and the growing sophistication of cyberattacks. In the ordinary course of our business, we collect and store sensitive data, including proprietary business information and personally identifiable information. Despite security measures, our systems and those of third-party service providers may be vulnerable to cyberattacks, employee error, malfeasance or other disruptions.

We employ a variety of measures to protect our systems and data, including engaging third-party security providers, conducting periodic testing of our information systems, and providing employee training regarding cybersecurity risks such as phishing and malware. We also maintain cyber risk insurance; however, such insurance may not be sufficient to fully cover losses arising from a cyber incident.

Despite these measures, our systems and data may be compromised by cyberattacks, unauthorized access, malware, phishing, or other security breaches. The techniques used in such attacks are constantly evolving and may not be identified until after they are deployed, and we may not be able to anticipate or prevent all cyber incidents.

Any cyber incident or significant compromise of confidential or personally identifiable information could result in the loss, theft, corruption or unauthorized disclosure of sensitive data and may lead to operational disruptions, legal claims, regulatory investigations, governmental enforcement actions, penalties, remediation costs, reputational harm and the loss of investors, tenants, employees, vendors or other business relationships. Any such event could adversely affect our business, financial condition, operating results and ability to make distributions to holders of Common Stock.

Conversions of financial and property management systems involve risks that may result in business disruption.

We rely on financial and property management software systems in connection with our operations. Following property acquisitions, we may be required to convert data and operations from acquired systems to our systems, which may result in business disruption due to data input errors, system incompatibilities, delays in processing information, or inaccuracies in legacy data. In addition, we may from time to time implement or transition to new financial or property management systems to support our operations.

Although system conversions typically result in only temporary inefficiencies, extended or widespread disruptions during a transition could impair our ability to manage properties effectively, process financial information accurately, maintain effective internal controls, or provide timely reporting, any of which could adversely affect our financial condition and operating results.

Government investigations or legal proceedings brought by governmental authorities may result in significant costs and expenses and reputational harm and may divert resources from our operations, which could have a material adverse effect on our business, financial condition, operating results or cash flows.

From time to time, we may be subject to government investigations or related legal proceedings. Such matters may result in significant legal fees and other expenses and divert management attention and company resources away from the execution of our business strategy and day-to-day operations. If any such proceedings are resolved adversely, governmental authorities may impose fines, damages, injunctions, cease-and-desist orders or other remedies against us or our directors and officers.

These costs and outcomes may exceed our insurance coverage or may not be covered by insurance. In addition, any governmental investigation or legal proceeding, regardless of outcome, could adversely affect our reputation. As a result, such matters could have a material adverse effect on our business, financial condition, operating results or cash flows.

The use of leverage may increase our risks, reduce financial flexibility and adversely affect our operating results and ability to make distributions to holders of Common Stock.

Our financing strategy contemplates the use of secured and unsecured indebtedness to finance acquisitions, fund operations and support the growth of our business. Although we intend to manage our leverage prudently, our governing documents do not limit the amount of indebtedness that we may incur, and our board of directors may modify our financing strategy without stockholder approval. As a result, we may incur substantial indebtedness in the future.

The use of debt subjects us to numerous risks. Our cash flows from operations may be insufficient to satisfy required principal and interest payments, and a substantial portion of our cash flows may be required to service indebtedness rather than being available for distributions, capital expenditures, operations or future investment opportunities. In addition, leverage may increase our vulnerability to adverse economic conditions, declines in property values, reductions in rental income and other business challenges, while reducing our financial flexibility.

Our debt agreements may contain financial and operating covenants that restrict our activities and require us to satisfy specified financial tests. A failure to comply with these covenants could result in defaults, acceleration of indebtedness, foreclosure on properties securing such indebtedness or other lender remedies. Certain debt agreements also may contain cross-default provisions that permit lenders to declare defaults based on defaults under other indebtedness.

If we do not have sufficient funds to repay indebtedness at maturity, we may be required to refinance such indebtedness through additional debt or equity financings. We cannot assure you that refinancing will be available on favorable terms or at all. Rising interest rates, adverse capital market conditions or other factors may increase borrowing costs and debt service obligations, particularly with respect to variable-rate indebtedness or refinancing transactions. If we are unable to refinance indebtedness on acceptable terms, we may be required to sell properties at unfavorable times or prices, potentially resulting in losses.

Any inability to satisfy our debt obligations or refinance indebtedness could adversely affect our financial condition, operating results, cash flows and ability to make distributions to holders of Common Stock.

Disruptions in the financial markets may materially and adversely affect our ability to secure additional financing.

Volatility, disruptions or deteriorating conditions in the credit, capital or financial markets may adversely affect the availability, cost and terms of debt and equity financing. Periods of market uncertainty may cause lenders and investors to reduce the availability of capital, impose more restrictive lending standards, increase borrowing costs or require more favorable terms. Such conditions may affect our ability to obtain additional debt financing on favorable terms, or at all.

Market disruptions also may make it more difficult or costly for us to raise capital through the issuance of Common Stock or other equity securities. Our inability to secure additional financing could limit our ability to acquire new properties, refinance existing indebtedness, fund capital expenditures or otherwise execute our business strategy. As a result, disruptions in the financial markets could have a material adverse effect on our business, financial condition, operating results and cash flows.

If mortgage financing is unavailable or available only on unfavorable terms, we may be unable to refinance indebtedness secured by our properties, which could adversely affect our financial condition, operating results and ability to make distributions on Common Stock.

To the extent we finance properties with mortgage debt, we will be subject to the risk that such indebtedness may not be refinanced when it becomes due or may be refinanced only on less favorable terms. The availability of mortgage financing depends on many factors beyond our control, including prevailing interest rates, lender underwriting standards, capital market conditions, property values, occupancy levels, cash flows generated by the applicable property and general economic conditions.

If interest rates increase, property values decline, lender requirements become more restrictive, or operating performance deteriorates, we may be unable to refinance existing indebtedness on favorable terms or at all. In such circumstances, we may be required to contribute additional capital, obtain alternative financing on less favorable terms, sell one or more properties, or use cash that otherwise would be available for operations, acquisitions or distributions to repay indebtedness. Any such event could adversely affect our financial condition, operating results, cash flows and ability to make distributions to holders of Common Stock.

We expect that substantially all of our mortgage indebtedness will involve balloon payment obligations, which could adversely affect our financial condition, operating results and ability to make distributions on Common Stock.

We expect that substantially all mortgage indebtedness secured by our properties will require lump-sum or “balloon” payments at maturity. Our ability to satisfy such obligations when due is uncertain and may depend on our ability to refinance the indebtedness, obtain additional financing, sell the applicable property or otherwise generate sufficient liquidity.

At the time a balloon payment becomes due, we may be unable to refinance the indebtedness on favorable terms, or at all, and we may be unable to sell the applicable property for an amount sufficient to satisfy the outstanding obligation. In such circumstances, we may be required to use cash that would otherwise be available for operations, acquisitions or distributions, obtain financing on less favorable terms, contribute additional capital or dispose of one or more properties under unfavorable conditions. Any such event could adversely affect our financial condition, operating results, cash flows and ability to make distributions to holders of Common Stock.

Interest expense on our indebtedness may limit cash available for operations, growth and distributions.

To the extent we incur indebtedness bearing interest at variable rates, increases in interest rates may increase our borrowing costs and debt service obligations. Higher interest expense could reduce cash flow available for operations, capital expenditures, acquisitions, distributions to holders of Common Stock and other corporate purposes.

In addition, increases in interest rates may adversely affect property values, reduce the availability of financing and make refinancing existing indebtedness more difficult or expensive. If we are required to repay or refinance indebtedness during periods of rising interest rates, we may be forced to obtain financing on less favorable terms, contribute additional capital or sell one or more properties at unfavorable times or prices. Any such event could adversely affect our financial condition, operating results, cash flows and ability to make distributions to holders of Common Stock.

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to many of the corporate governance requirements applicable to companies listed on a national securities exchange.

Because our Common Stock is not listed on a national securities exchange and this offering is being conducted pursuant to Regulation A, we are not required to comply with many of the corporate governance standards applicable to exchange-listed companies. For example, we are not required to have (i) a board of directors consisting of a majority of independent directors, (ii) an audit committee composed entirely of independent directors, (iii) a nominating and corporate governance committee composed entirely of independent directors, (iv) a compensation committee composed entirely of independent directors, or (v) an independent auditor’s attestation regarding the effectiveness of our internal control over financial reporting.

As a result, our stockholders may not have the benefit of certain corporate governance protections that are available to stockholders of companies listed on a national securities exchange. The absence of such governance requirements could result in fewer independent reviews of significant corporate decisions and may increase the influence of management and affiliated parties over our operations and strategic direction.

If our techniques for managing risk are ineffective, we may be exposed to unanticipated losses.

In order to manage the significant risks inherent in our business, we must maintain effective policies, procedures and systems that enable us to identify, monitor and control our exposure to market, operational, legal and reputational risks. Our risk management methods may prove to be ineffective due to their design or implementation or as a result of the lack of adequate, accurate or timely information. If our risk management efforts are ineffective, we could suffer losses or face litigation.

Our risk management techniques and strategies may not be effective in mitigating our risk exposure in all economic, market or operating environments, and may not adequately address risks that we fail to identify, anticipate or assess correctly. In addition, our risk management efforts depend on assumptions, judgments, models and information that may prove to be inaccurate, incomplete or outdated. If our risk management techniques and strategies are ineffective, we could suffer unanticipated losses, incur increased costs, experience operational disruptions, become subject to litigation or regulatory actions, or otherwise experience adverse effects on our business, financial condition, operating results, cash flows and net asset value.

The success of this offering depends on our ability to attract a large number of investors, and failure to do so could adversely affect our ability to implement our business strategy.

Because this offering is being conducted pursuant to Regulation A and is designed to be accessible to a broad range of eligible investors, including investors making relatively small investments, we will need to attract and retain a significant number of investors in order to raise substantial capital. Our ability to do so will depend on many factors beyond our control, including general economic conditions, market volatility, investor sentiment, competition for investment capital and the attractiveness of alternative investment opportunities.

If we are unable to attract a sufficient number of investors or raise adequate capital through this offering, we may be unable to acquire properties at the pace anticipated by our business plan, achieve desired diversification, realize economies of scale or otherwise execute our growth strategy. In addition, a larger investor base may increase administrative, compliance, communication and transaction-related costs, which could adversely affect our operating results.

Any failure to raise sufficient capital through this offering could adversely affect our business, financial condition, operating results and ability to make distributions to holders of Common Stock.

Certain provisions of Maryland law and our charter and bylaws may discourage a change in control, limit stockholder influence and reduce the value of an investment in our Common Stock.

Certain provisions of Maryland law and our charter and bylaws could make it more difficult for a third party to acquire control of us without the approval of our board of directors. These provisions may discourage, delay, defer or prevent a merger, acquisition, tender offer, proxy contest or other transaction that might otherwise result in stockholders receiving a premium for their shares.

Among other things, our charter authorizes our board of directors to issue shares of preferred stock with rights, preferences and privileges established by the board of directors without stockholder approval. In addition, our charter contains restrictions on the ownership and transfer of shares intended to assist us in maintaining our qualification as a REIT, and certain amendments to our charter require the approval of holders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. Our bylaws also contain procedural requirements relating to the calling of special meetings of stockholders.

These provisions may limit the ability of stockholders to influence corporate matters, discourage unsolicited acquisition proposals, delay or prevent changes in control and reduce the likelihood that stockholders will receive a premium for their shares in connection with a change-of-control transaction. As a result, these provisions could adversely affect the marketability and value of our Common Stock.

Risks Related to the Real Estate Industry

Our performance and the value of our properties will be subject to general economic conditions and risks associated with the ownership, operation, leasing and development of real estate assets.

Real estate investments are subject to varying degrees of risk, and the revenues generated by, and the value of, our properties may be adversely affected by factors beyond our control. If our properties do not generate sufficient income to meet operating expenses, debt service obligations, capital expenditures and other costs, our financial condition, operating results, cash flows and ability to make distributions to holders of Common Stock could be adversely affected. In addition, many expenses associated with owning and operating real estate, including real estate taxes, insurance, utilities, maintenance costs and debt service obligations, generally do not decline when property income decreases.

The income generated by, operating performance of and value of our properties may be affected by numerous factors, including adverse international, national, regional or local economic conditions; changes in tenant demand, occupancy levels, rental rates and leasing activity; increases in the supply of competing properties or decreases in demand for supply chain and logistics infrastructure real estate assets; tenant bankruptcies, financial difficulties, lease defaults or failures to renew leases; increases in operating expenses, including real estate taxes, insurance, utilities, maintenance, labor and capital improvement costs; changes in interest rates, inflation, the availability of financing or the cost of capital; declines in property values or unfavorable changes in commercial real estate market conditions; shortages of labor, building materials, equipment or construction services; and increases in the costs of acquiring, developing, maintaining or improving properties.

Our properties also may be adversely affected by changes in governmental laws, regulations, fiscal policies, zoning requirements, environmental laws, building codes, land use restrictions or accessibility requirements. In addition, environmental contamination, hazardous materials liabilities, remediation obligations, natural disasters, severe weather events, climate-related risks, civil unrest, acts of war, terrorism, insurance limitations and other catastrophic events may result in significant costs, liabilities, property damage, business interruptions or losses.

Real estate investments are relatively illiquid, and we may be unable to sell properties when desired or on favorable terms. As a result, we may have limited ability to respond quickly to changing market conditions, reduce exposure to underperforming assets or realize the value of our investments.

For these and other reasons, we cannot assure you that our properties will appreciate in value, generate sufficient income or enable us to achieve our investment objectives. Any adverse developments affecting our properties could adversely affect our business, financial condition, operating results, cash flows and ability to make distributions to holders of Common Stock.

Environmentally hazardous conditions may adversely affect our financial condition, operating results and cash flows available for distribution to holders of Common Stock.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous materials, toxic substances, petroleum products, contaminants or other environmentally hazardous conditions on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous materials, toxic substances, petroleum products, contaminants or other environmentally hazardous conditions. Even if more than one person may have been responsible for the contamination, each person covered by applicable environmental laws may be held responsible for all of the clean-up costs incurred.

In addition, third parties may sue the owner or operator of a site for damages based on personal injury, natural resources or property damage, or other costs, including investigation and clean-up costs, resulting from environmental contamination. The presence of hazardous materials, toxic substances, petroleum products, contaminants or other environmentally hazardous conditions on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral.

Environmental laws also may impose restrictions on the manner in which properties may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions that may be enforced by governmental agencies or, in certain circumstances, private parties. In connection with the acquisition and ownership of our properties, we may be exposed to such costs. In addition, changes in environmental laws and regulations or increased regulatory focus on environmental compliance, sustainability and climate-related matters may increase our compliance costs and operating expenses.

The cost of defending against environmental claims, complying with environmental regulatory requirements or remediating any contaminated property could have a material adverse effect on our business, financial condition, results of operations and ability to make distributions to holders of Common Stock.

Compliance with new or more stringent environmental, health, safety, building, fire, life-safety or similar laws or regulations, or stricter interpretations of existing laws or regulations, may require material expenditures by us. We may be subject to such laws and regulations relating to our properties, including those concerning hazardous materials, asbestos, mold, indoor air quality, stormwater management, emissions, waste disposal, fire protection, workplace safety, accessibility and other property-related conditions. We cannot assure you that future laws, ordinances or regulations will not impose material liabilities or compliance obligations on us, or that the environmental condition of our properties will not be affected by existing conditions, prior uses of the land, operations in the vicinity of our properties, tenant activities or the activities of unrelated third parties. Failure to comply with applicable laws and regulations could result in fines, penalties, damages, civil liability, enforcement actions, remediation obligations or other sanctions.

The illiquid nature of real estate investments and limitations on property dispositions may adversely affect our ability to generate liquidity and make distributions to holders of Common Stock.

Real estate investments are relatively illiquid and, as a result, we may have a limited ability to sell our properties. When we sell any of our properties, we may recognize a loss on such sale. We may elect not to distribute any proceeds from the sale of properties to the holders of the Common Stock. Instead, we may use such proceeds for other purposes, including:

(1)	purchasing additional properties;
(2)	repaying indebtedness or repurchasing shares;
(3)	buying out interests of any co-venturers or other partners in any joint venture in which we are a party;
(4)	creating working capital reserves; or
(5)	making repairs, maintenance or other capital improvements or expenditures to our remaining properties.

Our ability to sell properties may also be limited by the need to avoid the 100% prohibited transactions tax imposed on gain recognized by a REIT from the sale of property characterized as dealer property. To avoid such treatment, we may be required to hold properties for longer periods than we otherwise would, satisfy certain requirements under the Internal Revenue Code, or dispose of properties through a taxable REIT subsidiary. These limitations may reduce our flexibility in responding to changing market conditions, delay dispositions that might otherwise be advantageous, increase transaction costs and adversely affect our ability to generate liquidity or maximize value from property sales.

Risks Related to Compliance and Regulation

We are conducting this offering pursuant to Regulation A, and the scaled disclosure and reporting requirements applicable to Tier 2 issuers may make our Shares less attractive to certain investors.

As a Tier 2 issuer under Regulation A, we are subject to scaled disclosure and reporting requirements that differ from those applicable to companies conducting traditional registered public offerings. As a result, investors in our Shares may receive less information and less frequent reporting than they would receive from certain reporting companies or companies listed on a national securities exchange. Some investors may consider our Shares less attractive as a result of these differences.

In addition, Regulation A continues to evolve through SEC guidance, interpretations and regulatory developments. Changes in applicable laws, regulations, interpretations or compliance requirements could increase our legal, accounting and compliance costs or otherwise affect our ability to conduct this offering and operate our business as planned.

If investors determine that our scaled disclosure and reporting obligations, non-listed status or the regulatory framework applicable to Regulation A offerings make our Shares less attractive, we may have difficulty raising sufficient capital through this offering. Any inability to raise adequate capital could impair our ability to acquire properties, diversify our portfolio, implement our business strategy and increase stockholder value.

The limitations of Regulation A may restrict our ability to raise capital and implement our business strategy.

Because this offering is being conducted pursuant to Regulation A, the amount of capital that may be raised in any twelve-month period is subject to regulatory limitations. Although we may seek to raise capital through other financing sources, there can be no assurance that additional debt or equity capital will be available on favorable terms, or at all, when needed.

Our ability to grow our business depends in significant part on our ability to raise additional capital to acquire properties, fund capital expenditures, satisfy obligations, pursue development opportunities and implement our investment strategy. If we are unable to obtain sufficient capital through this offering or through alternative financing sources, we may be required to delay, scale back or abandon aspects of our business plan.

In addition, future changes to Regulation A, securities laws, regulations or interpretations could affect our ability to raise capital through exempt offerings or increase the costs associated with such offerings. Any inability to obtain adequate financing could adversely affect our business, financial condition, operating results, cash flows and ability to make distributions to holders of Common Stock.

Deficiencies in our internal controls over financial reporting may adversely affect our business, financial condition and operating results.

As a Tier 2 issuer under Regulation A, we are not required to provide an auditor attestation regarding the effectiveness of our internal control over financial reporting. As a result, investors may not receive the same level of assurance regarding our internal controls as investors in certain larger public companies.

Effective internal controls are necessary for us to provide reliable financial reports, prevent fraud and operate our business successfully. We may identify material weaknesses, significant deficiencies or other control deficiencies in the future, and any such deficiencies may not be detected on a timely basis. In addition, as our business grows and becomes more complex, our internal controls may require additional modifications, enhancements and resources.

If our internal controls are ineffective or if we fail to maintain adequate internal controls over financial reporting, we may experience errors in our financial statements, fail to meet our reporting obligations, become subject to regulatory scrutiny or enforcement actions, incur additional compliance costs, or suffer reputational harm. Any such event could adversely affect our business, financial condition, operating results and ability to make distributions to holders of Common Stock.

Risks Related to Conflicts of Interest

We will be subject to conflicts of interest arising out of our relationships with the Manager and its affiliates, including the material conflicts discussed below.

Because the Manager is not prohibited from sponsoring or managing other investment programs with investment strategies that are similar to ours, conflicts of interest may arise in the allocation of investment opportunities, tenants and other business opportunities, and such conflicts may not be resolved in our favor.

The Manager and its affiliates may sponsor, manage or advise other investment vehicles that compete with us for the acquisition of properties, tenants, financing opportunities and other business opportunities. As a result, there may be periods during which we and one or more affiliated investment programs are seeking to acquire similar properties or pursue similar investment opportunities.

Our officers and the personnel of the Manager may have responsibilities to multiple affiliated investment vehicles and may be required to allocate investment opportunities among us and such other programs. Although the Manager intends to allocate opportunities in accordance with its policies and procedures, conflicts of interest may arise, and we cannot assure you that any particular opportunity will be allocated to us or that such conflicts will be resolved in our favor.

In addition, we may own properties in geographic markets where affiliated investment programs also own properties. To the extent such programs compete with us for tenants, leasing opportunities or other business relationships, our occupancy levels, rental income and operating results could be adversely affected.

Because these conflicts involve matters that are determined by the Manager and its affiliates, investors will generally not have the opportunity to evaluate the resolution of such conflicts before making an investment in our Shares.

The Manager and its affiliates, including all of our executive officers and some of our directors, will face conflicts of interest arising from the compensation they receive from us, which could result in decisions that are not fully aligned with the interests of holders of Common Stock.

The Manager and its affiliates are entitled to receive fees, expense reimbursements and other compensation from us pursuant to the management agreement and other arrangements. Because the Manager is our affiliate, these arrangements were not negotiated on an arm’s-length basis between unrelated parties. As a result, the Manager and its affiliates may have financial interests that differ from, or compete with, the interests of our stockholders.

The compensation payable to the Manager and its affiliates may influence decisions relating to property acquisitions, dispositions, financings, leasing activities, property operations, capital expenditures, portfolio management activities and other matters affecting our business. For example, the Manager and its affiliates may be entitled to receive asset management fees, property management fees, disposition fees, incentive compensation and expense reimbursements. These compensation arrangements may create incentives that influence decisions and recommendations made by the Manager and its affiliates with respect to matters affecting our business and operations.

Conflicts of interest may also arise in connection with the continuation, renewal, modification or enforcement of agreements between us and the Manager or its affiliates, as well as any future decision to internalize management functions or acquire assets or operations from the Manager or its affiliates. We cannot assure you that any such conflicts will be resolved in our favor or in the best interests of our stockholders.

The Manager’s executive officers and key personnel may face competing demands on their time and attention, which could adversely affect our business and operating results.

We rely on the executive officers, employees and other personnel of the Manager to conduct our day-to-day operations, identify and evaluate investment opportunities, manage our properties and implement our business strategy. These individuals may also devote time and attention to other investment vehicles, affiliated entities and business activities sponsored, managed or advised by the Manager or its affiliates.

As a result, these individuals may face conflicts in allocating their time, attention and resources among us and other activities for which they have responsibilities. During periods of increased activity involving affiliated entities or other business ventures, they may devote less time and attention to our business than would otherwise be desirable.

The Manager is not required to dedicate any minimum amount of time to our affairs, and we cannot assure you that the Manager’s personnel will be able to devote the time and resources necessary to effectively manage our operations and pursue our investment objectives. Any failure to devote sufficient attention to our business could adversely affect our ability to identify attractive investment opportunities, manage our properties effectively, execute our business strategy and achieve our investment objectives.

Our executive officers and certain of our directors have duties to the Manager and its affiliates that may conflict with their duties to us and our stockholders.

Each of our executive officers is also an officer of the Manager and may serve as an officer, director, manager or employee of other entities affiliated with the Manager. In addition, certain of our directors may have relationships with the Manager or its affiliates. As a result, these individuals may have fiduciary, contractual, business or other obligations to affiliated entities whose interests may differ from, or conflict with, our interests and the interests of our stockholders.

These conflicting obligations may arise in connection with a variety of matters, including decisions relating to affiliated transactions, the enforcement, modification or renewal of agreements with the Manager or its affiliates, the pursuit of business opportunities involving affiliated entities, the management of potential disputes among affiliated parties and other matters affecting our business and operations.

Because of these relationships, these individuals may face conflicts of interest in evaluating matters that affect both us and affiliated entities. We cannot assure you that any such conflicts will be resolved in our favor or in the best interests of our stockholders. Any failure to resolve such conflicts appropriately could adversely affect our business, financial condition, operating results and ability to make distributions to holders of Common Stock.

Because we may rely on the Manager and its affiliates to provide advisory, property management and other services, any interruption, termination or impairment of such services could adversely affect our business.

We may rely on the Manager and its affiliates to provide asset management, property management, advisory, administrative and other services that are important to the operation of our business. As a result, we will be dependent on the Manager and its affiliates for certain functions that are critical to the execution of our investment strategy and the management of our properties.

If the Manager or any of its affiliates becomes unable or unwilling to provide such services, fails to perform its obligations adequately, experiences financial or operational difficulties, or if our relationship with such service providers is terminated for any reason, we may be required to identify and engage alternative service providers. The process of transitioning these responsibilities may be time-consuming, costly and disruptive to our operations.

Any interruption, delay or deterioration in the quality of services provided by the Manager or its affiliates could adversely affect our ability to manage our properties, maintain tenant relationships, execute our business strategy and pursue investment opportunities. As a result, our business, financial condition, operating results and ability to make distributions to holders of Common Stock could be adversely affected.

Risks Related to Our Status as a REIT

Failure to qualify as a REIT would have significant adverse consequences to us and could adversely affect our financial condition, operating results and ability to make distributions to holders of Common Stock.

We intend to elect to be taxed as a REIT for federal income tax purposes and to operate in a manner that will permit us to maintain our qualification as a REIT. However, qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on our ability to satisfy numerous requirements regarding our organizational structure, ownership of our stock, sources of income, nature and composition of our assets and amounts distributed to stockholders. Many of these requirements depend on factual determinations, operating results and circumstances that may not be entirely within our control.

If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we would be subject to federal income tax as a regular corporation and could be subject to additional state and local taxes. In such event, we generally would not be permitted to deduct distributions to stockholders in computing our taxable income, and the amount of cash available for distributions to stockholders could be substantially reduced.

In addition, legislation, regulations, administrative interpretations or court decisions relating to REIT qualification or taxation could change at any time, possibly with retroactive effect. Such changes could adversely affect our ability to qualify as a REIT, increase our tax liabilities or otherwise reduce the benefits associated with REIT status. Even if we qualify as a REIT, we may be subject to certain federal, state and local taxes, and any taxable REIT subsidiaries that we own will generally be subject to corporate-level taxation.

Ownership limitations contained in our charter may restrict the acquisition and transfer of our Common Stock and may not be in the best interests of all stockholders.

To assist us in maintaining our qualification as a REIT, our charter generally prohibits any person from directly or indirectly owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding Common Stock or our outstanding capital stock, unless exempted by our board of directors. These ownership limitations are intended to assist us in satisfying certain ownership requirements applicable to REITs.

The ownership limitations may have the effect of delaying, deferring or preventing a change in control or other transaction that might otherwise be in the best interests of stockholders. In addition, these restrictions may limit the ability of stockholders to acquire large positions in our Common Stock, transfer shares freely or receive a premium for their shares that might otherwise be available in a change-of-control transaction.

Our board of directors may, in its discretion, grant exemptions from the ownership limitations if it determines that doing so would not jeopardize our qualification as a REIT. However, there can be no assurance that any exemption will be granted. As a result, the ownership limitations contained in our charter could adversely affect the marketability and value of our Common Stock.

If our operating partnership or any subsidiary partnership is treated as a corporation for federal income tax purposes, we could fail to qualify as a REIT and become subject to additional taxes.

We believe that our operating partnership and any subsidiary partnerships will be treated as partnerships or disregarded entities, as applicable, for federal income tax purposes. As a result, such entities generally will not be subject to federal income tax at the entity level, and their income, gains, losses and deductions will be taken into account by their owners for federal income tax purposes.

The IRS could challenge the partnership or disregarded entity status of our operating partnership or any subsidiary partnership. If the IRS were successful in treating any such entity as a corporation for federal income tax purposes, that entity could become subject to federal and state corporate income taxes, which would reduce the cash available for operations and distributions.

In addition, an adverse determination regarding the tax status of our operating partnership or a subsidiary partnership could cause us to fail one or more of the REIT income or asset tests. As a result, we could lose our qualification as a REIT unless we were eligible for and able to satisfy one or more statutory relief provisions. Any such event could adversely affect our financial condition, operating results, cash flows and ability to make distributions to holders of Common Stock.

Any taxable REIT subsidiaries that we own will be subject to corporate-level taxation, and certain transactions with taxable REIT subsidiaries could result in significant tax liabilities.

We may establish or acquire one or more taxable REIT subsidiaries, or TRSs, in the future. A TRS generally may engage in activities that a REIT could not engage in directly without potentially jeopardizing its REIT qualification. However, unlike a REIT, a TRS is subject to federal, state and local income taxes as a regular C corporation.

As a result, any income earned by a TRS will generally be subject to corporate-level taxation, which may reduce the overall cash generated by our operations and the amount of cash available for investment, operations and distributions to holders of Common Stock.

In addition, the Internal Revenue Code imposes a 100% excise tax on certain transactions between a REIT and its TRSs that are not conducted on arm’s-length terms. Although we intend to structure all transactions with any TRSs in compliance with applicable tax requirements, there can be no assurance that the IRS would not successfully assert that one or more transactions were improperly structured. Any resulting tax liabilities could adversely affect our financial condition, operating results, cash flows and ability to make distributions to holders of Common Stock.

To maintain our REIT qualification and avoid certain taxes, we may be required to make distributions to stockholders at times when it would be disadvantageous to do so or to borrow funds under unfavorable conditions.

To maintain our qualification as a REIT, we generally are required to distribute a substantial portion of our taxable income to stockholders each year, regardless of whether we have sufficient cash available to make such distributions. As a result, we may be required to distribute amounts that otherwise would be available for operations, capital expenditures, debt repayment, acquisitions or other business purposes.

Differences between the timing of our receipt of cash and the recognition of taxable income, the requirement to make capital expenditures, the establishment of reserves, debt service obligations and other factors may result in our having insufficient cash available to satisfy our distribution requirements. In such circumstances, we may be required to borrow funds, raise additional capital, sell assets or take other actions in order to satisfy REIT distribution requirements and avoid the imposition of income or excise taxes.

Any such financing or asset sales may be unavailable on favorable terms, or at all, particularly during periods of adverse market conditions. As a result, we may be required to incur indebtedness, issue additional equity securities, reduce investment activities or dispose of assets at unfavorable times or prices. Any such actions could adversely affect our financial condition, operating results, cash flows and ability to make distributions to holders of Common Stock.

Distributions from a REIT generally do not qualify for the preferential tax rates applicable to certain corporate dividends.

Distributions paid by REITs generally are not treated as “qualified dividend income” and therefore ordinarily do not qualify for the reduced federal income tax rates applicable to certain dividends paid by non-REIT corporations. Instead, a substantial portion of REIT distributions is generally taxed as ordinary income, although individual stockholders may be eligible for certain deductions with respect to REIT dividends under applicable tax laws.

As a result, REIT investments may be less attractive to certain investors than investments in the stock of corporations whose dividends qualify for preferential tax treatment. The attractiveness of an investment in our Common Stock may be affected by changes in tax laws, tax rates or the tax treatment of REIT distributions. Any such factors could reduce demand for our Common Stock and adversely affect the value of an investment in our Shares.

The 100% tax on prohibited transactions may limit our ability to sell properties or otherwise dispose of assets.

To maintain our qualification as a REIT, we generally must avoid engaging in prohibited transactions. Although REITs generally may sell investment properties without incurring prohibited transaction tax, gains from the sale of property that is characterized for federal income tax purposes as property held primarily for sale to customers in the ordinary course of a trade or business may be subject to a 100% federal tax. Whether a particular disposition would be treated as a prohibited transaction depends on the facts and circumstances surrounding the transaction.

Although we intend to structure our activities in a manner that avoids prohibited transaction treatment, there can be no assurance that the IRS would agree with our characterization of any particular disposition or that we will be able to satisfy applicable statutory safe harbors.

As a result, we may be required to hold properties for longer periods than we otherwise would, structure dispositions in a less advantageous manner, or dispose of properties through taxable REIT subsidiaries, which may result in additional taxes and costs. These limitations could reduce our flexibility in managing our portfolio and responding to changing market conditions, and could adversely affect our financial condition, operating results, cash flows and ability to make distributions to holders of Common Stock.

Complying with REIT requirements may limit our flexibility in managing our business and pursuing investment opportunities.

To maintain our qualification as a REIT, we must continually satisfy numerous requirements under the Internal Revenue Code relating to, among other things, the nature and diversification of our assets, the sources of our income and the amounts distributed to stockholders. These requirements may limit our flexibility in making investment decisions, structuring transactions and operating our business.

In order to comply with REIT requirements, we may be required to forgo otherwise attractive investment opportunities, dispose of assets, restructure transactions, limit certain business activities or take other actions that may not maximize economic returns. In addition, compliance with REIT requirements may require us to incur additional administrative, legal, accounting and tax-related costs.

These limitations and compliance obligations could reduce our ability to respond effectively to changing market conditions, pursue attractive investments or implement our business strategy in the manner we otherwise would. As a result, compliance with REIT requirements could adversely affect our financial condition, operating results, cash flows and ability to make distributions to holders of Common Stock.

Legislative, regulatory, administrative and judicial changes could adversely affect us, our qualification as a REIT and our stockholders.

The federal income tax laws, regulations, administrative interpretations and judicial decisions governing REITs and their stockholders are complex and may change at any time. Future legislation, Treasury regulations, IRS guidance, administrative interpretations or court decisions could affect the tax treatment of REITs, the requirements for REIT qualification or the federal income tax consequences of an investment in our Common Stock. Such changes may apply retroactively and could adversely affect us or our stockholders.

In addition, changes in tax laws or interpretations may increase our compliance costs, reduce the benefits associated with REIT status, increase our tax liabilities, affect our ability to qualify as a REIT or otherwise adversely affect our business, financial condition, operating results, cash flows and ability to make distributions to holders of Common Stock.

Prospective investors are urged to consult their own tax advisors regarding the potential impact of current and future legislative, regulatory, administrative and judicial developments on an investment in our Common Stock.

USE OF PROCEEDS

The following table sets forth information regarding the anticipated use of proceeds from this offering, assuming the maximum offering amount of $75,000,000 is sold. The amounts set forth below represent the Manager’s current estimates and are subject to change. Gross offering proceeds represent the amounts available from this offering before deducting estimated organization and offering expenses and administrative expenses associated with this offering.

NREIT II expects that the proceeds of this offering will be supplemented by mortgage financing and other indebtedness in connection with the acquisition of Properties. Accordingly, the purchasing power of the net proceeds available for investment may exceed the net proceeds raised in this offering.

Sources and Uses

	Amount	%

Gross Offering Proceeds	$75,000,000	100.00%

Organization and Offering Expenses	$500,000	0.67%
Administration Expenses	$120,000	0.16%

Available for Investment[1]	$74,380,000	99.17%

[1]	This assumes that no selling commissions will be paid on the sale of the Shares. If broker-dealers participate in the sale of Shares, the amount available for investment will be reduced by any selling commissions and other selling compensation payable in connection with such sales.

Organization and Offering Expenses include estimated legal, accounting, marketing, due diligence, filing, compliance, and other expenses associated with the formation of NREIT II and this offering.

Administration Expenses include estimated transfer agent, escrow, accounting, reporting, compliance and other administrative expenses associated with this offering.

The amounts shown as available for investment include amounts available for acquisition-related costs, advisory expenses, working capital and reserves. Because NREIT II is a blind-pool offering and has not identified specific acquisition targets, operating reserve requirements cannot be determined at this time. Operating reserves will be established by the Manager at the time investments are made based upon the characteristics and anticipated needs of the applicable Properties.

If only the minimum offering amount of $1,000,000 is raised, substantially all net proceeds will be used for the acquisition of one or more Properties, working capital and reserves, although the timing, scale and diversification of acquisitions may differ materially from the assumptions reflected in the maximum offering scenario presented above.

The Manager may periodically review the actual use of proceeds and may reallocate funds among the categories described above as the Manager determines appropriate, consistent with NREIT II’s investment objectives and subject to applicable law.

INVESTMENT OBJECTIVES AND STRATEGY

General

Noyack Capital LLC (the “Manager”) has operated as a multi-family office for more than 20 years and has expanded its business to include alternative investment strategies and products. CJ Follini serves as Managing Principal of the Manager. One of the Manager’s investment offerings is Noyack Logistics Income REIT II, Inc. (“NREIT II”), a Maryland corporation, which was formed to originate, invest in and manage a diversified portfolio of commercial real estate properties that encompass the supply chain and logistics infrastructure of North America.

NREIT II believes that long-term trends relating to the digitization of the U.S. economy, the movement of goods, and the continued importance of logistics infrastructure may create attractive investment opportunities across multiple commercial real estate sectors. NREIT II further believes that a diversified investment approach may provide enhanced diversification and favorable risk-adjusted return characteristics relative to a strategy focused on a single property type. By evaluating opportunities across multiple logistics-related asset classes, NREIT II seeks to identify investments that satisfy its acquisition criteria and investment objectives.

NREIT II intends to target investments in dry warehouses, cold storage warehouses, medical office buildings, life sciences buildings and structured parking garages. NREIT II believes that these asset classes may provide opportunities for current income, portfolio diversification and long-term capital appreciation.

Investment Objectives

Our investment objectives are:

●	to seek long-term growth in the value of our investments through the acquisition, operation and disposition of Properties;

●	to increase net cash from operations in order to support sustainable distributions to stockholders;
●	to pursue a liquidity event or other liquidity alternatives that may enable stockholders to realize value from their investment following the anticipated investment period; and
●	to seek to preserve stockholder capital while pursuing current income and long-term capital appreciation.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our Manager’s investment committee reviews our investment guidelines at least annually to determine whether our investment guidelines continue to be in the best interests of our stockholders.

Close Alignment of Interests with Our Investors

The Manager believes that aligning its interests with those of NREIT II’s stockholders is an important component of its investment philosophy. Historically, principals of the Manager have invested alongside family office and other investment partners in various investment opportunities managed or sponsored by the Manager.

The Manager and certain of its principals may invest in NREIT II alongside other stockholders. Any such investments would be made on substantially the same economic terms as investments made by other stockholders. The Manager believes that co-investment by management may further align the interests of management and stockholders.

Total Transparency

The Manager believes that transparency is an important component of its relationship with NREIT II’s stockholders. NREIT II intends to provide stockholders with information regarding its operations, investments and performance through the reports and other communications required by applicable law and the Company’s governing documents.

The Manager intends to maintain a transparent approach to investor communications and believes that providing timely and meaningful information may assist stockholders in understanding NREIT II’s investment strategy, portfolio performance and business operations.

Investor-First Approach

NREIT II’s approach to investor alignment begins with its TripleZero™ fee structure, which includes no acquisition fees, no distribution fees and no development fees. In addition, NREIT II’s liquidation waterfall is designed to align the interests of management and stockholders by providing stockholders with a preferred economic return before the Manager becomes entitled to receive incentive compensation.

Upon a liquidation event, stockholders are entitled to receive distributions of net cash until they have received a return of their invested capital and achieved a 15% internal rate of return on such investment before the Manager becomes entitled to receive any incentive compensation.

The following table compares certain fee and incentive compensation arrangements of NREIT II with those of selected real estate investment programs that management believes may be relevant to investors evaluating alternative real estate investment opportunities.

	Noyack Logistics Income REIT II	Fundrise Opportunity Fund	Blackstone REIT
Acquisition Fee	0%	Up to 2%	Up to 6%
Distribution Fee	0%	N/A	Up to 0.85%
Development Fee	0%	5%	N/A
Disposition Fee	1%	1%	Up to 3%
Asset Mgmt. Fee	0.75% of NAV	0.75% of NAV	1.25% of NAV
Priority Return	15% IRR	8% Annual, Non-Compounded	5% Annualized IRR

Preferred return structures, fee calculations and investment strategies differ among investment programs and may not be directly comparable.

The information presented above is based on publicly available offering documents believed by NREIT II to be current as of the date of this offering circular. Fee structures, incentive arrangements, investment strategies and other terms differ among investment programs, and the comparison may not reflect all material differences among such programs.

Accessibility

The Manager believes that many real estate investment opportunities historically available primarily to institutional investors, family offices and high-net-worth investors may also be attractive to a broader range of investors. Through NREIT II, the Manager seeks to provide eligible investors with access to a professionally managed portfolio of logistics-related real estate investments through a structure designed to facilitate broader participation in commercial real estate ownership.

Diversity

The Manager believes that a leadership team composed of individuals with diverse professional backgrounds, experiences and perspectives can enhance the investment decision-making process. Accordingly, the Manager seeks to assemble and maintain a team with experience across real estate, finance, operations, capital markets, technology and other disciplines relevant to NREIT II’s investment strategy.

The Manager believes that the integration of varied professional perspectives, together with quantitative analysis and data-driven evaluation processes, may assist in identifying, evaluating and managing investment opportunities.

Why Invest In NREIT II

Founder’s Commercial Real Estate Experience

Charles J. (“CJ”) Follini, Managing Principal of the Manager, has more than 40 years of experience in the acquisition, development, operation and management of commercial real estate assets. During his career, Mr. Follini has been involved in a wide range of real estate investments and development projects, including industrial, healthcare, logistics, structured parking and other commercial real estate asset classes.

Mr. Follini is a frequent speaker on commercial real estate and alternative investments and has received industry recognition for his work in the industrial real estate sector, including GlobeSt.’s 2021 Industrial Influencer Award.

NREIT II’s leadership team includes individuals with experience across real estate, finance, operations, capital markets, technology and other disciplines relevant to the Company’s investment strategy. The Manager believes that combining diverse professional experience with quantitative analysis and data-driven evaluation processes may enhance investment decision-making and portfolio management.

Compelling Acquisition Strategy

The Manager believes that an important component of NREIT II’s acquisition strategy is its long-standing relationships with family offices and commercial real estate owners developed over more than 30 years. The Manager believes that these relationships may provide access to investment opportunities that are not broadly marketed. The Manager refers to these relationships collectively as the “NOYACK Property Partner Network.”

The Manager may seek to structure transactions that provide property owners with liquidity, opportunities for tax-deferred contributions through OP Units, continued participation in the performance of contributed properties and, in certain cases, opportunities to continue providing property-management services. The Manager believes that these transaction structures may facilitate acquisitions that satisfy NREIT II’s investment objectives.

In addition, the Manager has developed relationships with developers across various property sectors targeted by NREIT II. The Manager may pursue forward commitment transactions and other acquisition opportunities where management believes such arrangements may provide attractive risk-adjusted investment characteristics and acquisition pricing relative to alternative acquisition opportunities.

Innovation through Data and Quantitative Risk Assessment

The Manager has invested significant time and resources in developing proprietary quantitative evaluation tools and algorithms designed to supplement its commercial real estate experience and investment judgment. These tools are intended to assist management in evaluating and comparing acquisition opportunities across multiple property sectors and geographic markets.

The Noyack MarketQuotient™ and Noyack PropertyQuotient™ are proprietary analytical tools used by the Manager as part of its investment review process. These tools incorporate numerous quantitative and qualitative factors, including property characteristics, market conditions and macroeconomic trends, to assist management in evaluating potential investments. Investment opportunities may be assigned scores based on multiple evaluation criteria in order to facilitate comparison across property types, markets and investment strategies.

The Manager believes that combining quantitative analysis with professional judgment may assist in identifying, evaluating, monitoring and managing investments that satisfy NREIT II’s investment objectives and acquisition criteria.

The Manager also utilizes quantitative analysis in connection with portfolio construction and risk assessment. The Manager believes that these analytical processes, together with principles derived from post-modern portfolio theory, may assist in evaluating portfolio diversification, risk characteristics and investment selection decisions.

Investor-Friendly Governance & Alignment

The Manager believes that alignment of interests and transparent governance are important components of its relationship with NREIT II’s stockholders. NREIT II’s TripleZero™ fee structure includes no acquisition fees, no offering fees and no development fees, and a significant portion of the Manager’s incentive compensation is contingent upon stockholders first receiving distributions sufficient to satisfy the applicable return hurdles described elsewhere in this offering circular.

The Manager also intends to provide stockholders with information regarding its investment process and portfolio management approach through periodic reporting and other communications. The Manager believes that providing visibility into the analytical tools and evaluation processes used in connection with investment selection, portfolio construction and risk assessment may assist stockholders in understanding NREIT II’s investment strategy and operations.

Portfolio Construction Strategy

The Manager intends to compare prospective investments against selected market benchmarks and other performance metrics as part of its investment evaluation process. Benchmark categories may include U.S. equities (S&P 500 Index), U.S. investment-grade bonds (Bloomberg U.S. Aggregate Bond Index), U.S. Treasury securities and private real estate returns (NCREIF). The Manager may utilize measures such as compounded annual growth rate, volatility and downside deviation when evaluating investment opportunities and portfolio characteristics.

The Manager believes that the application of quantitative risk assessment and portfolio construction principles may assist NREIT II in developing a diversified portfolio utilizing a barbell approach that seeks to balance stabilized assets with more value-add-oriented investments. The Manager expects that stabilized assets with established operating histories may provide relatively stable income and lower volatility characteristics, while selected value-add, redevelopment or development-oriented investments may offer greater return potential, although such investments generally involve greater risk.

Examples of asset types that may be considered for stabilized investments include long-term leased dry warehouses and medical office buildings. Examples of asset types that may be considered for value-add investments include cold storage facilities and mobility hubs developed or repurposed from structured parking assets. Actual portfolio composition will depend upon market conditions, investment opportunities and the Manager’s evaluation of risk-adjusted return characteristics at the time investments are made.

DESCRIPTION OF THE BUSINESS

General

NREIT II intends to acquire, renovate, lease, manage, and operate, either directly or through special purpose entities or joint ventures (including with affiliates of the Company), a diversified portfolio of commercial real estate assets that support the supply chain and logistics infrastructure of North America. These assets are expected to include dry warehouses, cold storage warehouses, life sciences buildings, and structured parking garages.

NREIT II intends to qualify as a real estate investment trust (“REIT”) commencing with its taxable year ending December 31, 2027, and is structured as an umbrella partnership REIT, commonly referred to as an “UPREIT.” As an UPREIT, NREIT II expects to own substantially all of its assets and conduct substantially all of its operations through NL REIT II OP, LP (the “Operating Partnership”). As the sole general partner of the Operating Partnership, NREIT II will control the Operating Partnership. NREIT II is externally managed, and its day-to-day operations are conducted by its external manager, Noyack Capital LLC.

NREIT II’s Logistics and Infrastructure Targets

Mobility Hubs: Defining a Space in the Evolving Mobility Ecosystem

Evolving trends in transportation, logistics, connectivity, and urban commerce may create opportunities to reposition certain structured parking assets to serve a broader range of commercial uses over time. As transportation technologies and consumer preferences continue to evolve, the Company intends to evaluate investments in strategically located structured parking facilities that may be well positioned to support both traditional parking operations and complementary logistics-related and mobility-related uses.

As part of its investment strategy, NREIT II intends to focus on acquiring structured parking facilities in locations with strong long-term real estate fundamentals and the potential to accommodate multiple commercial uses. Centrally located parking structures may provide operational flexibility by supporting traditional parking revenue while also offering opportunities to adapt to changing patterns of transportation, distribution, and urban development as market conditions evolve.

The Company does not expect changes in transportation technologies, including the broader adoption of autonomous vehicles, to occur rapidly or uniformly across all markets. However, continued advances in mobility technologies and related infrastructure may enhance the long-term utility of certain structured parking assets. Accordingly, the Company intends to evaluate investment opportunities that may benefit from these long-term trends while remaining supported by current operating fundamentals.

Investment Characteristics of Structured Parking Assets

Strategically located structured parking facilities may present attractive long-term investment opportunities as part of a diversified commercial real estate portfolio. In evaluating prospective acquisitions, the Company intends to consider a variety of factors, including location, replacement cost, operating performance, lease characteristics, asset quality, and overall risk-adjusted return potential.

Certain structured parking assets may also offer opportunities for long-term value creation through active asset management and the ability to accommodate complementary commercial uses as transportation, logistics, and urban infrastructure continue to evolve. Each investment opportunity will be evaluated on its individual merits and prevailing market conditions at the time of acquisition.

Optimal Occupancy May Create Opportunities for Other Uses

According to research conducted by UCLA,1 structured parking facilities may be capable of maximizing parking revenue at occupancy levels below full utilization due to the relationship between occupancy and pricing. This characteristic may provide opportunities to accommodate complementary commercial uses within certain structured parking facilities while continuing to support traditional parking operations.

Illustrative Relationship Between Parking Occupancy and Revenue (Pierce et al.):

As part of its investment strategy, the Company intends to evaluate opportunities to incorporate complementary uses, where appropriate, including autonomous vehicle storage, electric vehicle charging infrastructure, micro-fulfillment facilities, and other commercial uses that may enhance the long-term utility of strategically located structured parking assets.

Adaptive Reuse of Structured Parking Assets

Strategically located structured parking facilities may provide opportunities for adaptive reuse over time as market conditions and surrounding land uses evolve. The underlying real estate, combined with the existing structural improvements, may support a variety of future commercial uses while continuing to provide operational flexibility.

Examples of adaptive reuse projects have included the redevelopment of structured parking facilities for alternative commercial uses, such as self-storage. For example, a structured parking facility in New York City’s Flatiron District was redeveloped into a Class A climate-controlled self-storage facility, illustrating how certain parking assets may be repositioned to accommodate changing market demand.2

Micro-Fulfillment and Distribution

Evolving distribution models and consumer preferences may create opportunities for certain strategically located structured parking facilities to support logistics-related uses, including micro-fulfillment operations. As retailers continue to evaluate localized distribution strategies, certain structured parking assets may be well positioned to accommodate complementary logistics functions while continuing to support traditional parking operations.

Micro-fulfillment generally involves locating smaller distribution facilities closer to end consumers to facilitate more efficient order fulfillment. Certain structured parking facilities may possess characteristics—including central locations and existing infrastructure—that could support these types of complementary commercial uses where market conditions and tenant demand warrant. Each opportunity will be evaluated individually based on the characteristics of the asset, local market conditions, and the Company’s investment objectives.

1 Pierce et al. (2015). Optimizing the use of public garages: Pricing parking by demand. Transport Policy. 44. 89-95.

2 Real Estate Weekly, “Developer bags $35M to turn Flatiron lot into self-storage.”

Autonomous Vehicle Technology

Continued advances in autonomous vehicle technology may influence the long-term use of certain transportation and parking assets. Although the pace and extent of autonomous vehicle adoption remain uncertain, these technological developments may create opportunities for certain strategically located structured parking facilities to support evolving mobility and logistics-related uses over time.

The Company does not base its investment strategy on the widespread adoption of autonomous vehicles. Rather, NREIT II intends to evaluate investments that are supported by current operating fundamentals while also possessing characteristics that may provide flexibility as transportation technologies continue to evolve.

Emerging Vehicle Technologies and Parking Operations

Advances in vehicle technology, including self-parking and related automation features, may influence the design and operation of certain structured parking facilities over time. As these technologies continue to develop, they may create opportunities to improve operational efficiency and enhance the functionality of certain parking assets.

Emerging technologies, including vehicle-to-infrastructure communication systems, may enable parking facilities to support additional operational capabilities such as automated vehicle guidance, improved traffic flow, and integrated electric vehicle charging where appropriate. NREIT II intends to evaluate these and other technological developments as part of its ongoing assessment of investment opportunities, while continuing to focus on assets supported by current operating fundamentals.

Increased Utilization

Evolving transportation models, including the continued growth of shared mobility and fleet-based transportation services, may create additional opportunities for certain structured parking facilities to support a broader range of operational uses. Strategically located parking assets may be well positioned to accommodate functions such as vehicle staging, fleet management, electric vehicle charging, and other complementary transportation-related services as market conditions evolve.

These types of complementary uses may increase the operational flexibility of certain structured parking facilities by supporting activity throughout different periods of the day. NREIT II intends to evaluate these opportunities on an asset-by-asset basis while continuing to prioritize investments supported by current operating fundamentals.

Dry Storage Industrial Buildings

Long-Term Demand Drivers for Industrial Properties

Continued growth in e-commerce, supply chain modernization, and evolving distribution strategies have contributed to increased demand for industrial real estate, including dry storage and distribution facilities. These long-term trends may continue to support demand for strategically located industrial properties that serve regional and national logistics networks.

As part of its investment strategy, NREIT II intends to evaluate opportunities to acquire industrial properties with strong real estate fundamentals, attractive locations, and the potential to support long-term tenant demand. Each investment will be evaluated based on prevailing market conditions, asset characteristics, and the Company’s investment objectives.

Automation as a Value-Added Service

Advances in automation and logistics technologies may enhance the functionality and operational efficiency of certain industrial properties. As retailers, distributors, and logistics providers continue to modernize their supply chain operations, industrial properties capable of supporting automation and related technologies may become increasingly attractive to prospective tenants.

As part of its investment strategy, NREIT II intends to evaluate opportunities to incorporate automation and other operational improvements where appropriate and economically justified. These enhancements may improve the long-term utility and competitiveness of certain industrial properties while supporting the evolving needs of tenants.

Intermodal Logistics Facilities

Continued growth in freight transportation, supply chain modernization, and regional distribution networks may increase demand for strategically located intermodal logistics facilities. These properties facilitate the movement of goods between multiple transportation modes, including truck, rail, air, and maritime transportation, and may play an important role in regional and national logistics networks.

As part of its investment strategy, the Company intends to evaluate intermodal logistics properties with strong transportation connectivity, attractive locations, and the potential to support long-term tenant demand. Each investment opportunity will be evaluated based on prevailing market conditions, asset characteristics, and the Company’s investment objectives.

Capital Solutions for User-Occupied Industrial Properties

Certain owner-users of industrial properties may prefer to allocate capital toward their core operating businesses rather than investing in real estate ownership. As a result, opportunities may exist to acquire user-occupied industrial properties through transactions that provide long-term occupancy while allowing businesses to redeploy capital to support their operating and growth objectives.

As part of its investment strategy, NREIT II intends to evaluate opportunities to acquire user-occupied industrial properties where the transaction structure aligns the interests of both the property owner and the tenant. The Company believes that these types of investments may provide opportunities to establish long-term tenant relationships while acquiring strategically located industrial assets supported by current operating fundamentals.

Cold Storage Industrial Buildings

Long-Term Demand Drivers for Cold Storage Facilities

Evolving consumer purchasing preferences, continued growth in grocery delivery services, and ongoing modernization of food distribution networks may support long-term demand for cold storage industrial facilities. Because many food and beverage products require temperature-controlled storage and distribution, strategically located cold storage properties may play an important role in regional and national supply chains.

As part of its investment strategy, NREIT II intends to evaluate cold storage facilities with strong locations, specialized infrastructure, and the potential to support long-term tenant demand. Each investment opportunity will be evaluated based on prevailing market conditions, asset characteristics, and the Company’s investment objectives.

Changing Food Distribution and Consumption Patterns

Changing consumer purchasing preferences and evolving food distribution models may continue to support demand for modern cold storage facilities. As grocery retailers, food distributors, and food service providers continue to adapt their supply chains, strategically located temperature-controlled facilities may play an increasingly important role in supporting efficient food storage and distribution.

These long-term trends may create opportunities to acquire cold storage properties that support essential components of the food supply chain. Each investment opportunity will be evaluated based on prevailing market conditions, asset characteristics, tenant demand, and the Company’s investment objectives.

Micro-Fulfillment Infrastructure

Continued investment in localized food distribution and micro-fulfillment may increase demand for specialized cold storage infrastructure. As grocery retailers and food distributors continue to modernize their supply chain operations, strategically located cold storage facilities may support efficient inventory management and order fulfillment.

As part of its investment strategy, NREIT II intends to evaluate cold storage properties that may support specialized distribution and micro-fulfillment operations where market conditions, tenant demand, and asset characteristics warrant. These facilities may represent an important component of evolving food distribution networks while remaining supported by current operating fundamentals.

Off-Premises Food Distribution Models

Grocery retailers and food distributors continue to evaluate a variety of fulfillment models to improve operational efficiency and support changing consumer purchasing preferences. Dedicated off-premises cold storage and distribution facilities may provide operational advantages for certain fulfillment strategies by supporting specialized inventory management and order processing.

As part of its investment strategy, NREIT II intends to evaluate cold storage properties that may support evolving food distribution models where market conditions, tenant demand, and asset characteristics warrant. Specialized cold storage facilities may complement broader food distribution networks while remaining supported by current operating fundamentals.

Sourcing Strategy

NREIT II intends to evaluate acquisition opportunities involving regional grocers, food distributors, and other users of cold storage facilities that may seek to redeploy capital toward their core operating businesses through sale-leaseback and other real estate transaction structures. The Company believes these transactions may provide opportunities to establish long-term tenant relationships while acquiring strategically located cold storage assets supported by current operating fundamentals.

The Company also intends to evaluate multi-tenant cold storage facilities where the property offers operational flexibility, diversified tenancy, and attractive long-term investment characteristics. Each opportunity will be evaluated based on prevailing market conditions, tenant demand, asset quality, and the Company’s investment objectives.

Where appropriate, certain structured parking facilities may present opportunities to incorporate complementary cold storage or logistics-related uses as part of broader adaptive reuse or redevelopment initiatives. Any such opportunities will be evaluated individually based on the characteristics of the asset, market conditions, economic feasibility, and the Company’s investment strategy.

Healthcare and Life Sciences Buildings

Long-Term Demand Drivers for Healthcare and Life Sciences Properties

Long-term demographic trends, advances in medical research, continued growth in healthcare services, and ongoing innovation in biotechnology and pharmaceutical development may support demand for healthcare and life sciences real estate. Specialized healthcare and life sciences properties may play an important role in supporting research, development, manufacturing, and the delivery of healthcare services.

As part of its investment strategy, NREIT II intends to evaluate healthcare and life sciences properties with strong locations, specialized infrastructure, and the potential to support long-term tenant demand. Each investment opportunity will be evaluated based on prevailing market conditions, asset characteristics, tenant demand, and the Company’s investment objectives.

Specialized Healthcare Facilities

Healthcare and life sciences properties often contain specialized improvements designed to support medical services, research, laboratory operations, and other healthcare-related activities. These specialized characteristics may contribute to long-term tenant demand and differentiate healthcare and life sciences properties from more traditional commercial real estate asset classes.

As part of its investment strategy, NREIT II intends to evaluate healthcare and life sciences properties with specialized infrastructure, attractive locations, and the potential to support durable tenant relationships. Each investment opportunity will be evaluated based on prevailing market conditions, asset characteristics, tenant demand, and the Company’s investment objectives.

Research and Innovation Ecosystem

Continued investment in medical research, biotechnology, pharmaceutical development, and related scientific innovation may support long-term demand for specialized healthcare and life sciences properties. Research laboratories, development facilities, and other specialized life sciences properties play an important role in supporting these activities.

As part of its investment strategy, NREIT II intends to evaluate healthcare and life sciences properties that serve research, development, manufacturing, and related scientific uses where the properties possess specialized infrastructure, attractive locations, and the potential to support long-term tenant demand. Each investment opportunity will be evaluated based on prevailing market conditions, asset characteristics, tenant demand, and the Company’s investment objectives.

Pharmaceutical Cold-Chain Logistics

Certain pharmaceuticals, biologics, vaccines, and other temperature-sensitive healthcare products require specialized cold-chain logistics infrastructure to support storage, handling, and distribution. These specialized operational requirements may contribute to long-term demand for healthcare and life sciences properties designed to support regulated pharmaceutical and biotechnology supply chains.

As part of its investment strategy, NREIT II intends to evaluate healthcare and life sciences properties that support pharmaceutical manufacturing, cold-chain logistics, and related healthcare distribution activities where the properties possess specialized infrastructure, attractive locations, and the potential to support long-term tenant demand. Each investment opportunity will be evaluated based on prevailing market conditions, asset characteristics, regulatory requirements, tenant demand, and the Company’s investment objectives.

Sourcing Strategy

NREIT II intends to evaluate acquisition opportunities involving healthcare providers, hospital systems, life sciences organizations, pharmaceutical companies, research institutions, and other owners of healthcare and life sciences real estate that may seek to redeploy capital toward their core operating activities through sale-leaseback transactions, refinancing, or other real estate transaction structures. These opportunities may provide attractive long-term tenant relationships while acquiring specialized healthcare and life sciences properties supported by current operating fundamentals.

Investment opportunities evaluated by the Company may include:

1.	Medical office buildings, healthcare facilities, and life sciences properties where operational improvements, capital investment, redevelopment, leasing initiatives, or balance sheet optimization may enhance long-term asset performance.

2.	Research laboratories, life sciences buildings, pharmaceutical manufacturing facilities, and other specialized healthcare properties that support medical research, biotechnology, pharmaceutical development, manufacturing, and related scientific activities.

3.	Pharmaceutical cold-chain logistics facilities and other specialized healthcare distribution properties that support the storage, handling, and distribution of temperature-sensitive pharmaceuticals, biologics, vaccines, and other regulated healthcare products.

4.	Hospital-owned parking structures and related healthcare infrastructure assets that complement the Company’s broader logistics and infrastructure investment strategy and may provide opportunities for adaptive reuse or complementary operational uses where appropriate.

5.	Sale-leaseback transactions involving healthcare and life sciences properties, including medical office buildings, ambulatory care facilities, research facilities, pharmaceutical facilities, and other specialized healthcare real estate where the transaction supports long-term tenant relationships, specialized real estate characteristics, and attractive investment fundamentals.

Each investment opportunity will be evaluated based on prevailing market conditions, asset characteristics, tenant demand, regulatory considerations, and the Company’s investment objectives.

Data Analytics and Proprietary Underwriting Methodology

Noyack MarketQuotient™

NREIT II’s Manager has developed Noyack MarketQuotient™ (“NMQ”), a proprietary underwriting methodology designed to assist in evaluating potential acquisition markets across the Company’s target asset classes. NMQ incorporates a variety of quantitative and qualitative data inputs used to assess long-term market characteristics, investment opportunities, and sourcing priorities. This data-driven approach is intended to support disciplined investment analysis while complementing management’s experience, judgment, and traditional real estate underwriting practices.

The Manager utilizes NMQ to develop a composite market score intended to assist in identifying, comparing, and monitoring prospective investment markets. The methodology may continue to evolve over time as additional data sources, analytical techniques, and technological capabilities become available. NMQ represents one component of the Company’s overall investment evaluation process and does not replace management’s independent investment judgment.

Noyack PropertyQuotient™

NREIT II’s Manager has developed Noyack PropertyQuotient™ (NPQ), a proprietary property evaluation methodology designed to assist in evaluating individual acquisition opportunities across the Company’s target asset classes. NPQ incorporates a variety of quantitative and qualitative property-level data inputs used to assess investment characteristics, underwriting assumptions, and acquisition priorities. This data-driven approach is intended to support disciplined property evaluation while complementing management’s experience, judgment, and traditional real estate underwriting practices.

The Manager utilizes NPQ as part of its overall investment evaluation process to assist in analyzing, comparing, and monitoring prospective acquisition opportunities. The methodology may continue to evolve over time as additional data sources, analytical techniques, and technological capabilities become available. NPQ represents one component of the Company’s overall underwriting process and does not replace management’s independent investment judgment.

DIVIDEND POLICY

We intend to declare and pay dividends on a quarterly basis, although dividends may be declared and paid more or less frequently as determined by our board of directors following consultation with the Manager. We do not anticipate commencing dividend payments until the Properties we acquire are generating positive cash flow. Any dividends we pay will be authorized by our board of directors and will be based on a variety of factors, including our current and projected cash flow, financial condition, capital requirements, results of operations, compliance with REIT distribution requirements, and other factors that our board of directors deems relevant. Although our board of directors may seek to establish a dividend rate that it believes is appropriate in light of these factors, there can be no assurance regarding the amount or timing of any dividends. Neither we nor the Manager has pre-established a percentage range of return for dividends to stockholders. We have not established a minimum distribution level, and our charter does not require that we pay dividends to our stockholders.

Although we generally intend to pay dividends from cash flow from operations, distributions may be funded from other sources as permitted by applicable law and as determined by our board of directors. The timing and amount of any future dividends will depend on a variety of factors, including our operating results, cash flow, financial condition, capital requirements, compliance with REIT distribution requirements, and other factors deemed relevant by our board of directors.

To maintain our qualification as a REIT, we must make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which is computed without regard to the dividends-paid deduction or net capital gain, and which does not necessarily equal net income as calculated in accordance with GAAP). If we satisfy the requirements for qualification as a REIT, we generally will not be subject to federal income tax on income that we distribute to our stockholders. See “U.S. Federal Income Tax Considerations – Requirements for Qualification – Annual Distribution Requirements.” Our board of directors may authorize distributions in excess of those required to maintain our REIT qualification based on our operating results, cash flow, financial condition, capital requirements, and other factors that our board of directors deems relevant.

Distributions that you receive and that are not designated by us as capital gain distributions generally will be taxable as ordinary income to the extent they are paid from our current or accumulated earnings and profits. To the extent that any portion of a distribution exceeds our current and accumulated earnings and profits, that portion generally will not be subject to current federal income taxation and instead will be treated as a return of capital for tax purposes, reducing your tax basis in your shares. Any such reduction in tax basis may result in taxable gain upon a subsequent sale or other disposition of your shares. See “U.S. Federal Income Tax Considerations—Taxation of Stockholders – Taxation of Taxable Domestic Stockholders – Dividends” for a more detailed discussion of these rules. Because the tax consequences of an investment in our shares will depend on each investor’s particular circumstances, prospective investors should consult their own tax advisors regarding the federal, state, local and non-U.S. tax consequences of an investment in our shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements. You should not place undue reliance on these forward-looking statements. Investors should carefully consider the information set forth under “Risk Factors” and elsewhere in this offering circular, including the factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements and that could materially and adversely affect our business, results of operations and financial condition.

This Management’s Discussion and Analysis should be read in conjunction with our financial statements and the related notes included elsewhere in this offering circular.

Overview

The Company was formed on January 20, 2022 and has conducted no operations other than those related to its organization and the preparation of this offering. Upon the successful completion of this offering and the consummation of the transactions contemplated by the Contribution Agreement, the Company’s business is expected to consist primarily of the ownership and operation of the Properties. As of December 31, 2025, the Company had not generated any revenues and had relied on the Manager to provide funding for its operations to date. The Company’s limited operating history makes it difficult for investors to evaluate its prospective operating performance, business prospects, and ability to achieve its investment objectives.

Assuming the successful completion of this offering and the consummation of the transactions contemplated by the Contribution Agreement, the Company’s revenues are expected to be generated primarily from the ownership and operation of the Properties.

Liquidity and Capital Resources

The acquisition of the Properties is dependent upon the successful completion of this offering and the availability of net proceeds therefrom. As of December 31, 2025, the Company had limited assets and cash resources and had not commenced operations. The Manager has funded the Company’s initial organizational expenses and certain expenses related to this offering and expects to continue funding organizational and offering-related expenses to the extent such expenses are not otherwise covered by placement fees or offering proceeds.

As indicated in the financial statements included elsewhere in this offering circular, on February 7, 2022, the Manager purchased 500 shares of common stock for aggregate cash consideration of $10,000 and became the Company’s initial stockholder. The proceeds from this issuance were contributed to the Company’s operating partnership. As of December 31, 2025 and 2024, the Company had cash balances of $4,828 and $5,225, respectively.

We expect to obtain the capital necessary to acquire the Properties and fund our operations primarily through the sale of Shares in this offering and, following the acquisition of the Properties, from revenues generated by the ownership and operation of the Properties. For additional information regarding the anticipated use of proceeds from this offering and our business strategy, see “Use of Proceeds” and “Description of the Business” elsewhere in this offering circular.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, whose members owe fiduciary duties to the Company and its stockholders. Our board of directors has retained the Manager to manage our business and affairs, oversee our day-to-day operations, and implement our investment strategy, subject to the supervision of the board of directors. The members of our board of directors are Charles J. (“CJ”) Follini and Stephen I. Robie. As the Company’s portfolio grows, the board of directors may determine to appoint or elect additional directors.

Directors serve one-year terms. At each annual meeting of stockholders, directors are elected to serve until the next annual meeting and until their successors are duly elected and qualified. Each candidate nominated for election to the board of directors must receive a plurality of the votes cast, in person or by proxy, at a meeting of stockholders duly called and at which a quorum is present in order to be elected.

Our current directors are also executive officers of the Manager. As a result, conflicts of interest may arise with respect to certain matters involving the Company and the Manager or its affiliates. To help address such conflicts, the board of directors may appoint an independent representative (the “Independent Representative”) to review and act upon conflict-of-interest matters, including transactions between the Company and the Manager or its affiliates. For additional information regarding potential conflicts of interest and related-party transactions, see “Conflicts of Interest and Related Party Transactions.”

The number of directors may be increased or decreased from time to time; however, no decrease in the number of directors may shorten the term of any incumbent director. Any director may resign at any time. A director may be removed for fraud, gross negligence or willful misconduct, as determined by a final, non-appealable decision of a court of competent jurisdiction, or by the affirmative vote of at least two-thirds of all votes entitled to be cast at a meeting of stockholders called for the purpose of considering such removal. The notice of any such meeting will state that the purpose, or one of the purposes, of the meeting is to consider the removal of the director.

Our charter and bylaws provide that any and all vacancies on our board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum. Any individual elected to fill such a vacancy will serve for the remainder of the term in which the vacancy occurred and until a successor is duly elected and qualified.

Our charter provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if all stockholders entitled to vote on the matter provide their unanimous consent in writing or by electronic transmission.

Our general investment and borrowing policies are described in this offering circular. The board of directors may adopt additional written policies relating to investments and borrowings from time to time. The board of directors will oversee our administrative procedures, investment activities and performance and will monitor compliance by our executive officers and the Manager with our investment and borrowing policies. Unless modified by the board of directors, we intend to conduct our operations in accordance with the investment and borrowing policies described in this offering circular.

Executive Officers and Directors

The following table sets forth certain information regarding our directors and executive officers.

Name	Age	Position Held

Charles J. (“CJ”) Follini	59	Director and Chief Executive Officer

Stephen I. Robie	58	Director and Chief Financial Officer

All of our directors and executive officers are also officers of the Manager and may serve as officers, directors or managers of other entities affiliated with or managed by the Manager. The address of each director and executive officer listed is 33 Park Place, Suite 400, New York, New York 10007.

Charles J. (“CJ”) Follini, Director and Chief Executive Officer

Mr. Follini has more than 40 years of experience in commercial real estate investment, development, asset management and venture capital investing. Throughout his career, he has been involved in the acquisition, development, management and disposition of a variety of real estate assets, including industrial, healthcare, logistics, media infrastructure and Qualified Opportunity Zone projects.

Mr. Follini has participated in numerous real estate development and investment transactions involving industrial, healthcare, logistics, media production and urban redevelopment assets. His experience includes joint venture development, asset management, capital formation and portfolio oversight across multiple real estate sectors.

In addition to his real estate activities, Mr. Follini expanded his family office into a multi-family office platform focused on alternative real estate investments and venture capital investments. He has also served on the boards of various portfolio companies and investment-related organizations.

Mr. Follini frequently speaks at industry conferences regarding commercial real estate, alternative investments and family office strategy. He holds a B.S., magna cum laude, in Econometrics from Tufts University, completed the General Course in Game Theory at the London School of Economics, and completed executive management studies at Harvard Business School. Mr. Follini has also served as chairperson of the boards of HERE Arts Center and Chashama Arts.

Stephen I. Robie, Director and Chief Financial Officer

Mr. Robie joined NOYACK in October 2021 as Chief Financial Officer. Mr. Robie has more than 35 years of real estate finance and accounting experience managing the financial operations of public real estate investment trusts (“REITs”), private real estate companies and entrepreneurial ventures.

Since 2008, Mr. Robie has founded and served as Managing Partner of SIR Holdings, LLC, an investment firm focused on venture capital, real estate and advisory services. From 2015 to 2019, Mr. Robie also served as Senior Principal and Senior Vice President – Finance and Operations at Veneto Capital Management, LLC, a privately held commercial real estate investment management company. From 2011 to 2012, Mr. Robie served as Chief Financial Officer, Treasurer and Secretary of Cornerstone Core Properties REIT, Inc. (“CCP REIT” and now Summit Healthcare REIT, Inc.), a publicly registered, non-traded REIT that subsequently focused on healthcare real estate. Mr. Robie also served as Chief Operating Officer and Chief Financial Officer of the Healthcare Real Estate Group of Cornerstone Ventures, Inc., an affiliate of CCP REIT’s advisor.

From 2004 to 2008, Mr. Robie served as Senior Vice President – Financial Planning and Analysis at HCP, Inc. (now Healthpeak Properties, Inc. (NYSE: PEAK)), an S&P 500 healthcare REIT. From 1997 to 2004, Mr. Robie worked for General Electric Company (NYSE: GE) and its commercial real estate division, GE Real Estate, where he served as Manager of Finance for GE Real Estate’s North America Equity Investments. Prior to joining General Electric Company, Mr. Robie spent more than six years in public accounting at Arthur Andersen LLP, including serving as a Manager providing services to private and publicly traded real estate companies.

Mr. Robie graduated magna cum laude with a Bachelor of Arts in Economics from Tufts University and earned a Master of Business Administration with Distinction in Finance and Accounting from the Leonard N. Stern School of Business at New York University. Mr. Robie is a Certified Public Accountant in the State of New York, a Chartered Global Management Accountant and a member of the American Institute of Certified Public Accountants.

Compensation of Officers and Directors

Our board of directors has the authority to determine the compensation of our officers and directors. However, we currently do not intend to pay compensation to our directors or officers for serving in those capacities. Directors who are also employees or officers of the Manager will not receive compensation for serving on our board of directors.

Our board of directors may determine to compensate non-executive directors who may serve on our board of directors in the future. In addition, our board of directors may authorize compensation to directors for services rendered to us in other capacities and may reimburse directors for reasonable travel and other expenses incurred in connection with attendance at meetings of the board of directors or its committees, if any. We have not made any payments to any of our directors to date.

Compensation of Executive Officers

We do not have any employees and do not currently intend to hire employees who will be compensated directly by us. Each of our executive officers also serves as an executive officer of the Manager and receives compensation from the Manager for his or her services, including services performed on our behalf. As executive officers of the Manager, these individuals manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, manage acquired investments and monitor investment performance to help ensure consistency with our investment objectives.

Although we will indirectly bear a portion of the compensation costs associated with these individuals through fees paid to the Manager, we do not intend to pay any compensation directly to these individuals.

The Manager and the Management Agreement

We operate under the direction of the Manager, which is responsible for managing our business and affairs, overseeing our day-to-day operations and implementing our investment strategy, subject to the supervision of our board of directors. The Manager and its officers and managers are not required to devote their full time to our affairs and may engage in other business activities. Pursuant to the management agreement, however, the Manager is required to devote such time as is reasonably necessary to conduct our business and affairs in an appropriate manner.

The Manager performs its duties and responsibilities pursuant to a management agreement between the Company, the Operating Partnership and the Manager. The management agreement governs the Manager’s duties, authority and compensation. The management agreement also contains provisions relating to the limitation of liability of the Manager and indemnification under certain circumstances.

Responsibilities of the Manager

Pursuant to the management agreement, the Manager is responsible for, among other things:

Property Advisory, Origination and Acquisition Services

(1)	assist in the development and implementation of our overall investment strategy, including investment selection criteria, diversification strategies and asset disposition strategies;

(2)	serve as our investment manager with respect to sourcing, underwriting, acquiring, financing, investing in and managing a diversified portfolio of supply chain and logistics properties;

(3)	develop and periodically review our investment guidelines;

(4)	structure the terms and conditions of our acquisitions, sales and joint ventures;

(5)	negotiate and enter into service contracts for the Properties and other investments, subject to applicable approval requirements;

(6)	develop and oversee our debt financing strategies;

(7)	evaluate, structure and recommend joint ventures, limited partnerships and other relationships with third parties;

(8)	evaluate and recommend potential liquidity transactions;

(9)	obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;

(10)	oversee and conduct the due diligence process related to prospective investments;

(11)	prepare reports regarding prospective investments that include recommendations and supporting documentation necessary for the board of directors to evaluate the proposed investments; and

(12)	negotiate and execute approved investments and other transactions.

Offering Services

(1)	the development of this offering, including the determination of its specific terms;

(2)	preparation of marketing materials to be used in connection with this offering, subject to applicable review and approval requirements;

(3)	the negotiation and coordination of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions;

(4)	creation and implementation of various technology and electronic communications related to this offering; and

(5)	all other services related to this offering.

Asset Management Services

(1)	investigate, select, and, on our behalf, engage and conduct business with such persons as the Manager deems necessary to the proper performance of its obligations under the management agreement, including, without limitation, consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, and any and all persons acting in any other capacity deemed by the Manager to be necessary or desirable for the performance of any of the services under the management agreement;

(2)	monitor applicable markets and obtain reports (which may be prepared by the Manager or its affiliates) where appropriate, concerning the value of our investments;

(3)	monitor and evaluate the performance of our investments, provide daily management services to us, and perform and supervise the various management and operational functions related to our investments;

(4)	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing, and disposition of investments on an overall portfolio basis; and

(5)	coordinate and manage relationships between us and any joint venture partners.

Accounting and Other Administrative Services

(1)	manage and perform the various administrative functions necessary for our day-to-day operations;

(2)	provide or arrange for administrative services, legal services, office space, office furnishings, personnel, and other overhead items necessary and incidental to our business and operations;

(3)	provide financial and operational planning services and portfolio management functions;

(4)	maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with any regulatory agency, including annual financial statements;

(5)	maintain all appropriate company books and records;

(6)	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

(7)	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

(8)	provide us with all necessary cash management services;

(9)	evaluate and obtain adequate insurance coverage based upon risk management determinations;

(10)	provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;

(11)	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

(12)	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Stockholder Services

(1)	assist the board of directors in the development and implementation of our distribution policy and make recommendations regarding distributions from time to time;

(2)	manage communications with our stockholders, including answering phone calls and preparing and sending written and electronic reports and other communications; and

(3)	establish technology infrastructure to assist in providing stockholder support and services.

Financing Services

(1)	identify and evaluate potential financing and refinancing sources and engage a third-party broker if necessary;

(2)	negotiate, arrange and execute approved financing agreements;

(3)	manage relationships between us and our lenders, if any; and

(4)	monitor and oversee the service of our debt facilities and other financings, if any.

Disposition Services

(1)	evaluate and recommend potential asset dispositions, sales or liquidity transactions; and

(2)	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.

Allocation of Property Opportunities

For more information regarding the factors that the Manager may consider in allocating investment opportunities among our additional similar programs, please see “Conflicts of Interest – Our Affiliates’ Interests in Other Entities – Allocation of Property Opportunities”.

Executive Officers of the Manager

As of the date of this offering circular, the executive officers of the Manager are as follows:

Name	Age	Position Held

Charles J. (“CJ”) Follini	59	Managing Principal

Stephen I. Robie	58	Chief Financial Officer

Biographical information regarding each of the Manager’s executive officers is included under “Management – Executive Officers and Directors.”

Limited Liability and Indemnification of the Manager and Others

Subject to the terms, conditions and limitations set forth in the management agreement and applicable law, the management agreement limits the liability of the Manager and certain of its officers, members and affiliates for monetary damages and provides for indemnification and the advancement or reimbursement of certain expenses incurred in connection with the performance of their duties.

The management agreement contains provisions that, under certain circumstances, require us to indemnify the Manager and certain of its officers, members and affiliates against liabilities and expenses incurred in connection with their services to us. These protections are subject to the terms, conditions and limitations of the management agreement and applicable law and do not apply in all circumstances. Investors should review the management agreement for a more complete description of these provisions.

Term and Removal of the Manager

The management agreement provides that the Manager will serve for an indefinite term, but that the Manager may be removed by us, or may choose to withdraw as the Manager, under certain circumstances.

Our board of directors may only remove the Manager at any time with 30 days’ prior written notice for “cause.” “Cause” is defined as:

(1)	The Manager’s continued breach of any material provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if the Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

(2)	the commencement of any proceeding relating to the bankruptcy or insolvency of the Manager, including an order for relief in an involuntary bankruptcy case or the Manager authorizing or filing a voluntary bankruptcy petition;

(3)	the Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the management agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of the Manager or one of its affiliates and the Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of the Manager’s actual knowledge of its commission or omission, then the Manager may not be removed; or

(4)	the dissolution of the Manager

Unsatisfactory financial performance does not constitute “cause” under the management agreement.

In the event of its removal, the Manager will use reasonable efforts to cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function. The management agreement provides that any successor manager must possess sufficient qualifications to perform the management function, as determined in accordance with the management agreement.

Management Compensation

The following information summarizes the forms and estimated amounts of compensation (some of which involve cost reimbursements) to be paid by NREIT II, or others, to the Manager and its affiliates. Much of this compensation will be paid regardless of the success or profitability of NREIT II. None of these fees were determined by arm’s-length negotiations. Except as disclosed in this offering circular, neither NREIT II nor any of its affiliates, directors, officers, employees, agents or counselors are participating, directly or indirectly, in any other compensation or remuneration with respect to this offering.

Form of Compensation	Description	Estimated Amount of Compensation

Offering and Organization Stage

Organization and Offering Expenses:	The Manager will be entitled to reimbursement for organization and offering expenses incurred in connection with this offering. These expenses include legal, accounting, printing, mailing and filing fees; escrow holder and transfer agent fees and expenses, if any; charges of the Manager for administrative services related to the issuance of Shares in this offering; reimbursement of bona fide due diligence expenses of broker-dealers; costs incurred in preparing supplemental sales materials; expenses associated with bona fide training and educational meetings; attendance and sponsorship fees payable to participating broker-dealers hosting retail seminars; and reasonable travel, meals and lodging expenses incurred in connection with such activities, as well as other organization and offering expenses permitted under the management agreement.	Up to $500,000.00

Operating Stage:

Reimbursement of Expenses to Manager:	Reimbursement of reasonable and necessary expenses paid or incurred by the Manager in connection with the operation of NREIT II, including legal, accounting, tax, compliance, insurance, risk management, administrative and operational expenses, as well as the allocable portion of salaries, wages, benefits and other personnel-related costs of employees and personnel providing services on behalf of NREIT II. Reimbursable expenses also include costs incurred in connection with the acquisition of the Properties, including travel, surveys, environmental and other studies, and interest expense incurred on deposits and other acquisition-related expenditures, to be paid from operating revenue.	Impracticable to determine at this time.

Asset Management Fee:	The Manager will be entitled to receive an annual Asset Management Fee equal to an annualized rate of 0.75% of the net asset value of NREIT II.	Impracticable to determine at this time.

Disposition Fee:	The Manager will be entitled to receive a Disposition Fee of up to 1.0% of the gross sales price of each Property in connection with any sale, exchange or other disposition of the applicable Property.	Impracticable to determine at this time.

Interest in NREIT II:

Subordinated Participation in Disposition Proceeds	Upon the liquidation of our assets, a merger or other combination into a publicly-traded entity or other liquidity event, including an initial public offering, we will pay the Manager an incentive fee equal to 50% of the amount by which (a) the value of the Shares as established in any such transaction, plus the total of all distributions paid by NREIT II to our stockholders from inception until the date such value is determined exceeds (b) the sum of (1) the product of the number of Shares issued prior to such transaction multiplied by the issue prices paid by the stockholders (the “Gross Investment Amount”) and (2) the amount of cash flow necessary to generate a 15% internal rate of return on our stockholders’ Gross Investment Amount from our inception until the date such value is determined.	Impracticable to determine at this time.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding the beneficial ownership of our Shares as of the date of this Offering Circular by each person known by us to beneficially own more than 5% of our outstanding Shares and by all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each beneficial owner has sole voting and investment power with respect to the Shares shown.

Affiliates of the Company and the Manager may purchase Shares in this offering, but only at the same price and on the same terms as other investors in this offering. We will not reserve any portion of the Shares being offered in this offering for sale to any affiliate, executive officer, director, or any other person.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 33 Park Place, Suite 400, New York, New York 10007.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares

Noyack Capital LLC	500	100%

Charles J. (“CJ”) Follini[1]	500	100%

All directors and executive officers as a group (2 persons)[1]	500	100%

[1]	Represents shares held by Noyack Capital LLC. Mr. Follini is the sole member of Noyack Capital LLC and has sole voting and dispositive power with respect to the shares held by Noyack Capital LLC and therefore may be deemed to beneficially own such shares.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising from our relationships with the Manager, its affiliates, and their respective officers, directors, managers, employees, and other personnel. These conflicts may arise in connection with, among other things, the allocation of investment opportunities, management time and resources, compensation arrangements, relationships with affiliated entities, and other business activities. Although we have adopted certain governance measures intended to mitigate some of these conflicts, such measures may not eliminate all conflicts of interest, and investors should not assume that all conflicts will be resolved in our favor.

Our Affiliates’ Interests in Other Entities

General

The officers, directors, managers, and key real estate professionals of the Manager devote time and resources to us and also devote time and resources to other investment vehicles, real estate programs, and business activities sponsored, managed, controlled, or advised by the Manager and its affiliates (collectively, the “NOYACK Affiliated Entities”). These individuals may have fiduciary, contractual, management, or other obligations to the NOYACK Affiliated Entities that may compete with their obligations to us. As a result, conflicts of interest may arise in connection with the allocation of investment opportunities, management attention, personnel, capital resources, financing opportunities, and other matters.

Although our executive officers and directors are not prohibited from acquiring or investing in properties that may be suitable for us, they remain subject to applicable fiduciary and other legal duties, as well as any applicable policies governing the allocation of investment opportunities. Accordingly, conflicts of interest may arise if investment opportunities suitable for us are presented to, or pursued by, our executive officers, directors, the Manager, or their affiliates.

Joint Ventures with Affiliates of the Manager

We may enter into joint venture arrangements with NOYACK Affiliated Entities for the acquisition, development, ownership, operation, financing, or improvement of properties.

The Manager and its affiliates may serve as sponsor, manager, advisor, or otherwise provide services to NOYACK Affiliated Entities that may share executive officers, directors, managers, employees, or other personnel with us. As a result, conflicts of interest may arise in determining whether we, a NOYACK Affiliated Entity, or another affiliated investment vehicle should pursue a particular investment opportunity, participate in a joint venture, or receive allocations of capital, financing, management attention, or other resources.

Conflicts of interest may also arise in negotiating, structuring, and managing joint venture arrangements between us and a NOYACK Affiliated Entity. Any such joint venture arrangement may not be the result of arm’s-length negotiations between independent parties, and the terms of such arrangements may be more favorable to the affiliated co-venturer than those that could be obtained from an unaffiliated third party.

In addition, the economic, business, or investment objectives of a NOYACK Affiliated Entity may differ from our objectives. As a result, the interests of an affiliated co-venturer may not be aligned with our interests, and decisions made by an affiliated co-venturer may have effects that are adverse to us or our stockholders.

Although we may implement policies and procedures designed to address conflicts of interest arising in connection with affiliated joint ventures, such measures may not eliminate all conflicts of interest, and investors should not assume that any conflict will be resolved in our favor.

Competition for Tenants and Others

Conflicts of interest may arise if we acquire properties located in the same geographic markets as properties owned by other NOYACK Affiliated Entities. In such circumstances, we and one or more NOYACK Affiliated Entities may compete for prospective tenants, purchasers, financing sources, developers, contractors, property managers, and other service providers.

Conflicts may also arise if we and one or more NOYACK Affiliated Entities seek to lease, finance, develop, operate, or sell similar properties within the same market at the same time. For example, competition for tenants may affect leasing activities, while competition for purchasers may affect the timing, pricing, and terms of property dispositions. Similarly, competition for developers, contractors, property managers, and other service providers may affect the availability, cost, and quality of such services.

The Manager and its affiliates may seek to reduce these conflicts by making prospective tenants, purchasers, and service providers aware of properties and opportunities available through us and other NOYACK Affiliated Entities. However, conflicts may nevertheless arise because different properties and investment vehicles may have differing business objectives, leasing strategies, disposition timelines, financing requirements, operating priorities, or compensation arrangements. As a result, these conflicts may not be resolved in our favor and could adversely affect our operations, financial condition, results of operations, cash flows, or the value of our investments.

See “Risk Factors – Risks Related to Conflicts of Interest.”

Allocation of Our Affiliates’ Time

We rely on the Manager and its officers, directors, managers, employees, and other real estate, debt finance, accounting, and administrative professionals to conduct and support our operations. Many of these individuals currently provide, and may in the future provide, services to other NOYACK Affiliated Entities and may also engage in other business activities unrelated to us.

As a result, these individuals may face conflicts of interest in allocating their time, attention, and resources among us, other NOYACK Affiliated Entities, and their other business activities. Such conflicts may arise in connection with the sourcing, evaluation, acquisition, financing, management, operation, leasing, development, disposition, and administration of investments and properties, as well as in connection with strategic planning and other business matters.

Our executive officers and the personnel affiliated with the Manager who provide services to us are not required to devote all, or any specified portion, of their business time exclusively to our affairs. Accordingly, the amount of time devoted to us by any such individual may vary from time to time depending on our needs, the needs of other NOYACK Affiliated Entities, market conditions, and other circumstances.

The Manager believes that its personnel will be able to devote sufficient time to our affairs to perform their responsibilities. However, there can be no assurance that conflicts in the allocation of time, attention, or resources will not arise or that such conflicts will be resolved in our favor. To the extent that the Manager’s personnel devote substantial time to other business activities or affiliated investment vehicles, our operations, investment activities, and overall performance could be adversely affected.

Allocation of Property Opportunities

We rely on the Manager and its real estate professionals to identify, evaluate, negotiate, and structure investment opportunities on our behalf. The Manager and its affiliates also provide services to other NOYACK Affiliated Entities that may pursue investment opportunities similar to those pursued by us, including investments in supply chain, logistics, industrial, and other commercial real estate assets.

As a result, conflicts of interest may arise in allocating investment opportunities among us and other NOYACK Affiliated Entities. Investment opportunities identified by the Manager or its affiliates may be suitable for more than one investment vehicle. In such circumstances, the Manager will allocate opportunities among eligible entities in accordance with its allocation policies and procedures and based on such factors as it determines to be relevant under the circumstances.

Factors that may be considered in allocating an investment opportunity include:

(1)	the respective investment objectives, strategies, and investment criteria of the applicable entities;
(2)	the availability of capital and anticipated funding requirements;
(3)	portfolio diversification objectives and concentration considerations;
(4)	leverage policies and financing requirements;
(5)	the anticipated risk-adjusted returns and cash flow characteristics of the investment;
(6)	tax considerations;
(7)	the size and structure of the investment opportunity; and
(8)	other factors that the Manager determines to be relevant in light of prevailing circumstances.

If the Manager determines that an investment opportunity is equally suitable for more than one entity, the opportunity may be allocated based on such additional considerations as the Manager determines to be appropriate, including the length of time that investable capital has been available for deployment.

Although the Manager maintains policies and procedures intended to promote the fair and equitable allocation of investment opportunities, there can be no assurance that every suitable opportunity will be made available to us or that conflicts regarding opportunity allocation will be resolved in our favor. As a result, other NOYACK Affiliated Entities may acquire investment opportunities that otherwise could have been suitable for us.

In addition, NOYACK Affiliated Entities may compete with us in pursuing acquisitions, financings, dispositions, joint ventures, leasing opportunities, and other business activities. Except as otherwise provided in applicable allocation policies and procedures, neither the Manager nor any NOYACK Affiliated Entity is obligated to refrain from pursuing opportunities that may also be suitable for us.

The Manager may also make decisions regarding contractual arrangements, financing relationships, strategic initiatives, and other business matters that have differing effects on us and other NOYACK Affiliated Entities. Such decisions may benefit one affiliated entity more than another and may limit or affect our ability to pursue particular business opportunities. Furthermore, third parties may require that transactions or business arrangements include, exclude, or otherwise favor one affiliated entity over another. Any such circumstances may result in opportunities being allocated in a manner that is more favorable to another NOYACK Affiliated Entity than to us.

Receipt of Fees and Other Compensation by the Manager and its Affiliates

The Manager and its affiliates are entitled to receive various fees, expense reimbursements, and other forms of compensation from us pursuant to the Management Agreement and other arrangements. Because these arrangements were not negotiated on an arm’s-length basis between unrelated parties, the fees and other compensation payable to the Manager and its affiliates may create conflicts of interest.

The compensation received by the Manager and its affiliates may influence the advice provided to us and the decisions made by the Manager and its personnel. These economic incentives may affect judgments regarding, among other things:

(1)	the timing, size, structure, and terms of capital raising activities and future offerings of our securities;
(2)	the acquisition, financing, refinancing, disposition, and management of investments and properties;
(3)	the use of leverage and the incurrence of indebtedness;
(4)	the timing and terms of asset sales, liquidity events, mergers, consolidations, or other strategic transactions;
(5)	the continuation, renewal, amendment, enforcement, or termination of agreements involving the Manager or its affiliates;
(6)	whether and under what circumstances we seek to internalize our management functions; and
(7)	other operational, financial, and strategic decisions that may affect the amount of compensation payable to the Manager or its affiliates.

In addition, certain fees payable to the Manager and its affiliates are based upon the value of our assets, the disposition of investments, or the achievement of specified performance thresholds. As a result, the interests of the Manager and its affiliates may not always be aligned with the interests of our stockholders.

Although we have adopted certain governance measures intended to address conflicts of interest, such measures may not eliminate all conflicts arising from the compensation arrangements between us and the Manager and its affiliates.

Indemnification Agreements

We intend to enter into indemnification agreements with each of our directors and executive officers. In addition, our Charter and Bylaws provide for the indemnification of our directors and executive officers to the fullest extent permitted by Maryland law. Our Charter also permits the advancement of expenses and provides for limitations on liability to the extent permitted under applicable law.

These indemnification and limitation of liability provisions may reduce the remedies available to us and our stockholders against our directors and executive officers for actions taken in the performance of their duties. As a result, these arrangements may discourage stockholder litigation against our directors and executive officers and may reduce the likelihood of recovery by us or our stockholders for certain claims.

See “Management — Limitations on Director and Officer Liability and Indemnification.”

No Independent Underwriter

Because this offering is being conducted without the assistance of an independent underwriter, prospective investors will not have the benefit of an independent review and investigation of the type that is typically performed by an underwriter in connection with a public offering of securities. In addition, an independent underwriter would ordinarily undertake due diligence activities and assist in evaluating the adequacy of disclosure, the structure of the offering, and the reasonableness of certain terms and conditions of the offering.

Accordingly, investors must rely on their own examination of us and the terms of this offering, including the merits and risks involved. See “Plan of Distribution.”

Certain Conflict Resolution Measures

Independent Representative

We have appointed an Independent Representative to assist in addressing certain conflicts of interest that may arise between us and the Manager or its affiliates. If the Manager or any of its affiliates has a conflict of interest with us that is not otherwise addressed by our existing policies and procedures, or if a proposed transaction constitutes a “Principal Transaction,” the Independent Representative will review and approve such matter before it may be consummated.

For purposes of these policies, a “Principal Transaction” generally means a transaction between the Manager or one of its affiliates, on the one hand, and us or one of our subsidiaries, on the other hand, where the value of the transaction cannot be readily determined based on observable market data or independent third-party valuations. Examples may include transactions involving assets, liabilities, or other rights for which there is no readily available market price.

The Manager is authorized to enter into Principal Transactions only with the prior approval of the Independent Representative and in accordance with applicable law. In evaluating a proposed Principal Transaction, the Independent Representative may consider such factors as it deems appropriate, including valuation methodologies, transaction terms, fairness considerations, independent third-party analyses, and other relevant information.

The use of an Independent Representative is intended to provide an additional layer of oversight with respect to certain conflict-of-interest matters. However, the involvement of the Independent Representative may not eliminate all conflicts of interest, and investors should not assume that every conflict will be resolved in our favor.

Our Policies Relating to Conflicts of Interest

In addition to the conflict-resolution procedures described elsewhere in this Offering Circular, including the Manager’s investment allocation policies and the oversight provided by the Independent Representative, we have adopted policies intended to reduce certain conflicts of interest that may arise in transactions involving the Manager, its officers, or their affiliates.

Under these policies, we may not enter into the following transactions unless the transaction price is supported by an independent third-party appraisal or the transaction is approved by the Independent Representative:

(1)	the sale or lease of any investment or other asset by us to the Manager, its officers, or any of their affiliates; and
(2)	the acquisition or lease of any investment or other asset by us from the Manager, its officers, or any of their affiliates.

We may, however, acquire an investment from a NOYACK Affiliated Entity if that entity initially acquired the investment at a time when we were unable to do so and with the intention of providing us the opportunity to acquire the investment at a later date. In such circumstances, we will not acquire the investment unless the Independent Representative determines that the transaction is fair and reasonable to us and that the purchase price is not materially greater than the affiliated entity’s cost of acquiring the investment.

These policies are intended to provide additional safeguards with respect to affiliated transactions. However, they may not eliminate all conflicts of interest, and investors should not assume that every conflict will be resolved in our favor.

Our Board of Directors may amend these policies from time to time in its discretion, subject to applicable law and our governing documents.

Other Management Agreement Provisions Relating to Conflicts of Interest

The Management Agreement contains additional provisions that are relevant to conflicts of interest, including provisions relating to the term of the Manager, termination rights, other activities of the Manager, and the allocation of investment opportunities.

Term of the Manager. The Management Agreement has an initial term of five years and will automatically renew for successive one-year terms unless terminated in accordance with its terms. The Company will evaluate the Manager’s performance annually before renewing the Management Agreement, and each renewal must be approved by the Board of Directors.

The Company may terminate the Management Agreement, including during the initial term, upon 30 days’ prior written notice for cause. Cause includes, among other things, certain uncured material breaches, bankruptcy or insolvency proceedings involving the Manager, certain materially detrimental changes of control, fraud, misappropriation or embezzlement of funds, bad faith, willful misconduct, gross negligence, reckless disregard in the performance of duties, or dissolution of the Manager. Unsatisfactory financial performance does not, by itself, constitute cause.

The Manager may terminate the Management Agreement if the Company becomes required to register as an investment company under the Investment Company Act of 1940, as amended, with such termination deemed to occur immediately before such event. The Manager may also decline to renew the Management Agreement by providing advance written notice before the expiration of the then-current term and may terminate the Management Agreement under certain circumstances if the Company defaults in the performance of a material term.

Upon termination, the Manager is required to cooperate with the Company to provide an orderly transition of management and advisory functions. However, the termination provisions may limit our ability to remove the Manager except under the circumstances specified in the Management Agreement.

Other Transactions Involving Affiliates. The Management Agreement and our conflict-resolution policies include provisions intended to address certain transactions and arrangements involving the Manager, its affiliates, and other NOYACK Affiliated Entities. These provisions are intended to mitigate conflicts of interest, including conflicts arising from affiliated transactions, other business activities of the Manager, and the allocation of investment opportunities. However, these provisions may not eliminate all conflicts of interest, and investors should not assume that any conflict will be resolved in our favor.

DESCRIPTION OF CAPITAL STOCK AND CERTAIN PROVISIONS OF

MARYLAND LAW, OUR CHARTER AND BYLAWS

The following summary describes certain material provisions of our capital stock, the Maryland General Corporation Law and our charter and bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable provisions of Maryland law and our charter and bylaws, copies of which are available upon request from NREIT II. See “Additional Information.”

General

We were incorporated in Maryland on January 20, 2022. Our charter authorizes the issuance of 100,000,000 shares of capital stock, consisting of (i) 95,000,000 shares of Common Stock, $0.01 par value per share, and (ii) 5,000,000 shares of preferred stock, $0.01 par value per share. Subject to applicable law, our board of directors may amend our charter, without stockholder approval, to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of any class or series of stock.

Our fiscal year ends on December 31.

We intend to elect to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, beginning with the taxable year ending December 31, 2027. However, our board of directors may determine to defer such election until the taxable year ending December 31, 2028.

Common Stock in General

Subject to the preferential rights of any class or series of preferred stock that we may issue in the future, holders of our Common Stock will be entitled to receive distributions when and as authorized by our board of directors and declared by us out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of Common Stock will be entitled to share ratably in our remaining assets after payment of all of our debts and liabilities and any preferential amounts payable to holders of outstanding preferred stock.

Holders of Common Stock do not have preemptive rights or other rights to subscribe for or purchase additional securities issued by us. Subject to limited exceptions under Maryland law, holders of Common Stock also do not have appraisal rights. Shares of Common Stock have no preference, conversion, exchange, sinking fund or redemption rights and, when issued and paid for in accordance with the terms of the applicable offering, will be fully paid and non-assessable.

Our board of directors has authorized the issuance of shares of Common Stock in uncertificated form. We do not intend to issue stock certificates. Information regarding restrictions on the ownership and transfer of our shares that would otherwise be required to appear on stock certificates under Maryland law will be furnished to stockholders upon request and without charge.

We maintain a stock ledger that reflects the ownership of our shares. For purposes of determining ownership of uncertificated shares, we will treat the stockholder registered in our stock ledger as the owner of such shares until a transfer is properly recorded in accordance with our procedures and applicable law.

Voting Common Stock

Subject to the restrictions in our charter on the ownership and transfer of shares and except as may otherwise be specified in our charter, each outstanding share of Common Stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors. Our charter does not provide for cumulative voting in the election of directors, which means that holders of shares entitled to cast a plurality of the votes cast in the election of directors may elect all of the directors then standing for election. Except as set forth in our charter, including any articles supplementary establishing the terms of any class or series of preferred stock that we may issue in the future, holders of Common Stock will possess exclusive voting power.

Preferred Stock

Our charter authorizes our board of directors, without stockholder approval, to classify and reclassify any unissued shares of preferred stock into one or more classes or series of preferred stock and to establish the terms of each such class or series. Subject to applicable law and our charter, our board of directors may determine the voting rights, dividend rights, conversion rights, redemption rights, liquidation preferences and other powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, applicable to any class or series of preferred stock.

Because the terms of any preferred stock may be established by our board of directors without stockholder approval, the rights of holders of preferred stock could be more favorable than those of holders of Common Stock. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control of our company.

Meetings and Special Voting Requirements

An annual meeting of our stockholders will be held each year at a date, time and place determined by our board of directors.

Special meetings of stockholders may be called by the chairman of the board of directors, the chief executive officer or the board of directors. In addition, a special meeting of stockholders must be called to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such meeting and compliance with the procedural requirements set forth in our bylaws.

The presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at a meeting constitutes a quorum. Directors are elected by a plurality of the votes cast in the election of directors. Unless otherwise provided by the Maryland General Corporation Law, our charter or our bylaws, the affirmative vote of a majority of the votes cast on a matter is sufficient to approve any matter properly brought before a meeting of stockholders.

Under the Maryland General Corporation Law, a Maryland corporation generally may not dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in certain other extraordinary transactions unless the transaction is declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. Maryland law permits a corporation to provide in its charter for approval by a lesser percentage, but not less than a majority of all votes entitled to be cast on the matter. Except for amendments relating to the ownership and transfer restrictions contained in our charter, amendments requiring a different vote under our charter, and amendments permitted to be made without stockholder approval under Maryland law or our charter, amendments to our charter generally require the approval of the holders of at least two-thirds of all votes entitled to be cast on the matter.

Restrictions on Ownership of Shares

Ownership Limit

To assist us in qualifying as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended (the “Code”), not more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals (including certain entities treated as individuals under the Code) during the last half of each taxable year. In addition, our shares must be beneficially owned by at least 100 persons who are independent of us and each other for at least 335 days during a taxable year of 12 months, or during a proportionate part of a shorter taxable year. These requirements will not apply during any period before the second taxable year for which we elect to be taxed as a REIT. We may prohibit certain acquisitions and transfers of our shares in order to assist us in satisfying these requirements and otherwise maintaining our qualification as a REIT under the Code. However, no assurance can be given that these restrictions will be effective in all circumstances.

To help ensure that we satisfy these requirements, our charter generally prohibits any person from acquiring, directly or indirectly, beneficial ownership of more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding Common Stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding capital stock. Our board of directors may waive these ownership limits with respect to a particular person if it receives evidence satisfactory to it that ownership in excess of the limits will not jeopardize our qualification as a REIT. For purposes of these ownership limitations, corporations, partnerships and other entities are generally treated as single persons.

These ownership limitations will become effective on the first day of the second taxable year for which we elect to be taxed as a REIT, which would be January 1, 2028 if we elect REIT status for the taxable year ending December 31, 2027. Notwithstanding the foregoing, our charter prohibits any actual, beneficial or constructive ownership of our shares that would cause us to fail to qualify as a REIT, including ownership that could result in any of our income that would otherwise qualify as “rents from real property” for purposes of the REIT rules failing to qualify as such. These prohibitions may not be waived by our board of directors.

Any attempted transfer of our shares that, if effective, would result in a violation of the ownership limitations or otherwise cause us to fail to qualify as a REIT, including by causing us to become “closely held” or by causing us to receive related-party tenant income, will be null and void and will result in the automatic transfer of the shares causing the violation to a trust for the exclusive benefit of one or more charitable beneficiaries. Any attempted transfer that would result in our shares being beneficially owned by fewer than 100 persons will likewise be null and void. The prohibited transferee will acquire no rights in the shares. The automatic transfer to the trust will be deemed effective as of the close of business on the business day preceding the attempted transfer. We will designate an independent trustee to administer the trust and one or more charitable beneficiaries to receive the benefits of the trust.

Shares held in the charitable trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The prohibited transferee will not benefit economically from any shares held in the trust and will have no rights to distributions, voting rights or any other rights attributable to those shares. The trustee will receive all distributions made with respect to the shares held in trust and will hold such distributions for the benefit of the charitable beneficiary. The trustee may vote all shares held in the trust.

Within 20 days after receiving notice from us that shares have been transferred to the charitable trust, the trustee will sell the shares to a person designated by the trustee whose ownership of the shares will not violate the ownership restrictions. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee and the charitable beneficiary. The prohibited transferee will receive the lesser of (i) the price paid by the prohibited transferee for the shares or, if the prohibited transferee did not give value for the shares in connection with the event causing the shares to be held in trust, the market price (as defined in our charter) of the shares on the date of such event, and (ii) the price received by the trustee from the sale of the shares. Any net sale proceeds in excess of the amount payable to the prohibited transferee will be distributed to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the trust, the prohibited transferee sells such shares, then the shares will be deemed to have been sold on behalf of the trust and any amount received by the prohibited transferee in excess of the amount the prohibited transferee was entitled to receive must be paid to the trustee upon demand.

In addition, shares held in the charitable trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid in the transaction that resulted in the transfer to the trust (or, in the case of a gift or devise, the market price at the time of the gift or devise) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us or our designee, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

Any person who acquires or attempts to acquire shares in violation of the foregoing restrictions, or who would have owned shares that were transferred to a charitable trust, must immediately provide written notice to us. Any person who proposes to acquire shares in violation of the foregoing restrictions must provide us with at least 15 days’ prior written notice. In either case, such person must provide any additional information we may request to determine the effect, if any, of the transaction on our qualification as a REIT.

These ownership restrictions will continue to apply unless and until our board of directors determines that it is no longer in our best interests to qualify as a REIT. The 9.8% ownership limitations do not apply to any underwriter in a public offering of our shares or to any person exempted from the ownership limitations by our board of directors upon receipt of appropriate assurances that our qualification as a REIT will not be jeopardized.

Within 30 days after the end of each taxable year, every owner of 5% or more of our outstanding capital stock will be required to provide us with a written statement setting forth the number of shares owned directly or indirectly and a description of how such shares are held. Each such owner must also provide any additional information we may request in order to determine the effect, if any, of such person’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations.

These ownership restrictions could have the effect of delaying, deferring or preventing a transaction or change in control that might otherwise involve a premium price for our Common Stock or otherwise be in the best interests of our stockholders.

Investment Criteria, Minimum Investment and Transfer Restrictions

Purchasers of Common Stock in this offering must be “qualified investors,” as defined in Regulation A under the Securities Act. See “Investment Criteria.” All transfers and subsequent sales of Common Stock must comply with applicable federal and state securities laws.

The minimum investment in this offering is $500, or 25 shares based on the initial Transaction Price of $20.00 per share. Pursuant to a policy adopted by our board of directors, stockholders may not transfer shares of Common Stock in a manner that would cause either the transferor or the transferee to own fewer than the minimum number of shares required to satisfy the minimum investment requirement. Exceptions are permitted for certain transfers made without consideration, including transfers by gift, inheritance, intra-family transfer, family dissolution, transfer to an affiliate or transfer by operation of law.

These minimum ownership requirements will remain in effect unless and until the Common Stock is listed on a national securities exchange. As a result, these restrictions may make it more difficult for stockholders to transfer or sell their shares. We cannot assure you that the Common Stock will ever be listed on a national securities exchange.

Stockholder Redemption Plan

Although an investment in our Common Stock should be viewed as a long-term investment, we have adopted a stockholder redemption plan that is intended to provide limited liquidity to stockholders. Subject to the terms, conditions and limitations of the redemption plan, stockholders may request that we redeem their shares on a monthly basis following a minimum sixty (60)-day waiting period after submission of a redemption request. The Manager designed the redemption plan to provide investors with an initial period during which they may determine whether a long-term investment in NREIT II is appropriate for their investment objectives. In addition, despite the generally illiquid nature of the assets expected to be held by NREIT II, the Manager believes that limited liquidity should be available to stockholders who require it, while the discounted redemption prices applicable during certain holding periods provide an economic benefit to stockholders who remain invested.

A stockholder may have only one outstanding redemption request at any given time and may request redemption of up to the lesser of 1,000 shares or $20,000 per redemption request. Redemption requests are also subject to the liquidity limitations described below, which may vary depending upon our available liquidity and the liquidity of the assets held by us.

The redemption price depends in part on the length of time the shares have been held. For purposes of the redemption plan, the period beginning on the date shares are acquired and ending on the eighty-ninth (89th) day thereafter is referred to as the “Introductory Period,” and the period thereafter is referred to as the “Post-Introductory Period.”

During the Introductory Period, the redemption price per share will equal the purchase price paid for the shares being redeemed, reduced by (i) the aggregate amount of distributions previously paid with respect to those shares and (ii) the aggregate amount of distributions declared but unpaid with respect to those shares. Accordingly, a stockholder redeeming shares during the Introductory Period will generally receive an amount equal to the original purchase price paid for the shares, less distributions previously paid or payable with respect to those shares.

During the Post-Introductory Period, the redemption price per share will be based on the then-current per-share price of our Common Stock in effect at the time the redemption request is submitted, subject to the applicable discount set forth below. During the Post-Introductory Period, the redemption price will not be reduced by distributions previously paid or distributions declared but unpaid with respect to the shares being redeemed. All redemption prices will be rounded down to the nearest $0.01 per share.

Holding Period from Date of Settlement	Effective Redemption Price (as a Percentage of the Applicable Per-Share Price)
Less than 90 days (Introductory Period)	100.0	%(1)(2)
90 days to less than 3 years	95.0	%(3)
3 years to less than 4 years	96.0	%(4)
4 years to less than 5 years	97.0	%(5)
5 years or more	100.0	%(6)

(1)	During the Introductory Period, the redemption price is based on the original purchase price paid for the shares rather than the per-share price in effect at the time of the redemption request.
(2)	The redemption price during the Introductory Period is reduced by distributions previously paid or payable with respect to the shares being redeemed.
(3)	Reflects a 5.0% discount to the then-current per-share price.
(4)	Reflects a 4.0% discount to the then-current per-share price.
(5)	Reflects a 3.0% discount to the then-current per-share price.
(6)	No discount applies.

If the Manager determines that we do not have sufficient funds available to satisfy all redemption requests submitted for any redemption period, redemption requests will be processed on a pro rata basis, if at all. Any portion of a redemption request that is not satisfied will automatically remain pending and will be considered for redemption during subsequent redemption periods, subject to the same limitations and pro rata procedures.

For stockholders who own shares acquired on different dates, redemption requests will be applied to shares on a last-in, first-out (LIFO) basis, meaning that shares held for the shortest period of time will be redeemed first. Because redemption requests are limited to the lesser of 1,000 shares or $20,000 per request, and because shares are redeemed on a LIFO basis, portions of a redemption request may be subject to different holding-period classifications under the redemption plan.

Consistent with current SEC staff guidance regarding redemption plans, we intend to limit redemptions during any calendar month to shares having an aggregate redemption value of not more than 0.5% of the net asset value (“NAV”) of all outstanding shares as of the first day of that month. We also intend to limit redemptions during any calendar quarter to shares having an aggregate redemption value of not more than 1.25% of the NAV of all outstanding shares as of the first day of the last month of that quarter. Unused redemption capacity may be carried forward to subsequent quarters during the same calendar year.

Because we intend to invest in commercial real estate assets with varying maturities and liquidity characteristics, the Manager may increase or decrease the number of shares available for redemption in any month or quarter as assets are repaid, refinanced or sold. However, we do not intend to redeem more than 5.0% of our outstanding shares during any calendar year. Notwithstanding the foregoing, we are not obligated to redeem any shares under the redemption plan.

The Manager may amend, suspend or terminate the redemption plan at any time and without prior notice, including to protect our operations or our remaining stockholders, to avoid placing an undue burden on our liquidity, to preserve our qualification as a REIT, following a material decline in NAV, or for any other reason deemed appropriate by the Manager. The Manager may also decline any particular redemption request if it determines that doing so is necessary or advisable to preserve our qualification as a REIT. In the event the redemption plan is amended, suspended or terminated, notice of such action will be posted on the NOYACK platform.

Stockholders will continue to receive distributions with respect to shares subject to a pending redemption request until the applicable redemption date. However, if shares are redeemed during the Introductory Period, any distributions paid or payable with respect to those shares will reduce the redemption price as described above so that the redemption proceeds do not exceed the stockholder’s original investment amount in those shares.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

(1)	actual receipt of an improper benefit or profit in money, property or services; or
(2)	active and deliberate dishonesty established by a final judgment and material to the cause of action.

Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law. These limitations of liability do not apply to liabilities arising under the federal securities laws and do not generally affect the availability of equitable remedies, such as injunctive relief or rescission.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate ourselves to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, any present or former director or officer and any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise in a similar capacity.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, any present or former director or officer and any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise in a similar capacity, and who is made, or threatened to be made, a party to a proceeding by reason of such service.

Maryland law requires a corporation, unless its charter provides otherwise, to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer is made, or threatened to be made, a party by reason of service in that capacity. Maryland law also permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless it is established that:

(1)	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;
(2)	the director or officer actually received an improper personal benefit in money, property or services; or
(3)	in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under Maryland law, however, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that a personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses.

Maryland law permits a corporation to advance reasonable expenses to a director or officer upon receipt of (i) a written affirmation by the director or officer of a good faith belief that the standard of conduct necessary for indemnification has been met and (ii) a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF NL REIT II OP, LP

The following summary of certain material terms of the Agreement of Limited Partnership of NL REIT II OP, LP, our operating partnership (the “Operating Partnership”), does not purport to be complete and is qualified in its entirety by reference to the Operating Partnership’s Agreement of Limited Partnership, a copy of which may be obtained by contacting NREIT II. See “Additional Information.”

Management

NREIT II is the sole general partner (the “General Partner”) of our Operating Partnership, which is organized as a Delaware limited partnership. We will conduct substantially all of our operations and make substantially all of our investments through our Operating Partnership. Pursuant to the partnership agreement, the General Partner has full, exclusive and complete responsibility and discretion in the management and control of our Operating Partnership, including the ability to cause our Operating Partnership to enter into certain major transactions, including acquisitions, dispositions and refinancings, make distributions to partners, including NREIT II, and cause changes in our Operating Partnership’s business activities. Limited partners, in their capacity as such, generally have no right to participate in the management or control of our Operating Partnership. The partnership agreement requires that our Operating Partnership be operated in a manner that permits us to qualify as a REIT.

Transferability of General Partner Interests

We may voluntarily withdraw from our Operating Partnership or transfer or assign our interest in our Operating Partnership or engage in any merger, consolidation or other combination, or sale of all or substantially all of our assets without obtaining the consent of limited partners if:

(1)	following such transaction, the equity holders of the surviving entity are substantially identical to our existing stockholders;
(2)	as a result of such transaction, all limited partners (other than NREIT II) will receive for each common unit an amount of cash, securities and other property equal in value to the greatest amount of cash, securities and other property paid in the transaction to a holder of shares of Common Stock, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, each holder of OP Units (other than those held by us or our subsidiaries) shall be given the option to exchange its OP Units for the greatest amount of cash, securities or other property that such holder would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer the shares of Common Stock received upon exercise of the redemption right immediately prior to the expiration of the offer;

(3)	immediately after such transaction, substantially all of the assets of the successor or surviving entity, other than OP Units held by us, are owned, directly or indirectly, by our Operating Partnership, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, each holder of OP Units (other than those held by us or our subsidiaries) shall be given the option to exchange its OP Units for the greatest amount of cash, securities or other property that such holder would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer the shares of Common Stock received upon exercise of the redemption right immediately prior to the expiration of the offer; or
(4)	the transaction is with a wholly owned subsidiary.

Following such transfers, the General Partner may withdraw as the general partner.

Limited Partner Voting Rights and Amendments

Limited partners generally have no voting or consent rights, except as described above and with respect to certain amendments to the partnership agreement. Amendments to reflect the issuance of additional partnership interests or to establish or modify the designations, rights, powers, duties and preferences of holders of additional partnership interests may be made by the General Partner without the consent of the limited partners. In addition, amendments that would not adversely affect the rights of the limited partners in any material respect and certain other specified amendments may be made by the General Partner without the consent of the limited partners.

Except as otherwise provided in the partnership agreement, amendments that would adversely affect the rights of the limited partners in any material respect must be approved by limited partners holding a majority of the OP Units (including OP Units held by us and our affiliates). In addition, if an amendment would modify certain provisions of the partnership agreement relating to distributions, allocations or redemption rights and would disproportionately affect limited partners other than NREIT II and its affiliates, the consent of a majority in interest of the OP Units held by such limited partners is required.

Any amendment that would convert a limited partner interest into a general partner interest (other than by our acquisition of such interest) or modify the limited liability of a limited partner requires the consent of each limited partner adversely affected or otherwise will be effective only with respect to those limited partners that consent to the amendment.

Capital Contributions

We will contribute, directly, to our Operating Partnership substantially all of the net proceeds from this offering in exchange for OP Units. The partnership agreement provides that if our Operating Partnership requires additional funds at any time in excess of funds available to our Operating Partnership from borrowing or capital contributions, we may borrow such funds from a financial institution or other lender and lend such funds to our Operating Partnership on the same terms and conditions as are applicable to our borrowing of such funds. Under the partnership agreement, if we issue any additional equity securities, we are obligated to contribute the proceeds from such issuance as additional capital to our Operating Partnership and we will receive additional OP Units with economic interests substantially similar to those of the securities we issued. In addition, if we contribute additional capital to our Operating Partnership, we generally will revalue the property of our Operating Partnership to its fair market value (as determined by us) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the partnership agreement if there were a taxable disposition of such property for its fair market value (as determined by us) on the date of the revaluation. Our Operating Partnership may issue preferred partnership interests, in connection with acquisitions of property, our issuance of preferred shares or otherwise, which could have priority over common partnership interests with respect to distributions from our Operating Partnership, including the partnership interests we own.

Redemption Rights

Pursuant to the partnership agreement, any limited partners admitted after the date of formation of our Operating Partnership (including participants in UPREIT transactions), other than NREIT II or its subsidiaries (except to the extent described below), will receive redemption rights, which, beginning two years after issuance, will enable them to cause our Operating Partnership to redeem the OP Units held by such limited partners in exchange for cash or, at our option, shares of Common Stock on a one-for-one basis, twice a year on the last business days of June and December. The cash redemption amount per common unit would be calculated as a percentage of the NAV per share of Common Stock in effect at the time of the redemption. The number of shares of Common Stock issuable upon redemption of OP Units held by limited partners may be adjusted upon the occurrence of certain events such as stock dividends, stock subdivisions or combinations. We expect to fund cash redemptions, if any, out of available cash or borrowings. The partnership agreement provides that, until such time as the Common Stock is listed for trading on a stock exchange, a limited partner may make its redemption request contingent on such limited partner’s OP Units being redeemed by the Operating Partnership for cash. Notwithstanding the foregoing, a limited partner will not be entitled to exercise its redemption rights if the delivery of Common Stock to the redeeming limited partner could cause:

(1)	the redeeming partner or any other person to violate any of the restrictions on ownership and transfer of our stock contained in our charter;
(2)	a termination of our Operating Partnership for U.S. federal or state income tax purposes (except as a result of the redemption of all units other than those owned by us);
(3)	our Operating Partnership to cease to be classified as a partnership for U.S. federal income tax purposes (except as a result of the redemption of all units other than those owned by us);
(4)	our Operating Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e) of the Code);
(5)	any portion of the assets of our Operating Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101;
(6)	our Operating Partnership to become a “publicly traded partnership,” as such term is defined in Section 7704(b) of the Code, that is taxable as a corporation for U.S. federal income tax purposes;
(7)	our Operating Partnership to be regulated under the Investment Company Act, the Investment Advisers Act, or ERISA; or
(8)	an adverse effect on our ability to continue to qualify as a REIT or, except with our consent, cause any taxes to become payable by us under Section 857 or Section 4981 of the Code.

To the extent permitted by applicable law and the partnership agreement, we may, in our sole and absolute discretion, waive any of these restrictions.

In addition to the foregoing, (i) to the extent we redeem Common Stock, the Operating Partnership may redeem common units held by NREIT II in order to give effect to such redemption of Common Stock and (ii) the Operating Partnership may make certain other anti-dilutive adjustments to NREIT II’s ownership of common units in order to effect the varying economic arrangements between NREIT II on the one hand and the other investors in the Operating Partnership on the other hand (e.g., the disproportionate bearing of certain fees and expenses).

Reimbursement of Expenses

In addition to the administrative and operating costs and expenses incurred directly by our Operating Partnership, our Operating Partnership will reimburse us for, or pay, all administrative costs and expenses incurred by us in connection with the ownership, operation and administration of our Operating Partnership, including:

(1)	all expenses relating to our formation and continuity of existence and operation;
(2)	all expenses relating to our organizational costs and the costs of this offering;
(3)	all expenses relating to registrations and repurchases of securities;
(4)	all expenses associated with the preparation and filing of any of our periodic or other reports and communications under U.S. federal, state or local laws or regulations;
(5)	all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body;
(6)	all expenses for compensation of our directors, director nominees and officers; and
(7)	all of our other operating or administrative costs incurred in the ordinary course of business on behalf of our Operating Partnership.

Fiduciary Responsibilities

Our directors and officers have duties under applicable Maryland law to manage NREIT II in a manner consistent with the best interests of our stockholders. At the same time, we, as the general partner of our Operating Partnership, will have fiduciary duties under applicable Delaware law to manage our Operating Partnership in a manner beneficial to our Operating Partnership and its partners. Our duties to our Operating Partnership and its limited partners, therefore, may come into conflict with the duties of our directors and officers to our stockholders. The limited partners of our Operating Partnership expressly will acknowledge that, as the general partner of our Operating Partnership, we are acting for the benefit of our Operating Partnership, the limited partners and our stockholders collectively. When deciding whether to cause our Operating Partnership to take or decline to take any actions, we, as the General Partner, will be under no obligation to give priority to the separate interests of (i) the limited partners in our Operating Partnership (including, without limitation, tax considerations of our limited partners except as provided in a separate written agreement) or (ii) our stockholders.

Distributions

The partnership agreement provides that, subject to the terms of any preferred partnership interests, our Operating Partnership will make non-liquidating distributions at such times and in such amounts as determined by the General Partner in its sole discretion, to us and the limited partners in accordance with their respective percentage interests in our Operating Partnership.

Upon liquidation of our Operating Partnership, after payment of, or adequate provision for, debts and obligations of the partnership, including any partner loans and subject to the terms of any preferred partnership interests, any remaining assets of the partnership will be distributed to us and the limited partners with positive capital accounts in accordance with their respective positive capital account balances.

Allocations

Profits and losses of our Operating Partnership (including depreciation and amortization deductions) for each taxable year generally will be allocated to us and the other limited partners in accordance with their respective percentage interests in our Operating Partnership. Special allocations may be made with respect to LTIP Units as described below, pursuant to the terms of any preferred partnership interests, or to effect the varying economic arrangements between NREIT II, on the one hand, and the other investors in our Operating Partnership, on the other hand (for example, the disproportionate bearing of certain fees and expenses). All of the foregoing allocations are subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and Treasury Regulations promulgated thereunder. To the extent Treasury Regulations promulgated pursuant to Section 704(c) of the Code permit, we, as the General Partner, shall have the authority to elect the method to be used by our Operating Partnership for allocating taxable items with respect to any contributed property acquired in connection with this offering or thereafter for which fair market value differs from the adjusted tax basis at the time of contribution, or with respect to properties that are revalued and carried for purposes of maintaining capital accounts at a value different from adjusted tax basis at the time of revaluation, and such election shall be binding on all partners.

LTIP Units

We may cause our Operating Partnership to issue LTIP Units, which are intended to qualify as “profits interests” in our Operating Partnership for U.S. federal income tax purposes, to persons providing services to our Operating Partnership. LTIP Units may be issued subject to vesting requirements, which, if they are not met, may result in the automatic forfeiture of any LTIP Units issued. Generally, LTIP Units will be entitled to the same non-liquidating distributions and allocations of profits and losses as the OP Units on a per unit basis.

As with OP Units, liquidating distributions with respect to LTIP Units are made in accordance with the positive capital account balances of the holders of these LTIP Units to the extent associated with these LTIP Units. However, unlike OP Units, upon issuance, LTIP Units generally will have a capital account equal to zero. Upon the sale of all or substantially all of the assets of our Operating Partnership or a book-up event for tax purposes in which the book values of our Operating Partnership’s assets are adjusted, holders of LTIP Units will be entitled to priority allocations of book gain (i.e., unrealized appreciation recognized for capital account purposes) that may be allocated by our Operating Partnership to increase the value of their capital accounts associated with their LTIP Units until these capital accounts are equal, on a per unit basis, to the capital accounts associated with the OP Units. However, if, following the issuance of an LTIP Unit, the assets of our Operating Partnership are booked down in connection with a book-up event prior to a time at which the LTIP Unit has been specially allocated book gain in an amount necessary to bring its associated capital account balance to the same level as the capital account balance of an OP Unit, book-up gains with respect to subsequent book-up events will not be specially allocated on a priority basis to the LTIP Unit until the cumulative book-up gains of the Operating Partnership exceed cumulative book losses of the Operating Partnership during the period from the issuance of such LTIP Unit through the date of such allocation. The amount of these priority allocations will determine the liquidation value of the LTIP Units. In addition, once the capital account associated with a vested LTIP Unit has increased to an amount equal, on a per unit basis, to the capital accounts associated with the OP Units, that LTIP Unit generally may be converted into an OP Unit. The book gain that may be allocated to increase the capital accounts associated with LTIP Units is comprised in part of unrealized gain, if any, inherent in the property of our Operating Partnership on an aggregate basis at the time of a book-up event. Book-up events are events that, for U.S. federal income tax purposes, require a partnership to revalue its property and allocate any unrealized gain or loss since the last book-up event to its partners. Book-up events generally include, among other things, the issuance or redemption by a partnership of more than a de minimis partnership interest.

LTIP Units are not entitled to the redemption right described above, but any OP Units into which LTIP Units are converted are entitled to this redemption right. LTIP Units, generally, vote with the OP Units and do not have any separate voting rights except in connection with actions that would materially and adversely affect the rights of the LTIP Units.

Term

Our Operating Partnership will continue indefinitely, or until sooner dissolved upon:

(1)	the bankruptcy, dissolution or withdrawal of the General Partner (unless the limited partners elect to continue the partnership);
(2)	the sale or other disposition of all or substantially all of the assets of our Operating Partnership;
(3)	an election by us in our capacity as the general partner; or
(4)	entry of a decree of judicial dissolution.

Tax Matters

Our Operating Partnership agreement provides that we, as the sole General Partner of our Operating Partnership, will serve as the partnership representative (and, to the extent applicable, the tax matters partner) of our Operating Partnership and will have the authority to handle tax audits and make tax elections under the Code on behalf of our Operating Partnership.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and relating to the purchase, ownership and disposition of our shares of common stock. Because this is a summary that is intended to address only certain material U.S. federal income tax considerations relating to the ownership and disposition of our common stock generally applicable to holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

(1)	the tax consequences to you may vary depending on your particular tax situation;
(2)	special rules that are not discussed below may apply to you if, for example, you are a broker-dealer, a trust, an estate, a regulated investment company, a REIT, a financial institution, an insurance company, a person who holds 10% or more (by vote or value) of our stock, a person holding their interest through a partnership or similar pass-through entity, a person subject to the alternative minimum tax provisions of the Code, a person holding our common stock as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment, a person who marks-to-market our common stock or preferred stock, a U.S. expatriate, a U.S. stockholder (as defined below) whose functional currency is not the U.S. dollar, or any person otherwise subject to special tax treatment under the Code;
(3)	this summary does not address state, local or non-U.S. tax considerations;
(4)	this summary does not address other federal tax considerations aside from U.S. federal income taxes, such as alternative minimum taxes or estate taxes;
(5)	this summary assumes that stockholders hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code;
(6)	this summary does not address U.S. federal income tax considerations applicable to tax-exempt organizations and non-U.S. persons, except to the limited extent described below; and
(7)	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of ownership and disposition of our common stock on your particular tax situation, including any state, local or non-U.S. tax consequences.

For purposes of this discussion, references to “we,” “us” or “our” and similar terms generally refer to NREIT II; however, because we conduct substantially all of our operations through our Operating Partnership and other subsidiaries, our qualification and taxation as a REIT may depend in part upon the activities and tax treatment of those entities.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the IRS including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts, and that a court could agree with the IRS. Accordingly, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. This summary is also based upon the assumption that we will operate NREIT II and its subsidiaries and affiliates in accordance with their applicable organizational documents.

The federal income tax treatment of holders of our common stock depends in some instances on determinations of fact and interpretations of complex provisions of United States federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular stockholder of holding our common stock will depend on the stockholder’s particular tax circumstances. You are urged to consult your tax advisor regarding the federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging, or otherwise disposing of our common stock.

Taxation of NREIT II

General

We intend to elect to be taxed as a REIT beginning with the taxable year ending December 31, 2027, which may be extended by our board of directors until the taxable year ending December 31, 2028. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that our ownership, form of organization and operations through the date hereof, and our proposed ownership, organization and method of operations thereafter, have enabled and will enable us to satisfy the requirements for qualification and taxation as a REIT beginning with the taxable year ending December 31, 2027. Our qualification and taxation as a REIT will depend on our ability to meet, on a continuing basis, through actual operating results, asset composition, distribution levels, diversity of share ownership and various other requirements imposed under the Code, the tests and requirements applicable to REITs. In addition, our ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT for a particular year also requires that we satisfy certain asset and gross income tests during such year, some of which depend upon the fair market values of assets in which we directly or indirectly own an interest. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Requirements for Qualification—Failure to Qualify.”

So long as we qualify for taxation as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal income tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation.

However, even if we qualify for taxation as a REIT, we will be subject to federal income tax as follows:

(1)	We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid. See “—Requirements for Qualification—Annual Distribution Requirements.”
(2)	If we have net income from “prohibited transactions,” we will be subject to a 100% tax on this income. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property. See “—Requirements for Qualification—Prohibited Transactions.”

(3)	If we elect to treat property that we acquire with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property will be subject to tax at the highest corporate rate. See “—Requirements for Qualification—Prohibited Transactions” and “—Requirements for Qualification—Foreclosure Property.”
(4)	If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of either (1) the amount by which we fail the 75% gross income test for the taxable year or (2) the amount by which we fail the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability. See “—Requirements for Qualification—Income Tests.”
(5)	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% assets tests, and we qualify for and satisfy certain cure provisions, then we will be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests and (y) the highest U.S. federal income tax rate then applicable to corporations. See “—Requirements for Qualification—Asset Tests.”
(6)	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure. See “—Requirements for Qualification—Failure to Qualify.”
(7)	If we fail to qualify for taxation as a REIT because we fail to distribute by the end of the relevant year any earnings and profits we inherit from a taxable C corporation during the year (e.g., by tax-free merger or tax-free liquidation), and the failure is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits. See “—Requirements for Qualification—General.”
(8)	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification—General.”
(9)	We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which federal income tax was paid, if we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year, and any undistributed taxable income from prior taxable years. See “—Requirements for Qualification—Annual Distribution Requirement.”
(10)	We will be subject to a 100% penalty tax on some payments we receive or on certain other amounts (or on certain expenses deducted by our TRS) if arrangements among us, our tenants and/or our TRS are not comparable to similar arrangements among unrelated parties. See “—Requirements for Qualification—Effect of Subsidiary Entities.”
(11)	We may be subject to tax on gain recognized in a taxable disposition of assets acquired by way of a tax-free merger or other tax-free reorganization with a non-REIT corporation or a tax-free liquidation of a non-REIT corporation into us. Specifically, to the extent we acquire any asset from a C corporation in a carry-over basis transaction and we subsequently recognize gain on a disposition of such asset during a five-year period beginning on the date on which we acquired the asset, then, to the extent of any “built-in gain,” such gain will be subject to U.S. federal income tax at the regular corporate income tax rate applicable at such time. Built-in gain means the excess of (i) the fair market value of the asset as of the beginning of the applicable recognition period over (ii) our adjusted basis in such asset as of the beginning of such recognition period. See “—Requirements for Qualification—Tax on Built-in Gains of Former C Corporation Assets.”
(12)	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, (2) be deemed to have paid its proportionate share of the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid, with an adjustment made to increase the stockholders’ basis in our stock. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Dividends.”
(13)	We may have subsidiaries or own interests in other lower-tier entities that are C corporations that will elect, jointly with us, to be treated as our TRSs, the earnings of which would be subject to U.S. federal corporate income tax. See “—Requirements for Qualification—Effect of Subsidiary Entities.”

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local and foreign income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification

General

We intend to elect to be taxed as a REIT under the Code effective with our taxable year ending December 31, 2027 or such later date as determined by our board of directors. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, ownership, sources of income, nature of assets and dividends of income to stockholders, beginning with our taxable year ending December 31, 2027, unless otherwise noted.

The Code defines a REIT as a corporation, trust, or association:

(1)	that is managed by one or more trustees or directors;
(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;
(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;
(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;
(5)	the beneficial ownership of which is held by 100 or more persons for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months;
(6)	during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals,” as defined in the Code to include specified entities;
(7)	that makes an election to be taxable as a REIT, or has made this election for a previous taxable year, which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;
(8)	that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder;
(9)	that has no earnings and profits from any non-REIT taxable year as a successor to a C corporation at the close of any taxable year; and
(10)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) need not be satisfied during a corporation’s initial tax year as a REIT (which, in our case, we currently intend to be our taxable year ending December 31, 2027).

We believe that after the offering we will have sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter provides restrictions regarding the transfer of shares of our capital stock that are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above (as described in “Description of Shares—Restriction on Ownership of Shares.”). These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements.

We intend to comply with condition (7) above by electing to be taxed as a REIT on our U.S. federal income tax return for the taxable year ending December 31, 2027, or such later taxable year as may be determined by our board of directors.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

For purposes of condition (8) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

In addition, as described in condition (9) above, a REIT may not have any undistributed C corporation earnings and profits at the end of any taxable year. Upon our election to be taxable as a REIT, any earnings and profits that we may have accumulated while we were taxable as a C corporation would have to be distributed no later than the end of the first year for which we elect REIT status. If we fail to do so, we would not qualify to be taxed as a REIT for that year and a number of years thereafter, unless we are able to rely on certain relief provisions.

The Code provides relief from violations of the REIT gross income requirements, as described below under “—Requirements for Qualification—Income Tests,” in cases where a violation is due to reasonable cause and not to willful neglect, and other requirements are met. REITs that take advantage of this relief provision must pay a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see “—Requirements for Qualification—Asset Tests” below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met. Again, REITs that take advantage of this relief provision must pay a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests. A REIT that is a partner in a partnership (or a member of a limited liability company or other entity that is treated as a partnership for U.S. federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs, as described below.

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary (including an entity that is treated as an association taxable as a corporation for U.S. federal income tax purposes) that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT (either directly or through other disregarded subsidiaries). For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Our qualified REIT subsidiaries will not be subject to U.S. federal income taxation but may be subject to state and local taxation in some states. Certain other entities also may be treated as disregarded entities for U.S. federal income tax purposes, generally including any wholly owned domestic unincorporated entity that would be treated as a partnership if it had more than one owner. For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of any such disregarded entity will be treated as assets, liabilities and items of income, deduction and credit of the owner of the disregarded entity.

In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any Common Stock in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation (other than a TRS). See “—Requirements for Qualification—Asset Tests” and “—Requirements for Qualification—Income Tests.”

Taxable REIT Subsidiaries. A TRS is a corporation in which we directly or indirectly own stock and that jointly with us elects to be treated as our TRS under Section 856(l) of the Code. In addition, if we have a TRS that owns, directly or indirectly, securities representing more than 35% of the voting power or value of a subsidiary corporation, that subsidiary would also be treated as our TRS. A TRS is subject to U.S. federal income tax and state and local income tax, where applicable, as a regular C corporation.

Generally, a TRS can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to us in excess of a certain amount. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants and/or the TRS are not comparable to similar arrangements among unrelated parties.

We may own interests in one or more TRSs that may perform certain services for our tenants, receive management fee income and/or hold interests in joint ventures and private equity real estate funds that might hold assets or generate income that could cause us to fail the REIT income or asset tests or subject us to the 100% tax on prohibited transactions. Because TRSs are generally taxable as regular C corporations, our TRSs may incur significant U.S. federal, state and local income tax liabilities.

The separate existence of a TRS or other taxable corporation is not ignored for federal income tax purposes. Accordingly, a TRS or other taxable corporation generally would be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to pay dividends to our stockholders.

We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the dividends paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

Subsidiary REITs

If any REIT in which we acquire an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a TRS, as further described below.

Income Tests

To qualify as a REIT, we must satisfy two gross income tests annually. First, at least 75% of our gross income generally must be derived from (1) rents from real property, (2) interest on obligations secured by mortgages on real property or on interests in real property, (3) gains from the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) other than property held primarily for sale to customers in the ordinary course of our trade or business, (4) dividends from other qualifying REITs and gain (other than gain from prohibited transactions) from the sale of shares of other qualifying REITs, (5) other specified investments relating to real property or mortgages thereon, and (6) for a limited time, temporary investment income. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for the 75% test. Second, at least 95% of our gross income for each taxable year, excluding gross income from prohibited transactions and certain other income and gains described below, must be derived from any combination of income qualifying under the 75% test and dividends, interest and gain from the sale or disposition of stock or securities other than stock or securities held primarily for sale to customers in the ordinary course of our trade or business.

Rents we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. This limitation does not apply, however, where the lessee leases substantially all of its interest in the property to tenants or subtenants to the extent that the rental income derived by the lessee would qualify as rents from real property had we earned the income directly. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant number of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We may directly or indirectly receive dividends from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These dividends generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such dividends will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from a REIT, however, will be qualifying income for purposes of both the 95%- and 75%-income tests.

We may receive various fees in connection with our operations relating to the origination or purchase of whole loans secured by first mortgages and other loans secured by real property. The fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by the income and profits of any person. Other fees generally are not qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by any TRS will not be included for purposes of the gross income tests.

We have not derived, and do not anticipate deriving, rents based in whole or in part on the income or profits of any person, rents from related party tenants and/or rents attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property in sufficient amounts to jeopardize our status as REIT. We also have not derived, and do not anticipate deriving, impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as non-qualifying rents would jeopardize our status as a REIT.

Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. For purposes of this analysis, real property includes ancillary personal property whose value is less than 15% of the total value of the collateral. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, the fair market value of the personal property is 15% or more of the total value of the collateral, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, then the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is under secured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

We and our subsidiaries may invest in mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor applicable to mezzanine loans. Under the Revenue Procedure, if a mezzanine loan meets each of the requirements contained in the Revenue Procedure, (1) the mezzanine loan will be treated by the IRS as a real estate asset for purposes of the asset tests described below and (2) interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in mezzanine loans in a manner that generally complies with the various requirements applicable to our qualification as a REIT. In addition, we may be required to retest an otherwise qualifying mezzanine loan if we modify the loan and the modification results in a “significant modification” of the loan for tax purposes. The retesting is applied by comparing the value of the real property collateral at the time of the modification to the outstanding balance of the modified loan. In certain cases, this could result in a previously qualifying loan becoming unqualified in whole or in part. Moreover, if a mezzanine loan or other loan issued by a partnership or disregarded entity was recharacterized as equity for tax purposes, it would likely mean that we should be treated as owning a preferred partnership interest in the underlying assets and would have to include a share of property revenues and gains in our REIT income tests and asset tests as described below. Although loans between unrelated parties are generally respected as debt for tax purposes, no assurance could be given that such loans would not be recharacterized as equity. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of these loans.

In addition, we and our subsidiaries may invest in the preferred equity of an entity that directly or indirectly owns real property. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), a REIT holding preferred equity generally will be treated as owning an interest in the underlying real estate for REIT purposes. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize the REIT’s compliance with the REIT income and asset tests described below. In addition, the treatment of interest-like preferred returns in a partnership or a disregarded entity (other than a qualified REIT subsidiary) also is not clear under the REIT rules and could be treated as non-qualifying income. In addition to the risk of loss of REIT status due to non-qualifying income, if the underlying property is dealer property, our gains from the sale of the property would be subject to a 100% tax. More importantly, in many cases the status of debt-like preferred equity as debt or equity for tax purposes is unclear. If the issuer of the preferred equity is a corporation for U.S. federal income tax purposes, such preferred equity generally will be a non-qualifying asset unless the issuer is a REIT, our own qualified REIT subsidiary, or a TRS.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our federal income tax return and otherwise comply with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally incur unexpectedly exceeds the limits on non-qualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. Even if these relief provisions apply, a tax would be imposed based on the amount of non-qualifying income.

Asset Tests

At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:

(1)	at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. Government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt, and debt instruments issued by publicly offered REITs;
(2)	not more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class;
(3)	except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the test described in clause (1) or securities of our TRSs: the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;
(4)	not more than 20% of the value of our total assets may be represented by securities of one or more TRSs; and
(5)	not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

We believe that our assets will comply with the above asset tests and that we can operate so that we can continue to comply with those tests. However, our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination and for which we will not obtain independent appraisals. For example, we may hold significant assets through a TRS or hold significant non-real estate assets (such as certain goodwill), and we cannot provide any assurance that the IRS might not disagree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25%, 20% and 5% asset tests and the 10% value limitation at the end of a later quarter solely by reason of changes in the relative values of our assets (including changes in relative values as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the 25%, 20% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions after the close of any quarter as may be required to cure any noncompliance with the 25%, 20% or 5% asset tests or 10% value limitation. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests. In such case we would be required to pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the non-qualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

In addition, see the discussion of investments in loans and preferred equity above under “Income Tests” and the discussion below under “Investments in Loans and Preferred Equity” for a discussion of how such investments could impact our ability to meet the asset tests.

Sale-Leaseback Transactions

We may make investments in the form of sale-leaseback transactions. We intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the asset tests or the income tests described above, and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described below for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our stockholders.

Annual Distribution Requirements

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of non-cash income. For purposes of the distribution requirements, any built-in gain (net of the applicable tax) we recognize during the applicable recognition period that existed on an asset at the time we acquired it from a C corporation in a carry-over basis transaction will be included in our REIT taxable income. See “—Requirements for Qualification—Tax on Built-in Gains of Former C Corporation Assets” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made.

In order for distributions to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends.” A dividend is generally not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class, and in accordance with the preferences among different classes of stock as set forth in the REIT’s organizational documents. There is no de minimis exception with respect to preferential dividends. To avoid paying preferential dividends, we must treat every stockholder of the class of shares with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of shares other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our shares if there is more than one and will seek to avoid dividend equivalent redemptions. (See “—Taxation of U.S. Stockholders—Redemptions of Common Stock” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.) If the IRS were to take the position that we inadvertently paid a preferential dividend, we may be deemed either to (a) have distributed less than 100% of our REIT taxable income and be subject to tax on the undistributed portion, or (b) have distributed less than 90% of our REIT taxable income and our status as a REIT could be terminated for the year in which such determination is made if we were unable to cure such failure. We can provide no assurance that we will not be treated as inadvertently paying preferential dividends.

To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to U.S. federal income tax on these retained amounts at regular corporate tax rates.

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;
(2)	95% of our REIT capital gain net income for the year; and
(3)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its stockholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed. Our stockholders would then increase their adjusted basis of their stock by the difference between (a) the amounts of capital gain dividends that we designated and that they include in their taxable income minus (b) the tax that we paid on their behalf with respect to that income.

To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of dividends that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any dividends that are actually made as ordinary dividends or capital gains. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders—Distributions.”

We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

We anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement and to distribute such greater amount as may be necessary to avoid U.S. federal income and excise taxes. It is possible, however, that, from time to time, we may not have sufficient cash or other liquid assets to fund required distributions as a result, for example, of differences in timing between our cash flow, the receipt of income for GAAP purposes and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves, payment of required debt service or amortization payments, or the need to make additional investments in qualifying real estate assets. The insufficiency of our cash flow to cover our distribution requirements could require us to (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be invested in future acquisitions or capital expenditures or used for the repayment of debt, (4) pay dividends in the form of taxable stock dividends, or (5) use cash reserves, in order to comply with the REIT distribution requirements. Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief. If we fail to qualify as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax on our taxable income at regular corporate rates. Dividends to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, dividends to our stockholders will generally be taxable to stockholders who are individual U.S. stockholders at a maximum rate of 20%, and dividends received by our corporate U.S. stockholders may be eligible for a dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing REIT status for the four taxable years following a year during which qualification was lost.

Tax on Built-in Gains of Former C Corporation Assets

If a REIT acquires an asset from a C corporation in a transaction in which the REIT’s basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation (e.g., a tax-free reorganization under Section 368(a) of the Code), the REIT may be subject to an entity-level tax upon a taxable disposition during a five-year period following the acquisition date. The amount of the tax is determined by applying the highest regular corporate tax rate, which is currently 21%, to the lesser of (i) the excess, if any, of the asset’s fair market value over the REIT’s basis in the asset on the acquisition date, or (ii) the gain recognized by the REIT in the disposition. The amount described in clause (i) is referred to as “built-in gain.” Assuming we elect to be taxed as a REIT for the taxable year ending December 31, 2027, we do not believe we have acquired and do not currently expect to acquire assets the disposition of which would be subject to the built-in gains tax but are not foreclosed from doing so in the future.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. We intend to continue to conduct our operations so that no asset that we own (or are treated as owning) will be treated as held as inventory or for sale to customers and that a sale of any such asset will not be treated as having been in the ordinary course of our business. However, part of our investment strategy is to purchase assets that provide an opportunity for gain through capital appreciation, and we may sell such assets if beneficial opportunities arise. Therefore, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporation, although such income will be subject to U.S. federal income tax at regular corporate income tax rates. The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (1) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (2) entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property that generates such income or gain), or (3) that hedges against transactions described in clause (1) or (2) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (1) or (2), and which complies with certain identification requirements, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, which could result in greater risks associated with interest rate or other changes than we would otherwise incur.

Investments in Loans and Preferred Equity

Except as provided below, in cases where a mortgage loan is secured by both real property and other property, if the outstanding principal balance of a mortgage loan during the year exceeds the value of the real property securing the loan at the time we committed to acquire the loan, which may be the case, for instance, if we acquire a “distressed” mortgage loan, including with a view to acquiring the collateral, a portion of the interest accrued during the year will not be qualifying income for purposes of the 75% gross income test applicable to REITs and a portion of such loan will not be a qualifying real estate asset. Furthermore, we may be required to retest modified loans that we hold to determine if the modified loan is adequately secured by real property as of the modification date. If the IRS were to assert successfully that any mortgage loans we hold were not properly secured by real estate or that the value of the real estate collateral (at the time of commitment or retesting) was otherwise less than the amount of the loan, we could, as mentioned, earn income that is not qualifying for the 75% income test and also be treated as holding a non-real estate investment in whole or part, which could result in our failure to qualify as a REIT. Notwithstanding the foregoing, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset and all interest shall be qualifying income for purposes of the 75% income test if the combined fair market value of the real property and personal property exceeds the balance of the mortgage and the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, even if the real property collateral value is less than the outstanding principal balance of the loan.

The IRS has provided a safe harbor with respect to the treatment of a mezzanine loan as a mortgage loan and therefore as a qualifying asset for purposes of the REIT asset tests. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. However, structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans might not be properly treated as qualifying mortgage loans for REIT purposes.

In addition, we and our subsidiaries may invest in the preferred equity of an entity that directly or indirectly owns real property. If the issuer of the preferred equity is taxed as a partnership or an entity disregarded as separate from its owners for U.S. federal income tax purposes (aside from a qualified REIT subsidiary), we generally will be treated as owning an interest in the underlying real estate for REIT purposes. As a result, absent sufficient controls to ensure that the underlying real property is operated in compliance with the REIT rules, preferred equity investments may jeopardize our compliance with the REIT income and asset tests described above. In addition, the treatment of interest-like preferred returns in a partnership or disregarded entity (other than a qualified REIT subsidiary) also is not clear under the REIT rules and could be treated as non-qualifying income. More importantly, in many cases the status of debt-like preferred equity as debt or equity for tax purposes is unclear. The IRS could challenge our treatment of such preferred equity investment for purposes of applying the REIT income and asset tests and, if such a challenge were sustained, we could fail to continue to qualify as a REIT. In addition, if the issuer of the preferred equity is a corporation for U.S. federal income tax purposes, such preferred equity generally will be a non-qualifying asset unless the issuer is a REIT, our own qualified REIT subsidiary, or TRS.

Tax Aspects of Investments in Partnerships

General. We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. We operate as an Umbrella Partnership REIT, or UPREIT, which is a structure whereby we own a direct interest in the operating partnership, and the operating partnership, in turn, directly or indirectly owns our properties (generally through lower-tier partnerships and disregarded entities, but the operating partnership also may hold properties through lower-tier REITs or TRSs or other taxable corporations).

The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership if the operating partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by the operating partnership in a lower-tier property partnership.

A partnership (that is not a publicly traded partnership taxed as a corporation) is generally not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We are required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership or will be sufficient for us to make the distributions necessary for us to maintain our qualification as a REIT or avoid entity-level taxes. However, as the general partner of the operating partnership, we intend to cause the operating partnership to generally make distributions to us necessary for us to make distributions to our stockholders that will allow us to maintain our qualification as a REIT and to avoid entity-level taxes, but no assurance can be given that the operating partnership will be able to make such distributions.

Generally, an entity with two or more members formed as a partnership or non-corporate entity under state law will be taxed as a partnership for U.S. federal income tax purposes unless it specifically elects otherwise or is treated as a corporation under special rules for “publicly traded partnerships.” Because the operating partnership was formed as a partnership under state law, for U.S. federal income tax purposes, the operating partnership will be treated as a partnership if it has two or more partners and is not treated as a corporation under the publicly traded partnership rules, or a disregarded entity, if it is treated as having one partner. As a result, if the operating partnership becomes wholly owned by us, it will cease to be a partnership for U.S. federal income tax purposes and become a disregarded entity.

Domestic unincorporated entities with more than one owner may be treated as a corporation for U.S. federal income tax purposes, including if the entity is a “publicly traded partnership” that does not qualify for an exemption based on the character of its income. A partnership is a “publicly traded partnership” under Section 7704 of the Code if:

(1)	interests in the partnership are traded on an established securities market; or
(2)	interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.

A partnership whose interests are not traded on an established securities market will not be treated as a publicly traded partnership if it qualifies for certain safe harbors. We intend that the interests in the operating partnership (and any partnership invested in by the operating partnership) will comply with a “safe harbor” for partnerships with fewer than 100 partners to avoid being classified as a publicly traded partnership. However, no assurance can be given that the operating partnership or any other partnership in which we indirectly hold an interest will at all times satisfy such safe harbor. We reserve the right to not satisfy any safe harbor.

If the operating partnership has greater than 100 partners for U.S. federal income tax purposes and did not meet any other safe harbor to avoid being treated as a publicly traded partnership, there is a risk that the right of a holder of operating partnership common units to redeem the units for cash (or common stock at our option) could cause operating partnership common units to be considered readily tradable on the substantial equivalent of a secondary market. If the operating partnership is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income has consisted of and will consist of “qualifying income” under Section 7704 of the Code. Qualifying income generally includes real property rents and other types of passive income. The income requirements applicable to REITs under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences will cause the operating partnership to fail the 90% gross income test applicable to publicly traded partnerships. However, there is sparse guidance as to the proper interpretation of this 90% gross income test, and thus it is possible that differences will arise that prevent us from satisfying the 90% gross income test.

If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

Income Taxation of Partnerships and their Partners. Although a partnership agreement generally will determine the allocation of a partnership’s income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury Regulations if the allocations do not have “substantial economic effect” and are not otherwise consistent with the partners’ interests in the partnership. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership agreement comply with the requirements of Code Section 704(b) and the Treasury Regulations.

In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. With respect to any property purchased by the operating partnership, such property generally will have an initial tax basis equal to its fair market value, and accordingly, Code Section 704(c) will not apply, except as described further below in this paragraph. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

Some expenses incurred in the conduct of the operating partnership’s activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Congress recently revised the rules applicable to federal income tax audits of partnerships (such as the operating partnership) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, especially with respect to partners that are REITs (such as us), and it is not clear at this time what effect this new legislation will have on us. However, these changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a federal income tax audit of the operating partnership or one of its subsidiary partnerships.

U.S. Federal Income Tax Considerations for Holders of Our Stock

The following summary describes the material U.S. federal income tax considerations to you of purchasing, owning and disposing of our stock. This summary assumes you hold shares of our stock as a “capital asset” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the U.S. federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

(1)	financial institutions, banks and thrifts;
(2)	insurance companies;
(3)	tax exempt entities (except to the extent discussed in “—Taxation of Tax-Exempt Holders of Our Stock”);
(4)	“S” corporations;
(5)	traders in securities that elect to mark-to-market;
(6)	partnerships, pass-through entities and persons holding our stock through a partnership or other pass-through entity;
(7)	individual holders subject to the alternative minimum tax;
(8)	regulated investment companies and REITs;
(9)	non-U.S. corporations or partnerships, and persons who are not residents or citizens of the United States;
(10)	broker-dealers or dealers in securities or currencies;
(11)	U.S. expatriates;
(12)	persons holding our stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;
(13)	U.S. persons whose functional currency is not the U.S. dollar; or
(14)	persons who receive our stock through the exercise of employee stock options or otherwise as compensation.

If you are considering purchasing our stock, you should consult your tax advisors concerning the application of U.S. federal income tax laws to your particular situation as well as any consequences of the purchase, ownership and disposition of our stock arising under the laws of any state, local or non-U.S. taxing jurisdiction.

When we use the term “U.S. holder,” we mean a holder of shares of our stock who, for U.S. federal income tax purposes, is:

(1)	an individual who is a citizen or resident of the United States;
(2)	a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia unless, in the case of a partnership, Treasury regulations provide otherwise;
(3)	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
(4)	a trust, if (a) a court within the United States is able to exercise primary supervision over its administration, and one or more U.S. persons, for U.S. federal income tax purposes, have the authority to control all of its substantial decisions, or (b) it has a valid election in place to be treated as a U.S. person.

If you hold shares of our stock and are not a U.S. holder, a partnership or an entity classified as a partnership for U.S. federal income tax purposes, you are a “non-U.S. holder.”

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds shares of our stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding shares of our stock are encouraged to consult their tax advisors.

Taxation of Taxable U.S. Holders of Our Stock.

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “—Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations, nor, except to the extent provided in “—Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

To the extent that we make distributions on our stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gains amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:

(1)	include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;
(2)	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;
(3)	receive a credit or refund for the amount of tax deemed paid by it;
(4)	increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and
(5)	in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated by the IRS.

Net Operating Losses. Holders may not include in their individual income tax returns any of our net operating or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. holder of our stock will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder may elect to treat capital gain dividends, capital gains from the disposition of our stock and income designated as qualified dividend income, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by our company, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Stock. A U.S. holder that sells or disposes of shares of stock will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares of stock for tax purposes. Except as provided below, this gain or loss will be long-term capital gain or loss if the holder has held such stock for more than one year. However, if a U.S. holder recognizes loss upon the sale or other disposition of stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.

Tax Rates. The maximum tax rate for non-corporate taxpayers for long-term capital gains, including certain “capital gain dividends,” is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate). Capital gain dividends will only be eligible for the rates described above to the extent they are properly designated by us as “capital gain dividends.” In general, dividends payable by a REIT that are not “capital gains dividends” are subject to tax at the tax rates applicable to ordinary income, the maximum rate of which for non-corporate taxpayers is currently 37%, absent future legislative change. Dividends that a REIT properly designates as “qualified dividend income,” however, are subject to a maximum tax rate of 20% in the case of non-corporate taxpayers. In general, dividends payable by a REIT are only eligible to be taxed as qualified dividend income to the extent that the taxpayer satisfies certain holding requirements with respect to the REIT’s stock and the REIT’s dividends are attributable to dividends received by the REIT from certain taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). In addition, certain U.S. stockholders that are individuals, estates or trusts are required to pay an additional 3.8% Medicare tax on, among other things, dividends and capital gains from the sale or other disposition of stock. Prospective investors should consult their tax advisors regarding the tax rates applicable to them in light of their particular circumstances.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:

(1)	is “substantially disproportionate” with respect to the U.S. stockholder;
(2)	results in a “complete termination” of the U.S. stockholder’s stock interest in us; or
(3)	is “not essentially equivalent to a dividend” with respect to the U.S. stockholder,

in each case within the meaning of Section 302(b) of the Code.

In determining whether any of these tests has been met, shares of our capital stock, including the common stock and other equity interests in us, considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. stockholder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. stockholder depends upon the facts and circumstances at the time that the determination must be made, U.S. stockholders are advised to consult their tax advisors to determine such tax treatment.

If a redemption or repurchase of shares of our stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. stockholder’s adjusted basis in the redeemed or repurchased shares of the stock for tax purposes generally will be transferred to its remaining shares of our stock, if any. If a U.S. stockholder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely. Proposed Treasury regulations issued in 2009, if enacted in their current form, would affect the basis recovery rules described above. It is not clear whether these proposed regulations will be enacted in their current form or at all. Prospective investors should consult their tax advisors regarding the federal income tax consequences of a redemption or repurchase of our stock.

If a redemption or repurchase of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under “—Dispositions of Our Stock.”

Foreign Accounts. Certain payments made to “foreign financial institutions” in respect of accounts of U.S. holders at such financial institutions may be subject to withholding at a rate of 30%. U.S. holders should consult their tax advisors regarding the effect, if any, of this withholding provision on their ownership and disposition of our stock and the effective date of such provision. See “—Foreign Accounts.”

Information Reporting and Backup Withholding. We are required to report to our U.S. holders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a U.S. holder may be subject to backup withholding with respect to dividends paid unless the U.S. holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status. See “—Taxation of Non-U.S. Holders of Our Stock.”

Taxation of Tax-Exempt Holders of Our Stock

Dividend income from us and gain arising upon a sale of our shares of stock generally will not be unrelated business taxable income to a tax-exempt holder, except as described below. This income or gain will be unrelated business taxable income, however, if a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

For tax-exempt holders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on the transfer and ownership of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, we cannot guarantee that this will always be the case.

Taxation of Non-U.S. Holders of Our Stock

The following discussion addresses the rules governing U.S. federal income taxation of the purchase, ownership and disposition of our stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws on the purchase, ownership, and disposition of shares of our stock, including any reporting requirements.

Distributions Generally. Distributions that are neither attributable to gain from sales or exchanges by us of U.S. real property interests, or “USRPIs,” nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (through a U.S. permanent establishment, where applicable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. If such a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed on distributions, and also may be subject to the 30% branch profits tax in the case of a corporate non-U.S. holder.

Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

(1)	a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN (or Form W-8BEN-E, as applicable) evidencing eligibility for that reduced treaty rate; or
(2)	the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted basis of the holder’s stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted basis in such stock, they will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. Under FIRPTA (discussed below), we may be required to withhold 15% of the portion of any distribution that exceeds our current and accumulated earnings and profits. That being said, for withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of USRPIs. Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of USRPIs, generally should not be subject to U.S. federal income taxation, unless:

(1)	the investment in our stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business (through a U.S. permanent establishment, where applicable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a non-U.S. corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty, as discussed above; or
(2)	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act of 1980, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to any applicable alternative minimum tax, and any non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock which is “regularly traded” on an established securities market located in the U.S. is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded holders of our stock that meet certain record-keeping and other requirements (“qualified stockholders”) are exempt from FIRPTA, except to the extent owners of such qualified holders that are not also qualified holders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders of our stock should consult their tax advisors regarding the application of these rules.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by us as retained net capital gains in respect of the stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders would be able to offset as a credit against their U.S. federal income tax liability resulting from their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability, provided the non-U.S. holder furnishes required information to the IRS on a timely basis. If we designate any portion of our net capital gain as retained net capital gain, a non-U.S. stockholder should consult its tax advisor regarding the taxation of such retained net capital gain.

Sale of Our Stock. Except as described below, gain recognized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our stock generally will not be subject to U.S. taxation unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “U.S. real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a U.S. person unless the REIT has actual knowledge that such person is not a U.S. person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock may become publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our stock is treated as effectively connected with the non-U.S. holder’s U.S. trade or business (through a U.S. permanent establishment, where applicable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax or such lower rate as may be specified by an applicable income tax treaty, or (b) the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (reduced by certain capital losses). In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). The preceding sentence shall not apply to a non-U.S. holder if the non-U.S. holder did not own more than 5% of the stock at any time during the one-year period ending on the date of the distribution described in clause (1) of the preceding sentence and the class of stock is “regularly traded,” as defined by applicable Treasury regulations.

Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our stock, gain arising from the sale or other taxable disposition by a non-U.S. holder of such stock would not be subject to U.S. taxation under FIRPTA as a sale of a USRPI if:

(1)	such class of stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the NYSE American; and
(2)	such non-U.S. holder owned, actually and constructively, 10% or less of such class of stock throughout the shorter of the five-year period ending on the date of the sale or exchange or the non-U.S. holder’s holding period.

In addition, dispositions of our stock by qualified stockholders are exempt from FIRPTA, except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our stock. An actual or deemed disposition of our stock by such stockholders may also be treated as a dividend. Furthermore, dispositions of our stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.

If gain on the sale, exchange or other taxable disposition of our stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our stock were subject to taxation under FIRPTA, and if shares of the applicable class of our stock were not “regularly traded” on an established securities market, the purchaser of such stock would be required to withhold and remit to the IRS 15% of the purchase price.

Redemption or Repurchase by Us. A redemption or repurchase of shares of our stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “—Taxation of Taxable U.S. Holders of Our Stock—Redemption or Repurchase by Us.” If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “—Taxation of Non-U.S. Holders of Our Stock—Distributions Generally.” If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “—Taxation of Non-U.S. Holders of Our Stock—Sale of Our Stock.”

Information Reporting Requirements and Backup Withholding. We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a holder of our stock may be subject to backup withholding with respect to distributions unless the holder:

(1)	is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or
(2)	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding generally may be claimed as a credit against the holder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any holders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. holder provided that the non-U.S. holder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption that occurs outside the U.S. by a non-U.S. holder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. holder of stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. holder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the holder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Holders of our stock should consult their own tax advisers regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Additional Withholding Tax on Payments Made to Foreign Accounts. Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities (including payments to U.S. holders who hold shares of our stock through such a foreign financial institution or non-U.S. entity). Specifically, a 30% withholding tax may be imposed on dividends on our stock, interest on our debt securities, or gross proceeds from the sale or other disposition of our stock or debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury under which it undertakes, among other things, to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under applicable Treasury regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our stock or interest on our debt securities. While withholding under FATCA would have also applied to payments of gross proceeds from the sale or other disposition of such stock or debt securities, proposed Treasury regulations eliminate FATCA withholding on gross proceeds entirely. Taxpayers may generally rely on these proposed regulations until final Treasury regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or debt securities.

Possible Legislative or Other Actions Affecting Tax Consequences

Prospective stockholders should recognize that the present U.S. federal income tax treatment of an investment in us may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process, the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in U.S. federal tax laws and interpretations of these laws could adversely affect the tax consequences of your investment.

ERISA CONSIDERATIONS

The following discussion summarizes certain considerations under ERISA and Section 4975 of the Code that may be relevant to prospective investors that are employee benefit plans, IRAs, or other retirement arrangements. The Company intends to operate so that its assets will not be treated as “plan assets” for purposes of ERISA or Section 4975 of the Code, including by monitoring ownership by benefit plan investors and relying primarily on the 25% limitation described below. Each prospective investor that is subject to ERISA, Section 4975 of the Code, or similar laws should consult its own legal, tax, financial, and other advisors before investing.

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in shares of our common stock (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making shares of our common stock available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments, and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In determining whether an investment in shares of our common stock (or making our shares available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of shares of our common stock, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither the Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in shares of our common stock by the ERISA Plan (or making such shares available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in shares of our common stock is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (“IRAs”) and non-ERISA Keogh plans (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in shares of our common stock (or to make our shares available for investment under a Participant-Directed Plan) may already maintain a relationship with the Manager or one or more of its affiliates, as a result of which the Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if the Manager or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in shares of our common stock should consult with their counsel to determine whether an investment in shares of our common stock would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.

If our assets were considered to be assets of a Plan (referred to herein as “Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

(1)	in securities issued by an investment company registered under the Investment Company Act;
(2)	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;
(3)	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or
(4)	in which equity participation by “benefit plan investors” is not significant (i.e., under 25%).

The shares will constitute “Common Stock” for purposes of the Plan Assets Regulation, and the shares may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the shares will not be issued by a registered investment company.

The 25% Limit. Under the Plan Assets Regulation, and assuming no other exemption applies, an entity’s assets would be deemed to include “plan assets” subject to ERISA on any date if, immediately after the most recent acquisition of any Common Stock in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors” (the “25% Limit”). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). Accordingly, our assets generally would not be considered to be “plan assets” for purposes of ERISA so long as the 25% Limit is not exceeded. The Company intends to monitor ownership by benefit plan investors for purposes of complying with the Plan Assets Regulation and maintaining its intended status thereunder. The Company intends to rely on the exception under the Plan Assets Regulation pursuant to which the Company’s assets will not be treated as plan assets if participation by benefit plan investors remains below the applicable 25% threshold.

IRAs. The Company reserves the right to take such lawful actions as it determines to be appropriate to address circumstances involving investments by IRAs or other arrangements subject to Section 4975 of the Code that could cause the Company’s assets to be treated as plan assets under ERISA or Section 4975 of the Code, although no assurance can be given that any such actions would be available or effective in all circumstances.

The Company intends to rely primarily on the exception under the Plan Assets Regulation pursuant to which the Company’s assets will not be treated as plan assets if participation by benefit plan investors remains below the applicable 25% threshold. The discussion below regarding operating companies, including real estate operating companies (“REOCs”) and venture capital operating companies (“VCOCs”), is provided solely to describe certain alternative exceptions that may be available under the Plan Assets Regulation in particular circumstances and should not be interpreted as a statement regarding the Company’s current reliance on any such exception.

Operating Companies. Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”) or a venture capital operating company (“VCOC”). An entity is a REOC if: (i) on its “initial valuation date and on at least one day within each annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12-month period. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments,” and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

If the 25% Limit is exceeded, we may seek to operate in a manner that will enable us to qualify as a VCOC or a REOC or to satisfy another available exception to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute “plan assets” for purposes of ERISA. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute “plan assets” under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may seek to take such lawful actions as we determine appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in shares of our common stock.

As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of the Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in shares of our common stock.

Neither the Company, the Manager, nor any of their respective affiliates is undertaking to provide impartial investment advice or to give advice in a fiduciary capacity within the meaning of ERISA, the Code, or any other applicable law in connection with the offering, purchase, or holding of shares of our common stock. The Company, the Manager, and their respective affiliates may have financial interests in connection with the offering and the investment activities of the Company, including the receipt of management fees, expense reimbursements, performance-based compensation (if any), and other amounts payable pursuant to the Company’s governing documents and related arrangements.

Accordingly, each fiduciary of a Plan, and each investor that is subject to ERISA and/or Section 4975 of the Code, should consult with its own legal, tax, financial, and other advisors as such fiduciary or investor deems appropriate in determining whether an investment in shares of our common stock is suitable for, and permissible under, the terms of the applicable Plan and under applicable law.

Form 5500. Plan administrators of ERISA Plans that acquire shares may be required to report compensation, including indirect compensation, paid in connection with the ERISA Plan’s investment in shares on Schedule C of Form 5500 (Annual Return/Report of Employee Benefit Plan). The descriptions in this offering circular of fees and compensation, including the fees paid to the Manager, are intended to satisfy the disclosure requirement for “eligible indirect compensation,” for which an alternative reporting procedure on Schedule C of Form 5500 may be available.

PLAN OF DISTRIBUTION

The Offering

We are offering up to $75,000,000 of our Shares pursuant to this offering circular. Initially, our Shares will be offered directly by our officers and the officers of the Manager on an ongoing and continuous basis. The officers who will be offering the Shares are not deemed to be brokers under Rule 3a4-1 of the Securities Exchange Act of 1934, as amended. In accordance with the provisions of Rule 3a4-1(a), officers who sell Shares will not be compensated by commission, will not be associated with any broker or dealer and will limit their activities so that, among other things, they do not engage in oral solicitations of, and comply with certain specified limitations when responding to inquiries from, potential purchasers. As of the date of this offering circular, the Company has not retained any placement agent to engage in the sale of the Shares but may do so in the future in accordance with applicable securities laws.

We will commence this offering promptly following the qualification of the offering statement of which this offering circular forms a part and will continue through the earliest of (1) December 31, 2027, which date may be extended in our sole discretion, (2) the date upon which all $75,000,000 in Shares have been sold or (3) the date on which we terminate this offering, in our sole discretion. Subscription proceeds will be held in escrow in a segregated account until closing; however, investors will not have the ability to revoke their subscriptions prior to closing. The Initial Closing will occur at such time as we have received subscriptions for the Minimum Amount. Following the Initial Closing, Subsequent Closings will occur on the final business day of each calendar quarter.

We are permitted to generally solicit investors nationwide by use of various advertising mediums, such as print, radio, television, and the Internet. We plan to primarily use the Internet through a variety of existing Internet advertising mechanisms, such as search engine marketing, paid search advertising, search engine optimization, and other digital advertising methods (e.g., placement on Yahoo and Google). As a result, it is anticipated that Internet traffic will arrive at a section of our website where prospective investors, who must register on our website and live in jurisdictions where the Shares are permitted to be offered and sold, can find additional information regarding this offering and may initiate a purchase of the Shares in compliance with the Subscription Agreement.

This offering circular will be furnished to prospective investors upon their request electronically in PDF format and will be available for viewing and download 24 hours per day, seven days per week on our website, as well as on the SEC’s website at www.sec.gov.

Prospective investors will be directed to a designated portion of our website containing additional information regarding this offering. Investors who reside in jurisdictions where the Shares may legally be offered and sold and who complete the required registration process may submit a subscription in accordance with the Subscription Agreement.

Upon settlement, the investor will become a stockholder for all purposes, including tax purposes, and the Shares will be issued. Settlement will not occur until the investor’s subscription funds have cleared and the Company has accepted the subscription.

We have the right to reject any investor’s subscription in whole or in part only if we determine, acting reasonably and in accordance with applicable law, that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If the offering terminates or if any prospective investor’s subscription is rejected, all funds received from such investors will be returned without interest or deduction.

The Transfer Agent

We have engaged Colonial Stock Transfer Company, Inc. to serve as our transfer agent and registrar. We expect to pay Colonial Stock Transfer Company, Inc. between $100 and $1,000 per month for its transfer agent services, depending on the number of stockholders.

Purchase Price per Share

The per Share purchase price for Shares will be equal to $20.00 until twelve months following the Initial Closing of this offering; however, our board of directors may determine to commence adjusting the Transaction Price at an earlier time. Thereafter, the offering price will be represented by the then-current “Transaction Price.” The “Transaction Price” generally will be the most recently determined NAV per Share; however, we may offer Shares at a price that we believe reflects the NAV per Share more appropriately than the prior quarter’s NAV per Share, including by updating a previously disclosed Transaction Price, in cases where we believe there has been a material change (positive or negative) to our NAV per Share since the end of the prior quarter. Until we commence quarterly valuations, the Transaction Price will be $20.00. Thereafter, the Transaction Price generally will equal the NAV per Share determined on a quarterly basis. See “—Valuation Policies” for additional information regarding the determination of our NAV per Share.

Subscription Agreement

The forms of subscription agreement that investors will use to subscribe for the purchase of Shares in this offering are included as exhibits to the offering statement of which this offering circular forms a part. Completed subscription agreements will be submitted in accordance with the instructions contained in the subscription agreement. The subscription agreement requires all investors subscribing for Shares to make the following certifications or representations:

●	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

●	you meet the minimum income, net worth and any other applicable suitability standards established for you, as described in the “Investment Criteria” section of this offering circular;

●	you are purchasing the Shares for your own account; and

●	you acknowledge that there is no public market for the Shares and, thus, your investment in Shares is not liquid.

These certifications and representations assist the Company in determining investor eligibility, complying with applicable securities laws, and obtaining information necessary for tax reporting. We will not accept your subscription unless you are able to make the above certifications and representations by executing the subscription agreement. By executing the subscription agreement, you will not, however, be waiving any rights you may have under the federal securities laws.

Minimum Investment

In order to purchase Shares in this offering, you must initially acquire at least 25 Shares, regardless of the then-applicable Transaction Price, unless waived by the Company. Thereafter, subject to restrictions imposed by state law, you may purchase additional Shares in whole or fractional Shares subject to a minimum additional purchase of 25 Shares. You should carefully read the minimum investment requirements explained in the “Investment Criteria” section of this offering circular.

Suitability

The Company and any soliciting dealers or registered investment advisers that recommend the purchase of Shares in this offering have the responsibility to make every reasonable effort to determine that your purchase of the Shares in this offering is a suitable and appropriate investment for you based on the information you provide regarding your financial situation and investment objectives. In making this determination, such persons have the responsibility to ascertain that you:

●	meet the minimum income and net worth standards set forth under “Investment Criteria” in this offering circular;

●	can reasonably benefit from an investment in our Shares based on your overall investment objectives and portfolio structure;

●	are able to bear the economic risk of the investment based on your overall financial situation;

●	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this offering circular of an investment in our Shares; and

●	have an apparent understanding of:

-	the fundamental risks of the investment;

-	the risk that you may lose your entire investment;

-	the lack of liquidity of our Shares;

-	the restrictions on transferability of our Shares; and

-	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation, and other investments as well as any other pertinent factors. Any soliciting dealers and registered investment advisors recommending the purchase of Shares in this offering must maintain, for a six-year period, records of the information used to determine that an investment in Shares is suitable and appropriate for you.

Valuation Policies

We set our initial offering price at $20.00 per Share, which will be the purchase price of our Shares until 12 months after the Initial Closing of this offering. Thereafter, the per Share purchase price will be adjusted quarterly. Effective January 1, April 1, July 1 and October 1 of each year, the per Share purchase price will be equal to our NAV divided by the number of Shares outstanding as of the close of business on the last business day of the prior fiscal quarter.

Beginning twelve months after the Initial Closing of this offering, we will file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per Share applicable for such fiscal quarter. Except as otherwise set forth in this offering circular, we will disclose, on a quarterly basis in an offering circular supplement filed with the SEC, the principal valuation components of our NAV.

Our NAV per Share will be calculated by our Manager at the end of each fiscal quarter, subject to approval by our board of directors, on a fully diluted basis, beginning twelve months after the Initial Closing of this offering using a process that reflects several components, including (1) estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, discount rates, net operating income, and (b) in certain instances individual appraisal reports of the underlying real estate provided by an independent valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) accruals of our periodic dividends and (4) estimated accruals of our operating revenues and expenses.

Specifically, the Manager will calculate NAV primarily utilizing a discounted cash flow methodology and will then compare that NAV estimate to a valuation utilizing a comparable sales methodology, to ensure no material variances exist. Both the discounted cash flow methodology and the comparable sales methodology are summarized below.

Discounted Cash Flow Methodology — The Manager estimates NAV of the Company’s ownership interest in an investment based on a forecasted cash flow stream to the Company (including a contemplated disposition) discounted to present value at a risk adjusted rate. Yield rates, disposition capitalization rates, and growth assumptions are derived from market transactions as well as other financial and industry data. The discount rate utilized to establish fair value is intended to reflect the leveraged return required of a third-party stockholder acquiring the Company’s ownership interest at the date of the valuation. The discount rate is also intended to reflect key risk factors associated with real estate properties under development, redevelopment, repositioning, or stabilization, including entitlement risk, construction risk, leasing/sales risk, operation expense risk, credit risk, capital market risk, pricing risk, event risk and valuation risk. Additionally, the fair value is intended to include the timely recognition of estimated entrepreneurial profit after such consideration.

Comparable Sales Methodology — The Manager also estimates NAV of the Company’s ownership interest in an investment based on completed sales and/or quoted prices in active marketing of comparable assets. Comparable sales are identified by reviewing recent sales of similar vintage in a defined geographic region that are comparable in quality of improvements and tenancy. From the real estate property fair value, the Manager estimates the NAV of the Company’s ownership interest by reducing the real estate property value by (i) any ownership liabilities (i.e., senior loans, secured and unsecured creditors, etc.) and (ii) the ownership interest and/or profit participation of any other members in the applicable venture.

We expect that the NAV calculations described above will primarily be undertaken by the Manager’s internal accountants. Members of the Manager’s real estate team have extensive expertise as real estate fund managers, real estate property managers, financial analysts, accountants and real estate market research consultants. These team members have extensive direct experience in the acquisition, asset management, development, construction, financing, and valuation of commercial real estate assets.

In instances where we determine that an independent appraisal of the real estate asset is necessary, including, but not limited to, instances where the Manager is unsure of its ability on its own to accurately determine the estimated values of our commercial real estate assets and investments, or instances where third party market values for comparable properties are either nonexistent or extremely inconsistent, we may engage an appraiser that has expertise in appraising commercial real estate assets, to act as our independent valuation expert. The independent valuation expert will not be responsible for, or prepare, our NAV per Share. However, we may hire a third party to calculate, or assist with calculating, the NAV per Share.

The use of different judgments or assumptions would likely result in different estimates of the value of our real estate assets. Moreover, although we evaluate and provide our NAV per Share on a quarterly basis, our NAV per Share may fluctuate in the interim, so that the NAV per Share in effect for any fiscal quarter may not reflect the precise amount that might be paid for your Shares in a market transaction. Further, our published NAV per Share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Any resulting potential disparity in our NAV per Share may be in favor of either stockholders who redeem their Shares, or stockholders who buy new Shares, or existing stockholders.

Our goal is to provide a reasonable estimate of the NAV per Share on a quarterly basis. However, all of our assets will consist of real estate assets and, as with any commercial real estate valuation protocol, the conclusions reached by the Manager will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in different estimates of the value of our commercial real estate assets and investments. In addition, for any given quarter, our published NAV per Share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the quarterly calculation of our NAV per Share may not reflect the precise amount that might be paid for your Shares in a market transaction, and any potential disparity in our NAV per Share may be in favor of either stockholders who buy new Shares or existing stockholders. However, to the extent quantifiable, if a material event occurs in between quarterly updates of NAV that would cause our NAV per Share to change by 10% or more from the last disclosed NAV, we will disclose the updated NAV per Share and the reason for the change in an offering circular supplement as promptly as reasonably practicable. Note, in addition, that the determination of our NAV is not based on, nor intended to comply with, fair value standards under generally accepted accounting principles and our NAV may not be indicative of the price that we would receive for our assets at current market conditions.

Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, the past performance and experience of the Manager and its affiliates, property brochures, articles and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the advertising, sales and promotional materials may include quotations from third-party publications where permitted by applicable law. Although these materials will not contain information in conflict with the information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Shares, these materials will not give a complete understanding of this offering, us or the Shares and do not constitute part of this offering circular. This offering is made only by means of this offering circular, and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in the Shares.

DIVIDEND REINVESTMENT PLAN

We have adopted a dividend reinvestment plan under which you may elect to have your dividends and other distributions reinvested in additional Shares. The following discussion summarizes the principal terms of the dividend reinvestment plan.

Eligibility

All of our common stockholders are eligible to participate in our dividend reinvestment plan. You must cease participation in our dividend reinvestment plan if you no longer meet the suitability standards or can no longer satisfy the other investor representations set forth in the then-current offering circular or in the subscription agreement. Participants must agree to notify us promptly when they no longer meet these standards. See “Investment Criteria” and the form of subscription agreement included as an exhibit to the offering statement of which this offering circular forms a part.

Election to Participate

You may elect to participate in the dividend reinvestment plan by completing the subscription agreement or another enrollment form approved by the Company. Your participation in the dividend reinvestment plan will become effective after we receive and approve your enrollment form and will begin with the next distribution for which your election is effective. You can choose to have all or a portion of your dividends reinvested through the dividend reinvestment plan. You may also change the percentage of your dividends that will be reinvested at any time by completing a new enrollment form or other form provided for that purpose.

Stock Purchases

Shares will be purchased under the dividend reinvestment plan on the regular distribution payment dates. The reinvestment of dividends under the dividend reinvestment plan may result in the purchase of fractional Shares. The purchase price for Shares purchased under the dividend reinvestment plan will be the Transaction Price in effect at the time of such purchase.

Account Statements

You or your designee will receive a confirmation of your purchases under the dividend reinvestment plan at least quarterly. Your confirmation will disclose the following information:

(1)	each dividend reinvested for your account during the period;
(2)	the date of the reinvestment;
(3)	the number of Shares purchased for your account and the purchase price; and
(4)	the total number of Shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of Shares owned, and the amount of dividends paid during the prior year. We will also provide to all participants in the plan, without charge, all supplements to and updated versions of this offering circular, as required under applicable securities laws.

Use of Proceeds

We expect to use the net proceeds from the sale of Shares under our dividend reinvestment plan to provide funds for the redemption of Shares submitted for redemption under our stockholder redemption plan (see “Description of Capital Stock and Certain Provisions of Maryland Law, Our Charter and Bylaws—Stockholder Redemption Plan”) and for general working capital purposes.

Voting

You may vote all Shares, including fractional Shares, that you acquire through the dividend reinvestment plan.

Tax Consequences of Participation

If you elect to participate in the dividend reinvestment plan and are subject to U.S. federal income taxation, you will incur a tax liability for dividends allocated to you even though you have elected not to receive the dividends in cash but rather to have the dividends reinvested pursuant to the dividend reinvestment plan. Specifically, you will be treated as if you have received the dividends from us in cash and then applied such dividends to the purchase of additional Shares. You will be taxed on the amount of the dividend as a dividend to the extent such distribution is from current or accumulated earnings and profits unless we have designated all or a portion of the dividend as a capital gain distribution. See “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Considerations for Holders of our Stock.”

Termination of Participation

Once enrolled, you may continue to purchase Shares under our dividend reinvestment plan until we have sold all of the Shares in this offering, have terminated this offering, or have terminated the dividend reinvestment plan. You may terminate your participation in the dividend reinvestment plan at any time by providing us with written notice. For your termination to be effective with respect to a particular dividend, we must receive your notice of termination at least 10 days prior to the applicable dividend record date. Otherwise, your termination will become effective with respect to subsequent dividends. Any transfer of your Shares will terminate the participation of those Shares in the dividend reinvestment plan. We will terminate your participation in the dividend reinvestment plan to the extent that a reinvestment of your dividends would cause you to violate the ownership limit contained in our charter unless you have obtained an exemption from the ownership limit from our board of directors.

Amendment or Termination of Plan

We may amend or terminate the dividend reinvestment plan at any time upon at least 30 days’ prior written notice to the participants, except as may be necessary or appropriate to comply with applicable law or the rules or policies of the Securities and Exchange Commission or any other regulatory authority. Notice may be provided in a separate written communication to participants.

LEGAL MATTERS

The validity of the Shares offered hereby will be passed upon for the Company by the Company’s General Counsel.

FINANCIAL STATEMENTS

The consolidated financial statements of the Company for the years ended December 31, 2025 and 2024, and the related notes, have been included in this offering circular with the Independent Auditors’ Report of dbbmckennon, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

Part F/S

NOYACK LOGISTICS INCOME REIT II, INC.

(A Maryland Corporation)

CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2025 and 2024

(With Independent Auditors’ Report Thereon)

F-1

NOYACK LOGISTICS INCOME REIT II, INC.

(A Maryland Corporation)

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2025 and 2024

F-2

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

Noyack Logistics Income REIT, II, Inc.

Opinion

We have audited the accompanying consolidated financial statements of Noyack Logistics Income REIT, II, Inc. and subsidiary (a Maryland corporation, collectively the “Company”), which comprise the consolidated statements of financial condition as of December 31, 2025 and 2024 and the related consolidated statements of operations, stockholder’s deficit, and cash flows for the years ended December 31, 2025 and 2024 and the related notes to the financial statements (collectively referred to as the “financial statements”).

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the periods then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ dbbmckennon

Newport Beach, California

July 17, 2026

F-3

NOYACK LOGISTICS INCOME REIT II, INC.

(A Maryland Corporation)

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

December 31, 2025 and 2024

	December 31,
	2025	2024

ASSETS
Cash and cash equivalents	$4,828	$5,225
Prepaid expenses	523	523
Deferred offering costs	-	13,930
Total assets	$5,351	$19,678

LIABILITIES AND STOCKHOLDER’S DEFICIT
Liabilities:
Accounts payable	$6,515	$591
Due to affiliate	60,418	46,650
Total liabilities	66,933	47,241

Commitments and contingencies (Note 3)

Stockholder’s deficit:
Preferred stock, $0.01 par value: 5,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, $0.01 par value: 95,000,000 shares authorized; 500 shares issued and outstanding	5	5
Additional paid-in capital	9,995	9,995
Accumulated deficit	(71,582)	(37,563)
Total stockholder’s deficit	(61,582)	(27,563)
Total liabilities and stockholder’s deficit	$5,351	$19,678

See accompanying notes to consolidated financial statements.

F-4

NOYACK LOGISTICS INCOME REIT II, INC.

(A Maryland Corporation)

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2025 and 2024

	Year Ended December 31,
	2025	2024

Revenues:	$-	$-

Expenses:
General and administrative	34,019	13,885
Total expenses	34,019	13,885

Net loss	$(34,019)	$(13,885)

Net loss per common share:
Basic	$(68.04)	$(27.77)
Diluted	$(68.04)	$(27.77)

Weighted average number of common shares outstanding:
Basic	500	500
Diluted	500	500

See accompanying notes to consolidated financial statements.

F-5

NOYACK LOGISTICS INCOME REIT II, INC.

(A Maryland Corporation)

CONSOLIDATED STATEMENTS OF STOCKHOLDER’S DEFICIT

For the Years Ended December 31, 2025 and 2024

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholder’s
	Shares	Amounts	Shares	Amounts	Capital	Deficit	Deficit

Balance, December 31, 2023	-	$-	500	$5	$9,995	$(23,678)	$(13,678)
Net loss	-	-	-	-	-	(13,885)	(13,885)
Balance, December 31, 2024	-	$-	500	$5	$9,995	$(37,563)	$(27,563)
Net loss	-	-	-	-	-	(34,019)	(34,019)
Balance, December 31, 2025	-	$-	500	$5	$9,995	$(71,582)	$(61,582)

See accompanying notes to consolidated financial statements.

F-6

NOYACK LOGISTICS INCOME REIT II, INC.

(A Maryland Corporation)

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2025 and 2024

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(34,019)	$(13,885)
Adjustments to reconcile net loss to net cash provided by operating activities:
Write-off of deferred offering costs	16,727	-
Changes in operating assets and liabilities:
Accounts payable	5,924	142
Due to affiliate	13,768	15,293
Net cash provided by operating activities	2,400	1,550

Cash flows from investing activities:
Net cash provided by investing activities	-	-

Cash flows from financing activities:
Deferred offering costs	(2,797)	(6,325)
Net cash used in financing activities	(2,797)	(6,325)

Net decrease in cash and cash equivalents	(397)	(4,775)
Cash and cash equivalents at beginning of year	5,225	10,000
Cash and cash equivalents at end of year	$4,828	$5,225

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

See accompanying notes to consolidated financial statements.

F-7

NOYACK LOGISTICS INCOME REIT II, INC.

(A Maryland Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2025 and 2024

The use of the words “we”, “us”, or “our” refers to Noyack Logistics Income REIT II, Inc. and its wholly owned subsidiary, NL REIT II OP, LP, except where the context otherwise requires.

1.	Organization and Description of Business

Noyack Logistics Income REIT II, Inc. (“NREIT II” or the “Company”), a Maryland corporation, was incorporated on January 20, 2022 (“Inception”). We were initially capitalized on February 7, 2022 and we previously undertook an offering of up to 3,750,000 shares of our $0.01 par value common stock pursuant to Regulation A under the Securities Act, which offering expired on May 15, 2025. We intend to pursue future offerings of our securities to obtain the necessary capital resources to execute our business plan. We intend to focus, either directly or through special purpose entities or joint ventures with other entities on the acquisition, renovation, leasing and management of a diversified portfolio of commercial real estate properties that encompass the supply chain and logistics infrastructure of North America, including dry warehouses, cold storage warehouses, life science buildings and structured parking garages. We generally will seek investments that produce current income. We intend to elect to be treated as a real estate investment trust, or REIT, for federal income tax purposes for our taxable year ending December 31, 2026, or the first year in which we commence material operations. Our board of directors may extend such date until the taxable year ending December 31, 2027.

NREIT II is structured as an umbrella partnership REIT, commonly called an “UPREIT”. As an UPREIT, NREIT II will own substantially all of its assets and conduct substantially all of its operations through NL REIT II OP, LP, its operating partnership and wholly owned subsidiary as of December 31, 2025 and 2024. NREIT II will be the sole general partner of the operating partnership and will have exclusive control over the operating partnership. NREIT II is externally managed by its manager, Noyack Capital LLC (the “Manager”) pursuant to a management agreement between us and the Manager. The Manager will supervise and manage our day-to-day operations and select the properties and real estate-related investments we acquire, subject to the oversight by our board of directors. The Manager will also provide marketing, sales and client services on our behalf. The Manager is affiliated with us in that we and the Manager have common officers, some of whom also own a direct or indirect equity interest in the Manager. The Manager will engage affiliated entities to provide various services to us.

Management’s Plans

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations, expects to incur costs in pursuit of its capital financing plans, and has not generated any revenues or profits through December 31, 2025. For the next twelve months, the Company plans to receive financing from its Manager to cover operational costs, and the Manager is committed to providing funds on an as needed basis. The Company also anticipates raising funds pursuant to one or more future public or private offerings of its securities, which we expect will include seeking to obtain qualification of an offering statement with the Securities and Exchange Commission. The proceeds of any such future offerings, if and when received, are expected to allow the Company to start executing its business plan. Prior to receiving such proceeds, costs to continue operating the business are minimal and the Company’s management believes the Manager will continue to cover such costs. Accordingly, management believes substantial doubt about the Company’s ability to continue as a going concern is alleviated.

F-8

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements and related notes have been prepared on the accrual basis of accounting and conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) and Article 8 of Regulation S-X of the rules and regulations of the SEC. The consolidated financial statements include the accounts of NREIT II and its wholly owned subsidiary, as defined in Note 1. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the consolidated financial statements, in conformity with U.S. GAAP, requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Risks and Uncertainties

The Company has a limited operating history. The Company’s business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company’s control could cause fluctuations in these conditions. These adverse conditions could affect the Company’s financial condition and the results of its operations.

Cash and Cash Equivalents

The Company considers all highly liquid holdings with maturities of three months or less at the time of purchase to be cash equivalents. The Company had no cash equivalents as of December 31, 2025 and 2024.

Since Inception, we have maintained cash balances within federally insured limits. We have not experienced any losses in such accounts and believe we are not exposed to any significant financial and/or cash management risk.

Real Estate Held for Investment

As of December 31, 2025 and 2024, we have neither purchased nor contracted to purchase any investments. The Manager has not identified any real estate or real estate-related investments in which it is probable that we will invest.

F-9

Real estate assets will be stated at the lower of depreciated cost or fair value, if deemed impaired. Major replacements and betterments are capitalized and depreciated over their estimated useful lives. Depreciation is computed on a straight-line basis over the useful lives of the properties. We will continually evaluate the recoverability of the carrying value of our real estate assets using the methodology prescribed in ASC Topic 360, “Property, Plant and Equipment.” Factors considered by management in evaluating impairment of its existing real estate assets held for investment include significant declines in property operating profits, annually recurring property operating losses and other significant adverse changes in general market conditions that are considered permanent in nature. Under ASC Topic 360, a real estate asset held for investment is not considered impaired if the undiscounted, estimated future cash flows of an asset (both the annual estimated cash flow from future operations and the estimated cash flow from the theoretical sale of the asset) over its estimated holding period are in excess of the asset’s net book value at the balance sheet date. If any real estate asset held for investment is considered impaired, a loss is provided to reduce the carrying value of the asset to its estimated fair value.

Real Estate Held for Sale

We may periodically classify real estate assets as held for sale. An asset is classified as held for sale after the approval of management and after an active program to sell the asset has commenced. Upon the classification of a real estate asset as held for sale, the carrying value of the asset is reduced to the lower of its net book value or its estimated fair value, less costs to sell the asset. Subsequent to the classification of assets as held for sale, no further depreciation expense is recorded.

Cost Capitalization

A variety of costs are incurred in the acquisition and development of properties such as costs of acquiring a property, development costs, construction costs, interest costs, real estate taxes, salaries and related costs, and other costs incurred during the period of development. After determination is made to capitalize a cost, it is allocated to the specific component of a project that is benefited. Determination of when a development project is substantially complete, and capitalization must cease, involves a degree of judgment. Our capitalization policy on development properties is guided by ASC Topic 835-20 “Interest - Capitalization of Interest” and ASC Topic 970 “Real Estate - General.” We cease capitalization of costs upon completion.

Deferred Offering Costs

The Company complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to stockholder’s deficit upon the completion of an offering or to expense if the offering is not completed. The Company will reimburse the Manager for any offering costs incurred by the Manager from the proceeds from the offering. As of December 31, 2024, $13,930 of offering costs had been capitalized. On May 15, 2025, $16,727 of deferred offering costs that had been capitalized to date were charged to expense upon the expiration of the offering. The amount charged to expense includes deferred offering costs incurred during 2025 prior to the expiration of the offering.

Income Taxes

We intend to make an election to be taxed as a REIT, under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code, and we intend to be taxed as such beginning with our taxable year ending December 31, 2026, or the first year in which we commence material operations. Our board of directors may extend such date until the taxable year ending December 31, 2027. As of December 31, 2025, we have not yet qualified as a REIT. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to currently distribute at least 90% of our ordinary taxable income to stockholders. As a REIT, we generally will not be subject to federal income tax on taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will then be subject to federal income taxes on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for federal income tax purposes for four years following the year during which qualification is lost unless the IRS grants us relief under certain statutory provisions. Such an event could materially adversely affect our net income and net cash available for distribution to stockholders.

F-10

Revenue Recognition

ASC Topic 606, “Revenue from Contracts with Customers,” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers.

Revenues will be recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied.

No revenue has been earned or recognized through December 31, 2025.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

3.	Commitments and Contingencies

Litigation

We are not presently subject to any material litigation nor, to our knowledge, is any material litigation threatened against us, which if determined unfavorably to us, would have a material adverse effect on our consolidated financial position, results of operations or cash flows.

F-11

4.	Related Party Transactions

Compensation to the Manager and its Affiliates

Since Inception, the Manager has paid various operational costs and offering expenses on our behalf. As of December 31, 2025 and 2024, $60,418 and $46,650, respectively, was due to the Manager related to these costs. Such amounts are non-interest bearing and due on demand.

The Manager and its affiliates are entitled to receive fees, compensation and distributions as set forth below.

The Manager will be reimbursed for organization and offering expenses associated with any future offering, as disclosed in Note 1.

The Manager will be reimbursed for reasonable and necessary expenses paid or incurred by the Manager in connection with the operation of NREIT II, including any legal and accounting costs, and any costs incurred in connection with the acquisition of commercial real estate properties, to be paid from operating revenue.

The Manager shall receive an annual Asset Management Fee in an amount up to 0.75% of the net asset value of NREIT II.

The Manager shall receive a Disposition Fee in an amount up to 1.0% of the gross sales price of each property in connection with any sale, exchange or other disposition of the applicable property.

Cash distributions will be made by NREIT II at such time and in such amounts as determined by our board of directors at its sole discretion. 100% of distributions by NL REIT II OP, LP in any calendar year will be made to the partners, including NREIT II.

The Manager shall receive an incentive fee, disclosed in Note 6, upon the liquidation of our assets, a merger or other combination into a publicly-traded entity or other liquidity event, including an initial public offering.

F-12

5.	Stockholder’s Equity

Preferred Stock

Our charter authorizes us to issue 5,000,000 shares of our $0.01 par value preferred stock. We may increase the number of shares of preferred stock without stockholder consent. Our charter also authorizes our board of directors to designate and issue one or more classes or series of preferred stock without approval of the holders of the common stock. Our board of directors may determine the relative rights, preferences, and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences, and privileges attributable to the common stock.

Common Stock

Our charter authorizes us to issue 95,000,000 shares of our $0.01 par value common stock. We may increase the number of shares of common stock without stockholder consent.

6.	Subordinated Participation in Disposition Proceeds

Upon the liquidation of our assets, a merger or other combination into a publicly-traded entity or other liquidity event, including an initial public offering, we will pay the Manager an incentive fee equal to 50% of the amount by which (a) the value of the shares of common stock as established in any such transaction, plus the total of all distributions paid by NREIT II to our stockholders from inception until the date such value is determined exceeds (b) the sum of (1) the product of the number of shares of common stock issued prior to such transaction multiplied by the issue prices paid by the stockholders (the “Gross Investment Amount”) and (2) the amount of cash flow necessary to generate a 15% internal rate of return on our stockholder’s Gross Investment Amount from our inception until the date such value is determined.

7.	Subsequent Events

NREIT II has evaluated subsequent events through July 17, 2026, the date the consolidated financial statements were available to be issued. There were no material subsequent events that required recognition or additional disclosure in these consolidated financial statements.

F-13

PART III – EXHIBITS

Item 16. Index to Exhibits and Item 17. Description of Exhibits

Exhibit No.	Description of Exhibit

2.1	Articles of Incorporation
2.2	Bylaws
4.1	Form of Subscription Agreement
6.1	Form of Management Agreement
11.1	Consent of dbbmckennon
11.2	Consent of Kenneth Betts (included in Exhibit 12.1)
12.1	Opinion of Kenneth Betts

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 17, 2026.

NOYACK LOGISTICS INCOME REIT II, INC.

By:	/s/ Charles J. Follini
Name:	Charles J. Follini
Title:	Chief Executive Officer

This offering statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles J. Follini	Director and Chief Executive Officer	July 17, 2026
Charles J. Follini

/s/ Stephen I. Robie	Director and Chief Financial Officer	July 17, 2026
Stephen I. Robie